                                                                     EXHIBIT 2.2


                                                                  EXECUTION COPY

                         ============================

                    RECAPITALIZATION AGREEMENT AND CONSENT

                         ============================

                                 by and among

                            EARTHWATCH INCORPORATED

                                      and

              EACH OF THE PARTIES SET FORTH ON SCHEDULE 1 HERETO


                           Dated as of April 2, 2001

                               TABLE OF CONTENTS
                               -----------------

                                                                                               Page
                                                                                               ----
Article I    DEFINITIONS.....................................................................     3
     SECTION 1.1   Certain Defined Terms.....................................................     3
Article II   RECAPITALIZATION TRANSACTIONS AND CONSENT.......................................     8
     SECTION 2.1   Recapitalization Transactions and Consent.................................     8
Article III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................................    11
     SECTION 3.1   Incorporation and Authority of the Company................................    11
     SECTION 3.2   Capital Stock.............................................................    11
     SECTION 3.3   Subsidiaries..............................................................    12
     SECTION 3.4   Stockholder Approvals Required............................................    12
     SECTION 3.5   No Conflict...............................................................    12
     SECTION 3.6   Consents and Approvals....................................................    13
     SECTION 3.7   Financial Statements......................................................    13
     SECTION 3.8   Absence of Undisclosed Liabilities and Liens..............................    13
     SECTION 3.9   Absence of Certain Changes or Events......................................    14
     SECTION 3.10  Absence of Litigation.....................................................    14
     SECTION 3.11  Compliance with Laws......................................................    14
     SECTION 3.12  Licenses and Permits......................................................    14
     SECTION 3.13  Sufficiency and Condition of Assets.......................................    15
     SECTION 3.14  Real Property.............................................................    15
     SECTION 3.15  Employee Benefit and Labor Matters........................................    16
     SECTION 3.16  Labor Matters.............................................................    18
     SECTION 3.17  Taxes.....................................................................    18
     SECTION 3.18  Environmental, Health and Safety..........................................    19
     SECTION 3.19  Intellectual Property.....................................................    20
     SECTION 3.20  Material Contracts........................................................    23
     SECTION 3.21  No Solicitation; Exemption from Registration..............................    24
     SECTION 3.22  Insurance.................................................................    24
     SECTION 3.23  Brokers...................................................................    25
     SECTION 3.24  Indenture.................................................................    25
     SECTION 3.25  Transactions with Affiliates..............................................    25
Article IV   REPRESENTATIONS AND WARRANTIES OF THE NOTEHOLDERS...............................    25
     SECTION 4.1   Incorporation and Authority of the Noteholder.............................    25
     SECTION 4.2   Investment Purpose........................................................    25
     SECTION 4.3   No Solicitation...........................................................    27
     SECTION 4.4   Brokers...................................................................    27
Article V    COVENANTS.......................................................................    27
     SECTION 5.1   Charter Amendments........................................................    27
     SECTION 5.2   Issuance of New Series C Preferred Stock..................................    28
     SECTION 5.3   Vendor Financing..........................................................    28
     SECTION 5.4   Satellite Insurance.......................................................    28
     SECTION 5.5   Consents; Reasonable Best Efforts.........................................    29

     SECTION 5.6   Repurchase of Notes.......................................................    29
     SECTION 5.7   Plan of Reorganization....................................................    30
     SECTION 5.8   Confidentiality...........................................................    30
     SECTION 5.9   Security Documents........................................................    30
Article VI   INDEMNIFICATION.................................................................    30
     SECTION 6.1   Survival of Representations and Warranties................................    30
     SECTION 6.2   Indemnification...........................................................    30
     SECTION 6.3   Indemnification Procedures................................................    31
Article VII  TERMINATION AND WAIVER..........................................................    31
     SECTION 7.1   Termination...............................................................    31
     SECTION 7.2   Effect of Termination.....................................................    32
     SECTION 7.3   Waiver....................................................................    32
Article VIII GENERAL PROVISIONS..............................................................    32
     SECTION 8.1   Expenses..................................................................    32
     SECTION 8.2   Survival..................................................................    32
     SECTION 8.3   Notices...................................................................    32
     SECTION 8.4   Public Announcements......................................................    33
     SECTION 8.5   Headings..................................................................    33
     SECTION 8.6   Severability..............................................................    33
     SECTION 8.7   Entire Agreement..........................................................    33
     SECTION 8.8   Assignment................................................................    33
     SECTION 8.9   No Third Party Beneficiaries..............................................    33
     SECTION 8.10  Amendment.................................................................    33
     SECTION 8.11  Governing Law.............................................................    33
     SECTION 8.12  Counterparts..............................................................    34
     SECTION 8.13  Specific Performance......................................................    34

                                   EXHIBITS
                                   --------

     Exhibit A    Terms of Vendor Financing
     Exhibit B-1  Form of New Registration Rights Agreement
     Exhibit B-2  Form of Series C Preferred Registration Rights Agreement
     Exhibit C    Form of Supplemental Indenture
     Exhibit D    Form of Pledge Agreement
     Exhibit E-1 Form of Opinion to be delivered under Section 2.1(a)(ii) Exhibit E-2 Form of Opinion to be delivered under Section 2.1(a)(iv)
     Exhibit F    Form of Intercreditor Acknowledgment
     Exhibit G    Form of Charter Amendments
     Exhibit H-1  Form of Senior Pledge and Security Agreement
     Exhibit H-2  Form of Junior Pledge and Security Agreement
     Exhibit I-1  Form of Opinion to be delivered under Section 5.4  (New York and Delaware law)
     Exhibit I-2  Form of Opinion to be delivered under Section 5.4  (Colorado law)

                                   SCHEDULES
                                   ---------

     Schedule 1   Noteholders

     Schedule 2   Disclosure Schedule
     Schedule 3   Distribution Schedule for New Series C Preferred

     THIS RECAPITALIZATION AGREEMENT AND CONSENT (this "Agreement"), dated as of
                                                        ---------
April 2, 2001, is made by and among EarthWatch Incorporated, a Delaware corporation (the "Company") and each of the parties set forth in Schedule 1 to
                  -------                                        ----------
this Agreement (collectively, the "Noteholders").
                                   -----------

                                   RECITALS

          WHEREAS, on November 21, 2000, the Company announced the failure of its QuickBird 1 remote sensing satellite ("QuickBird 1") to reach the proper
                                           -----------
orbit;

          WHEREAS, as required under the terms of the Indenture, dated as of July 12, 1999 (the "13% Notes Indenture"), between the Company and The Bank of
                    -------------------
New York (the "13% Notes Trustee"), for the Company's 13% Senior Discount Notes
               -----------------
due 2007 (the "13% Notes") and the Amended and Restated Indenture, dated as of
               ---------
April 8, 1999 as supplemented by the Supplemental Indenture, dated as of July 7, 1999 (the "12 1/2% Notes Indenture"), between the Company and The Bank of New
           -----------------------
York, for the Company's 12 1/2% Senior Notes due 2005 (the "12 1/2% Notes"), the
                                                            -------------
Company, pursuant to an Offer to Purchase for Cash dated February 28, 2001 (the "Tender Offer") is making an offer to purchase all outstanding 13% Notes and 12
 ------------
1/2% Notes at their accreted value on the date of repurchase with the approximately $265 million of proceeds from the insurance relating to the QuickBird 1 launch. The Tender Offer is scheduled to expire on April 2, 2001 and all 13% Notes and 12 1/2% Notes validly tendered are expected to be repurchased on April 3, 2001 (the "Tender Payment Date");
                                   -------------------

          WHEREAS, the Noteholders beneficially own the principal amount at maturity of 13% Notes set forth opposite their name on Schedule 1 hereto;
                                                       ----------

          WHEREAS, in order to finance the future operations of the Company, including the construction, launch and operation of the Company's QuickBird 2 remote sensing satellite ("QuickBird 2"), the Company has requested that the
                           -----------
Noteholders refrain from tendering their 13% Notes in the Tender Offer and has requested Ball Aerospace & Technologies Corp., a Delaware corporation (the "Vendor"), to provide the Company with $9 million of financing for the
 ------
construction and launch of QuickBird 2 on substantially the terms set forth on Exhibit A hereto (the "Vendor Financing");
---------              ----------------

          WHEREAS, in consideration for the Noteholders' not tendering their 13% Notes in the Tender Offer, the Company has agreed to effectuate the following transactions (collectively, the "Transactions") on the terms and subject to the
                                 ------------
conditions set forth in this Agreement:

                    (A) Repurchase in the Tender Offer all outstanding 12 1/2% Notes and all outstanding 13% Notes tendered in the Tender Offer;

                    (B) Amend the 13% Notes Indenture pursuant to a Supplemental Indenture (as defined herein) to, among other things, require the Company to (a) obtain launch and in-orbit operations insurance in respect of QuickBird 2 and (b) make an offer to repurchase the 13% Notes at their accreted value on the date of repurchase (i) in the event all elements of the Transactions are not completed, upon the terms and conditions specified in this Agreement, by June 15, 2001, and to consummate such offer to repurchase no later than August

1, 2001 (the "Incomplete Transaction Purchase Date") and (ii) upon the
              -------------------------------------
occurrence of an insured event under the QuickBird 2 Insurance (as defined herein), and to consummate such offer to repurchase no later than 60 days after the commencement thereof;

                    (C) Pledge in favor of The Bank of New York, as collateral agent for the holders of the 13% Notes, United States government securities maturing no later than June 15, 2001, in an aggregate principal amount at least equal to what the Accreted Value (as defined in the 13% Notes Indenture) will be on the Incomplete Transaction Purchase Date for all 13% Notes outstanding after completion of the Tender Offer, pursuant to a Pledge Agreement (as defined herein);

                    (D) Obtain at least $9 million of Vendor Financing from the Vendor;

                    (E) Amend the terms of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (each as defined herein) (a) to give holders of Series A Preferred Stock and Series B Preferred Stock the right to sell to the Company, immediately following the consummation of an offer to repurchase the Notes and the repayment of the Vendor Financing upon the occurrence of an insured event under the QuickBird 2 Insurance, and for a period of not less than 60 days, the Series A Preferred Stock and Series B Preferred Stock held by them, at a purchase price equal to their liquidation preference plus accrued and unpaid dividends thereon, to the extent of any proceeds under the QuickBird 2 Insurance available to the Company for the repurchase thereof, and (b) to extend the period during which the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock may convert those shares into Common Stock (as defined herein) by one year, all as set forth in the Charter Amendments (as defined herein);

                    (F) Issue Series C Preferred Stock in an amount equal to 12% of the Company's capital stock on a fully-diluted, as converted basis, to the Noteholders on a pro-rata basis, based on the principal amount at maturity of the 13% Notes to remain outstanding and held by each Noteholder as set forth on Schedule 1;
   ----------

                    (G) Enter into a Registration Rights Agreement substantially in the form attached hereto as Exhibit B-1 (the "Notes
                                             -----------       -----
Registration Rights Agreement") providing certain registration rights to holders
------------------------------
of the 13% Notes;

                    (H) Enter into the Series C Preferred Registration Rights Agreement (as defined herein), to provide to the Noteholders and their direct and indirect transferees registration rights with respect to shares of Common Stock issuable upon conversion of the Series C Preferred Stock to be issued in the Transactions;

                    (I) Purchase (by paying the initial deposit therefor), simultaneously with or following the completion of all other elements of the Transactions, QuickBird 2 Insurance in an amount no less than $155 million, it being understood that the remaining insurance premiums are to be paid in accordance with the payment schedule under the terms of the QuickBird 2 Insurance; and

                    (J) Pledge the QuickBird 2 Insurance in favor of The Bank of New York, as collateral agent for (i) the holders of the 13% Notes and for the holder of the Vendor Financing, pursuant to a Senior Pledge and Security Agreement (as defined herein) and (ii) the holders of the Series A Preferred Stock and the Series B Preferred Stock, pursuant to a Junior Pledge and Security Agreement (as defined herein);

          WHEREAS, it is the intention of the parties hereto that the Transactions qualify as a "recapitalization" within the meaning of Section 368(a) of the Code (as defined herein) for United States Federal income tax purposes;

          WHEREAS, the Noteholders have agreed to refrain from tendering in the Tender Offer the aggregate principal amount at maturity of 13% Notes set forth opposite their name in Schedule 1 hereto and to consent to amend the 13% Notes
                       ----------
Indenture as set forth in the Supplemental Indenture, on the terms and subject to the conditions of this Agreement;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Company and each of the Noteholders hereby agree as follows:

                                   ARTICLE I
                                   ---------

                                  DEFINITIONS
                                  -----------

          SECTION 1.1  Certain Defined Terms.  As used in this Agreement, the
          ----------------------------------
following terms shall have the following meanings:

          "Affiliate" means, with respect to any specified person, any other
           ---------
person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

          "Business" means the business of commercial remote sensing as
           --------
conducted and as currently intended to be conducted by the Company and its Subsidiaries.

          "Business Day" means any day that is not a Saturday, a Sunday or other
           ------------
day on which banks are required or authorized by law to be closed in The City of New York.

          "Code" means the Internal Revenue Code of 1986, as amended through the
           ----
date hereof.

          "Common Stock" means the Common Stock, par value $.001 per share, of
           ------------
the Company.

          "Communications Act" means the Communications Act of 1934, as amended.
           ------------------

          "Controlled Group Liability" means any and all liabilities (i) under
           --------------------------
Title IV of ERISA, (ii) under section 302 of ERISA, (iii) under sections 412 and 4971 of the Code, (iv) as a result of a failure to comply with the continuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code, and (v) under corresponding or similar provisions of foreign laws or regulations, other than such liabilities that arise solely out of, or relate solely to, the Employee Benefit Plans.

          "DGCL" means the Delaware General Corporation Law.
           ----

          "Disclosure Schedule" means the Disclosure Schedule attached hereto as
           -------------------
Schedule 2, dated as of the date hereof, and forming a part of this Agreement.
----------

          "Employee Benefit Plan" means any employee benefit plan, program,
           ---------------------
policy, practices, or other arrangement providing benefits to any current or former employee, officer or director of the Company or any of its subsidiaries or any beneficiary or dependent thereof that is sponsored or maintained by the Company or any of its Subsidiaries or to which the Company, or any of its Subsidiaries is a party, contributes or is obligated to contribute, whether or not written, including, without limitation, any employee welfare benefit plan within the meaning of Section 3(1) of ERISA (whether or not such plan is subject to ERISA), any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, restricted stock, stock option, severance, employment, change of control or fringe benefit plan, program or agreement.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended and any regulations promulgated or proposed thereunder.

          "ERISA Affiliate" means, with respect to any entity, trade or
           ---------------
business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

          "Existing Stock Option Plan" means, collectively, the following plans,
           --------------------------
agreements and/or arrangements of the Company providing option grants and/or other equity incentives to the Company's employees, directors and/or consultants: the EarthWatch Incorporated 1999 Equity Incentive Plan, the EarthWatch Incorporated 1995 Stock Option/Stock Issuance Plan and the WorldView Imaging Corporation 1994 Stock Option/Stock Issuance Plan, and certain outstanding options listed on the Disclosure Schedule to this Agreement and not granted under any such plan.

          "FCC" means the Federal Communications Commission.
           ---

          "Governmental Authority" means any United States federal, State or
           ----------------------
local or any foreign or multinational government (or any subdivision thereof), governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body having jurisdiction or authority with respect to the particular matter at issue in its context.

          "Governmental Order" means any order, writ, judgment, injunction,
           ------------------
decree, stipulation, determination or award entered by or with any Governmental Authority.

          "Income Tax" or "Income Taxes" means any federal, state, local or
           ----------      ------------
foreign tax, fee, assessment, levy, duty, tariff or other charges of any kind imposed by a governmental taxing authority and (a) based upon, measured by, or calculated with respect to, net income or net receipts, proceeds or profits, or
(b) based upon, measured by, or calculated with respect to multiple bases (including without limitation corporate franchise or occupation taxes) if such tax may be based upon, measured by, or calculated with respect to one or more bases described in clause (a) above, in each case together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto.

          "Indebtedness" means (a) indebtedness for borrowed money, (b)
           ------------
obligations evidenced by bonds, notes, debentures or other similar instruments or by letters of credit, including without limitation purchase money obligations or other obligations relating to the deferred purchase price of property (other than trade payables incurred in the ordinary course of business consistent with past practice), (c) obligations as lessee under leases which have been or should have been, in accordance with U.S. GAAP, recorded as capital leases, (d) obligations under direct or indirect guaranties in respect of indebtedness or obligations of others of the kind referred to in clauses (a) through (c) above,
(e) obligations in respect of outstanding or unpaid checks or drafts or overdraft obligations and (f) accrued interest, if any, on any of the foregoing.

          "IRS" means the Internal Revenue Service of the United States.
           ---

          "knowledge" means, with respect to any party, the actual knowledge of
           ---------
any officer or executive of such party.

          "Leased Real Property" means the real property leased by the Company
           --------------------
or any of its Subsidiaries, as tenant, together with, to the extent leased by the Company or any of its Subsidiaries, all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Company or any of its Subsidiaries attached or appurtenant thereto, and all easements, licenses, rights and appurtenances relating to the foregoing.

          "Liabilities" means any and all debts, liabilities and obligations,
           -----------
whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable.

          "Material Adverse Effect" means any change in, or effect on, the
           -----------------------
Company, its Subsidiaries or the Business that is materially adverse to the business, properties, results of operations, prospects or financial condition of the Company and its Subsidiaries, taken as a whole.

          "New Series C Preferred Stock" means the Series C Preferred Stock to
           ----------------------------
be issued to the Noteholders as part of the Transactions.

          "Owned Real Property" means the real property owned by the Company or
           -------------------
any of its Subsidiaries, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Company or any of its Subsidiaries attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

          "Permitted Encumbrances" means: (a) liens for Taxes and assessments
           ----------------------
not yet due and payable; (b) liens for Taxes, assessments and charges and other claims, the validity of which are being contested in good faith; (c) imperfections of title, liens, security interests and other encumbrances the existence of which, individually or in the aggregate, do not have a Material Adverse Effect; (d) inchoate mechanics' and material men's liens for construction in progress; and (e) workmen's, repairmen's, warehousemen's and carriers' liens arising in the ordinary course of business consistent with past practice.

          "person" means any individual, partnership, firm, corporation, limited
           ------
liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

          "Preferred Stock" means the Series A Preferred Stock, the Series B
           ---------------
Preferred Stock and the Series C Preferred Stock.

          "QuickBird 2 Insurance" means launch and in-orbit operations insurance
           ---------------------
in respect of QuickBird 2 having the terms and provisions described in Section 4.10(b) of the Indenture, as to be amended by the Supplemental Indenture (including, without limitation, terms naming the 13% Notes Trustee, as collateral trustee under the Senior Pledge and Security Agreement on behalf of the holders of the 13% Notes and the holders of the Vendor Financing, as sole loss payee thereon) in an amount no less than $155,000,000, and being in form and substance reasonably acceptable to the 13% Notes Trustee, as collateral trustee. The terms of the QuickBird 2 Insurance shall be substantially the same as the terms of the First QuickBird Launch Insurance (as defined in the 13% Notes Indenture), except (i) for such differences as may be required due to the differences in construction, launch or in-orbit operation between QuickBird 1 and QuickBird 2, (ii) that the QuickBird 2 Insurance shall only be required to cover at least one year of operations after launch of QuickBird 2, (iii) as is acceptable to the holders of a majority of the 13% Notes in their absolute discretion and (iv) for such differences that do not adversely affect the holders of 13% Notes.

          "Real Property" means the Leased Real Property and the Owned Real
           -------------
Property.

          "Recapitalization Agreement" means the Recapitalization Agreement,
           --------------------------
dated as of April 8, 1999, among the Company, Morgan Stanley & Co. Incorporated and the other parties thereto.

          "Securities Act" means the Securities Act of 1933, as amended.
           --------------

          "Series A Preferred Stock" means the 7% Cumulative Convertible
           ------------------------
Redeemable Preferred Stock due 2009, Series A, par value $.001 per share, of the Company.

          "Series B Preferred Stock" means the 7% Cumulative Convertible
           ------------------------
Redeemable Preferred Stock due 2009, Series B, par value $.001 per share, of the Company.

          "Series C Preferred Stock" means the 8.5% Cumulative Convertible
           ------------------------
Redeemable Preferred Stock due 2009, Series C, par value $.001 per share, of the Company.

          "Subsidiary" of any person means another person, an amount of the
           ----------
voting securities, other voting ownership or voting partnership or membership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned or controlled directly or indirectly by such person.

          "Tax" or "Taxes" means any and all taxes, fees, assessments, levies,
           ---      -----
duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any governmental taxing authority including without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, assets, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, severance, occupation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, estimated, value added, or gains taxes; license, registration and documentation fees; and customs' duties, tariffs, and similar charges.

          "Tax Return" means any return, declaration, report, claim for refund,
           ----------
information statement, schedule or other document (including any related or supporting information and including any Form 1099 or other document or report required to be provided by the Company or any of its Subsidiaries to third parties) relating to Taxes, including any document required to be retained or provided to any governmental authority relating to the Company or any of its Subsidiaries or any consolidated group of which any such entity was a member at the applicable time, and any amended Tax Returns.

          "Taxing Authority" means any Governmental Authority having
           ----------------
jurisdiction over the assessment, determination, collection or other imposition of any Tax.

          "2000 Balance Sheet" means the audited consolidated balance sheet of
           ------------------
the Company and its Subsidiaries, including the related schedules and notes thereto, as of December 31, 2000.

          "2000 Balance Sheet Date" means December 31, 2000.
           -----------------------

          "U.S. GAAP" means United States generally accepted accounting
           ---------
principles.

          SECTION 1.2  Other Defined Terms.  The following terms shall have the
          --------------------------------
meanings defined for such terms in the sections set forth below:

Term:                                   Section:
----                                    -------

Advisor                                 3.23
Agreement                               Preamble
Charter Amendments                      5.1(b)
Company                                 Preamble
Copyrights                              3.19(a)(iii)
Confidential Information                5.8
Environmental Claims                    3.18(b)
Environmental Law                       3.18(b)

Environmental Permits                                      3.18(a)
Existing Common Stock                                      3.2(a)
Existing Preferred Stock                                   3.2(a)
Financial Statements                                       3.7
Hazardous Materials                                        3.18(b)
Incomplete Transaction Purchase Date                       Recitals
Indemnified Party                                          6.2
Intellectual Property Assets                               3.19(a)
Intercreditor Acknowledgment                               2.1(b)(ii)
Junior Pledge and Security Agreement                       5.4(b)
Losses                                                     6.2
Material Contracts                                         3.20(b)
Notes Registration Rights Agreement                        Recitals
Noteholders                                                Preamble
Patents                                                    3.19(a)(ii)
PCBs                                                       3.18(b)
Pledge Agreement                                           2.1(a)(i)(A)
Pledge and Security Agreement                              5.4(b)
Qualified Plans                                            3.15(b)
QuickBird 1                                                Recitals
QuickBird 2                                                Recitals
Senior Pledge and Security Agreement                       5.4(b)
Series C Preferred Registration Rights Agreement           2.1(a)(i)(B)
Supplemental Indenture                                     2.1(a)(ii)(A)
Tangible Property                                          3.14(d)
Tax Group                                                  3.17
Tender Offer                                               Recitals
Tender Payment Date                                        Recitals
13% Notes                                                  Recitals
13% Notes Indenture                                        Recitals
13% Notes Trustee                                          Recitals
Trade Secrets                                              3.19(a)(iv)
Transactions                                               Recitals
12 1/2% Notes                                              Recitals
12 1/2% Notes Indenture                                    Recitals
Vendor                                                     Recitals
Vendor Financing                                           Recitals

                                  ARTICLE II
                                  ----------

                   RECAPITALIZATION TRANSACTIONS AND CONSENT
                   -----------------------------------------

          SECTION 2.1  Recapitalization Transactions and Consent.
          ------------------------------------------------------

          (a) Upon the terms and subject to the conditions of this Agreement, the Company agrees to consummate the Transactions as follows:

               (i) on the Tender Payment Date, immediately following the repurchase of the 12 1/2% Notes and the 13% Notes tendered in the Tender Offer the Company shall:

               (A) execute, and direct the 13% Notes Trustee, as collateral agent, to execute, the Pledge Agreement, substantially in the form attached hereto as Exhibit D (the "Pledge Agreement") and deliver,
                             ---------       ----------------
          pledge and transfer to the 13% Notes Trustee, as collateral agent under the Pledge Agreement for the holders of the 13% Notes, United States government securities maturing not later than June 15, 2001, in an amount equal to the aggregate Accreted Value of the 13% Notes that remain outstanding after the consummation of the Tender Offer as of August 1, 2001;

               (B) execute, and direct the 13% Notes Trustee to execute, the Notes Registration Rights Agreement, in the form attached hereto as

          Exhibit B-1, and execute the Series C Preferred Registration Rights
          -----------
          Agreement, in the form attached hereto as Exhibit B-2 (the "Series C
                                                    -----------       --------
          Preferred Registration Rights Agreement"); and
          ---------------------------------------

               (C) deliver to each Noteholder an officer's certificate to the effect that (i) the representations and warranties of the Company contained in this Agreement are true and correct as of the date hereof and as of the Tender Payment Date with the same force and effect as if made at and as of such date (or, in the case of representations and warranties of the Company which address matters only as of a particular date, as of such date) and (ii) the covenants and agreements contained in this Agreement to be complied with by the Company at or prior to the Tender Payment Date shall have been complied with.

               (ii) on or prior to April 25, 2001, the Company shall:

               (A) execute, and direct the 13% Notes Trustee to execute, the Supplemental Indenture, substantially in the form attached hereto as Exhibit C (the "Supplemental Indenture");
          ---------       ----------------------

               (B) deliver to each Noteholder an opinion of Baker & McKenzie, dated as of the date of execution of the Supplemental Indenture, in the form attached hereto in Exhibit E-1; and
                                      -----------

               (C) deliver to each Noteholder an officer's certificate to the effect that (i) the representations and warranties of the Company contained in this Agreement are true and correct as of the date hereof and as of the date of the execution of the Supplemental Indenture with the same force and effect as if made at and as of such date (or, in the case of representations and warranties of the Company which address matters only as of a particular date, as of such date) and
          (ii) the covenants and
          agreements contained in this Agreement to be complied with by the Company at or prior to April 25, 2001 shall have been complied with.

               (iii) on or prior to June 15, 2001, the Company shall consummate each of the Transactions other than the Transactions required to be consummated pursuant to Section 2.1(a)(i) and (ii) above; and

               (iv) immediately following the execution of this Agreement by the parties hereto, the Company shall deliver to each Noteholder an opinion of Baker & McKenzie, dated as of the date hereof, substantially in the form attached hereto as Exhibit E-2.
                                                       -----------

          (b)  Upon the terms and subject to the conditions of this Agreement:

               (i) each Noteholder agrees not to tender in the Tender Offer any of the 13% Notes set forth opposite such Noteholder's name on
          Schedule 1 hereto, which such Noteholder represents are beneficially
          ----------
          owned by such Noteholder;

               (ii) each Noteholder hereby consents, with respect to the 13% Notes owned by such Noteholder as set forth on Schedule 1 hereto (as
                                                         ----------
          to which such Noteholder represents it has the sole voting power), to the amendments to the 13% Notes Indenture in the form of the Supplemental Indenture and authorizes and directs the 13% Notes Trustee to execute the Supplemental Indenture, the Pledge Agreement, the Notes Registration Rights Agreement, each Pledge and Security Agreement and the Intercreditor Acknowledgment substantially in the form attached hereto as Exhibit F, and agrees to execute and deliver
                                  ---------
          such other documents as may be reasonably required to effectuate the Transactions (including, in connection with any consent solicitation, the execution and delivery, prior to the expiration thereof, of any consent required to amend the 13% Notes Indenture in the form of the Supplemental Indenture); and

               (iii) each Noteholder shall execute, following the execution thereof by the Company, the Series C Preferred Registration Rights Agreement.

          (c) The obligations of each Noteholder under Section 2.1(b) are subject to the delivery to such Noteholder of the opinion referred to in
     Section 2.1(a)(iv).

          (d) Section 2.1(a) notwithstanding, if upon the closing of the Tender Offer (i) either the Noteholders own less than the aggregate principal amount at maturity of 13% Notes as set forth on Schedule 1 hereto or any
                                                     ----------
     13% Notes, other than the 13% Notes held by the Noteholders remain outstanding or (ii) any of the 12 1/2% Notes remain outstanding, the Company shall not take any of the actions that it would otherwise be required to take under Section 2.1(a); provided that in such event the
                                            --------
     Company shall still be required to make and consummate an Offer to Purchase (as defined in the Indenture) all outstanding 13% Notes pursuant to and in accordance with Section 5.6.

                                  ARTICLE III
                                  -----------

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

          The Company represents and warrants to each Noteholder as follows:

          SECTION 3.1  Incorporation and Authority of the Company.  The Company
          -------------------------------------------------------
is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except for such failures which, when taken together with all other such failures, would not have a Material Adverse Effect. Except for the approval of the Charter Amendments by the stockholders as described in Section 3.4, the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and (assuming due authorization, execution and delivery by each of the Noteholders) constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The Company has made available to each Noteholder correct and complete copies of the Certificate of Incorporation and the Bylaws of the Company and each Subsidiary, as currently in effect.

          SECTION 3.2  Capital Stock.
          --------------------------

          (a) Except as set forth in Section 3.2 of the Disclosure Schedule, there are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments relating to the capital stock of, or other equity interest in, the Company obligating the Company to issue, sell, transfer or otherwise dispose of or sell any shares of capital stock of, or other equity interest in, the Company. The Company has issued and has outstanding (a) 213,696 shares of common stock, par value $.001 per share (100,000,000 shares authorized) (the "Existing Common Stock"); (b)
                                                 ---------------------
     8,051,273 shares of Series A Preferred Stock (10,000,000 shares authorized); (c) 8,051,273 shares of Series B Preferred Stock (10,000,000 shares authorized); and (d) 25,022,561 shares of Series C Preferred Stock (25,000,000 shares authorized) (together with the series of preferred stock referred to in (b) through (c) above, the "Existing Preferred Stock"),
                                                ------------------------
     which constitute all the issued and outstanding shares of capital stock of the Company and are owned of record and beneficially solely by the individuals and entities and in the amounts and proportions set forth in
     Section 3.2 of the Disclosure Schedule. The shares of Existing Common Stock and Existing Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive rights. Except as set forth in Section 3.2 of the Disclosure Schedule, there are no voting trusts, stockholders' agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Existing Common Stock or the Existing Preferred Stock.

          (b) The shares of New Series C Preferred Stock which are being issued to the Noteholders in the Transactions, when issued and delivered in accordance with the terms hereof (and in consideration for the Noteholders' not tendering their 13% Notes in the Tender Offer and the Vendor's entering into the Vendor Financing), will have been duly and validly authorized and will be fully paid and nonassessable and will not have been issued in violation of any preemptive rights.

          SECTION 3.3  Subsidiaries.  Section 3.3 of the Disclosure Schedule
          -------------------------
sets forth, with respect to each Subsidiary, its type of entity, the jurisdiction of its incorporation or organization, its authorized capital stock, partnership capital or equivalent, the number and type of its issued and outstanding shares of capital stock, partnership interests or similar ownership interests and the Company's current ownership of such shares, partnership interests or similar ownership interests. Except as set forth in Section 3.3 of the Disclosure Schedule, all of the outstanding equity securities and other securities of each Subsidiary are owned by the Company or any of its Subsidiaries, free and clear of all liens and encumbrances. Each Subsidiary is duly organized and validly existing under the laws of its respective jurisdiction of incorporation and has the requisite power and authority to own, operate or lease the properties and assets owned, operated or leased by such Subsidiary and to carry on its business in all material respects as currently conducted by such Subsidiary and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except for such failures which, when taken together with all other such failures, would not have a Material Adverse Effect.

          SECTION 3.4  Stockholder Approvals Required.
          -------------------------------------------

          (a) Set forth in Section 3.2 of the Disclosure Schedule is a correct and complete list of holders of each series of the Existing Preferred Stock as of the date of this Agreement. Set forth in Section 3.4(a) of the Disclosure Schedule is, as of such date, the correct proportion of such holders by series of Existing Preferred Stock whose approval is required to effect the Charter Amendments.

          (b) Set forth in Section 3.2 of the Disclosure Schedule is a correct and complete list of holders of the Existing Common Stock as of the date of this Agreement. Set forth in Section 3.4(b) of the Disclosure Schedule is, as of such date, the correct proportion of such holders whose approval is required to effect the Charter Amendments.

          SECTION 3.5  No Conflict.  Assuming that all consents, approvals,
          ------------------------
authorizations and other actions described in Section 3.6 of the Disclosure Schedule have been obtained and all filings and notifications listed in Section
3.6 of the Disclosure Schedule have been made, and except as described in
Section 3.5 of the Disclosure Schedule, the execution, delivery and performance of this Agreement by the Company do not and shall not (a) violate or conflict with the Certificate of Incorporation or the Bylaws of the Company or any of its Subsidiaries, (b) conflict with or violate any law, rule, regulation order, writ, judgment, injunction, decree, determination or award or threaten any governmental authorization applicable to the Company, any of its Subsidiaries or the Business, or (c) result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or, except for liens or other encumbrances imposed in connection with the Pledge Agreement and the Pledge and Security Agreements, result in the creation of any lien or other encumbrance on any of the assets or properties of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture (other than the 12 1/2% Notes Indenture), contract, agreement (other than Section 5.18 of the Recapitalization Agreement), lease, license, permit, franchise or other instrument relating to such assets or properties to which the Company or any of its Subsidiaries is a party or by which any of such assets or properties is bound or affected, except, in the case of clause (b) or (c), as would not, in the aggregate, have a Material Adverse Effect or prevent or materially delay the consummation by the Company of the transactions contemplated hereby. The Company will, prior to the issuance of the New Series C Preferred Stock to the Noteholders pursuant to Section 5.2(a), obtain a waiver from Section 5.18 of the Recapitalization Agreement with respect to the negotiation, execution, delivery and performance of this Agreement and the Transactions contemplated hereby.

          SECTION 3.6  Consents and Approvals.  The execution, delivery and
          -----------------------------------
performance of this Agreement by the Company do not and shall not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority, except (a) for the consent of the Noteholders to approve the Supplemental Indenture, (b) as described in Section
3.6 of the Disclosure Schedule and (c) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent or materially delay the consummation by the Company of the transactions contemplated by this Agreement and would not, in the aggregate, have a Material Adverse Effect.

          SECTION 3.7  Financial Statements.  The Company has delivered to each
          ---------------------------------
Noteholder true, correct and complete copies of the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2000 and December 31, 1999 and the related audited consolidated statements of income and cash flows (all such financial statements, including without limitation any and all notes thereto, referred to as the "Financial Statements"). The Financial
                                   --------------------
Statements present fairly and accurately the consolidated financial condition and results of operations of the Company and its Subsidiaries as of such dates or for the periods covered thereby and have been prepared in accordance with U.S. GAAP applied on a basis consistent with the past practices of the Company with only such deviations from U.S. GAAP as are referred to in the notes thereto.

          SECTION 3.8  Absence of Undisclosed Liabilities and Liens.
          ---------------------------------------------------------

          (a) There are no Liabilities of the Company or any of its Subsidiaries, other than Liabilities (i) reflected or reserved against on the 2000 Balance Sheet, or (ii) incurred since the 2000 Balance Sheet Date in the ordinary course of business consistent with past practice and disclosed in Section 3.8 of the Disclosure Schedule.

          (b) Except as set forth in Section 3.8 of the Disclosure Schedule, there are no liens, security interests or other encumbrances with respect to any assets of the Company or any of its Subsidiaries, other than Permitted Encumbrances.

          SECTION 3.9  Absence of Certain Changes or Events.  Since the 2000
          -------------------------------------------------
     Balance Sheet Date, except as disclosed in Section 3.9 of the Disclosure Schedule, the Business has been conducted in the ordinary course consistent with past practice, and there has not been any circumstance, development or event which has had or would reasonably be expected to have, in the aggregate, a Material Adverse Effect.

          SECTION 3.10 Absence of Litigation.  Except as set forth in Section
          ----------------------------------
     3.10 of the Disclosure Schedule, (a) there are no claims, actions, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of the assets or properties of the Company or any of its Subsidiaries, before any Governmental Authority that, if determined adversely to the Company or any of its Subsidiaries, in the aggregate, would have a Material Adverse Effect or would prevent, restrict or materially delay the consummation by the Company of the transactions contemplated hereby and (b) the Company, its Subsidiaries and their respective assets and properties are not subject to any Governmental Order having a Material Adverse Effect.

          SECTION 3.11 Compliance with Laws.
          ---------------------------------

          (a) None of the Company or any of its Subsidiaries is in violation of any law, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries relating to the Business or by which any of the properties of the Company or any of its Subsidiaries is bound, except (a) as set forth in Section 3.11 of the Disclosure Schedule and (b) where such violations, in the aggregate, would not have a Material Adverse Effect. Except as set forth in Section 3.11 of the Disclosure Schedule, none of the Company or any of its Subsidiaries has, in the last three years, received any written communication from any Governmental Authority that alleges that the Company or any of its Subsidiaries is not in compliance in any material respect with any material law, rule, regulation, ordinance, order, judgment or decree that has not been resolved.

          (b) The Company and its Subsidiaries are in compliance with all applicable provisions under the Communications Act and all applicable rules and regulations promulgated thereunder.

          SECTION 3.12 Licenses and Permits.  Except as set forth in Section
          ---------------------------------
3.12 of the Disclosure Schedule, the Company and its Subsidiaries have all governmental licenses, permits and authorizations necessary to conduct the Business, including without limitation all governmental licenses, permits and authorizations necessary to export and launch Quickbird 2, except for such governmental licenses, permits and authorizations the absence of which, in the aggregate, would not have a Material Adverse Effect. None of the Company or any of its Subsidiaries has, within the last two years, received written notice or otherwise has knowledge that any Governmental Authority has the right or intends to suspend, modify, cancel or terminate any material license, permit, certificate or other authorization relating to the Business as currently conducted.

          SECTION 3.13  Sufficiency and Condition of Assets.  Except as set
          -------------------------------------------------
forth in Section 3.13 of the Disclosure Schedule, the Company and its Subsidiaries own or have valid rights to use all of the assets, rights and interests which are used in, and are sufficient for, the operation of the Business as it is currently being conducted. The tangible assets of the Company and its Subsidiaries are in good working order, reasonable wear and tear excepted, and are suitable for the use for which they are intended in all material respects.

          SECTION 3.14  Real Property.
          ---------------------------

          (a) The Company and its Subsidiaries have good, valid, marketable and insurable title in fee simple to all the Owned Real Property, free and clear of all liens, security interests and other encumbrances, except (i) as disclosed in Section 3.14(a) of the Disclosure Schedule and (ii) Permitted Encumbrances.

          (b) The Company and its Subsidiaries have good marketable and insurable leasehold estates in the Leased Real Property, free and clear of all liens, security interests and other encumbrances, except Permitted Encumbrances. Except as disclosed in Section 3.14(b) of the Disclosure Schedule or as would not have a Material Adverse Effect, each such lease or sublease is legal, valid, binding and enforceable and in full force and effect, and shall not cease to be legal, valid, binding and enforceable and in full force and effect as a result of the consummation of the transactions contemplated by this Agreement. To the knowledge of the Company, no party to any such lease or sublease is in material breach or default thereunder.

          (c) Except as set forth on Section 3.14(c) of the Disclosure Schedule, (i) none of the Company or any, of its Subsidiaries has, within the last two years, received written notice of any pending or threatened condemnation or eminent domain proceedings or their local equivalent that would materially affect the Owned Real Property or the Leased Real Property, (ii) the Owned Real Property and Leased Real Property, the use and occupancy thereof by the Company and its Subsidiaries, and the conduct of the Business thereon and therein does not violate in any material respect any deed restrictions, or applicable building codes, zoning, subdivision or other land use or similar laws the violation of which would materially adversely affect the use, value or occupancy of any such property or the conduct of the Business thereon, (iii) none of the Company or any, of its Subsidiaries has, within the last two years, received written notice of a material violation of the restrictions or Laws described in the foregoing clause (ii), and (iv) none of the structures or improvements on any of the Leased Real Property or Owned Real Property encroaches upon real property of another person, and no structure or improvement of another person encroaches upon any of the Leased Real Property or Owned Real Property, except for any such encroachment that would not materially adversely affect the use, value or occupancy of any such property.

          (d) Except as set forth in Section 3.14(d) of the Disclosure Schedule, the buildings, facilities, machinery, equipment, furniture, leasehold and their improvement, fixtures, vehicles, structures, and related capitalized items and other tangible property relating to the Business (the "Tangible Property") are in
                                                      -----------------
     good operating condition and repair, free (in the case of buildings or structures located on the Owned Real Property or Leased Real Property) of any material structural or engineering defects, and, subject to normal wear and tear and. continued repair and replacement in accordance with past practice, are substantially suitable for their intended use. During the past five years there has not been any significant interruption of the operations of the Business due to inadequate maintenance of the Tangible Property.

          SECTION 3.15  Employee Benefit and Labor Matters.
          ------------------------------------------------

          (a) The Company has made available to the Noteholders a true, correct and complete copy of each Employee Benefit Plan, other than Employee Benefit Plans maintained solely to provide legally-mandated benefits to employees located in jurisdictions outside of the United States. Except as specifically provided in the foregoing documents delivered to the Noteholders, there are no amendments to any Employee Benefit Plan that have been adopted or approved nor has the Company or any of its Subsidiaries undertaken to make any such amendments or to adopt or approve any new Employee Benefit Plan.

          (b) The Internal Revenue Service has issued a favorable determination letter with respect to each Employee Benefit Plan that is intended to be a "qualified plan" within the meaning of Section 401 (a) of the Code ("Qualified Plans") and the related trust that has not been revoked, and
       ---------------
     there are no existing circumstances nor any events that have occurred that could adversely affect the qualified status of any Qualified Plan or the related trust. No Employee Benefit Plan is intended to meet the requirements of Code Section 501(c)(9).

          (c) All contributions required to be made to any Employee Benefit Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Employee Benefit Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the Financial Statements to the extent required by GAAP. Each Employee Benefit Plan that is an employee welfare benefit plan under Section 3(1) of ERISA is either (i) funded through an insurance company contract and is not a "welfare benefit fund" within the meaning of
     Section 419 of the Code or (ii) unfunded.

          (d) With respect to each Employee Benefit Plan, the Company and its Subsidiaries have complied, and are now in compliance, in all material respects with all provisions of ERISA, the Code and all laws and regulations applicable to such Employee Benefit Plans and each Employee Benefit Plan has been and is now administered in all material respects in accordance with its terms. There is not now, nor do any circumstances exist that could give rise to, any requirement for the posting of security with respect to an Employee Benefit Plan or the imposition of any lien on the assets of the Company or any of its Subsidiaries under ERISA or the Code.

          (e) No Employee Benefit Plan is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code.

          (f) There never existed and does not now exist any Controlled Group Liability that would be a liability of the Company. Without limiting the generality of the foregoing, neither the Company nor any ERISA Affiliate of the Company has engaged in any transaction described in Section 4069 or
     Section 4204 or 4212 of ERISA.

          (g) The Company has no liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to the Company. There has been no communication to employees by the Company or any of its Subsidiaries which could reasonably be interpreted to promise or guarantee such employees retiree health or life insurance or other retiree death benefits on a permanent basis.

          (h) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer or director of the Company or any of its Subsidiaries. Without limiting the generality of the foregoing, no amount paid or payable by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code.

          (i) None of the Company or any of its Subsidiaries nor any other person, including any fiduciary, has engaged in any "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any of the Employee Benefit Plans or their related trusts, the Company, any of its Subsidiaries or any person that the Company or any of its Subsidiaries has an obligation to indemnify, to any tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA.

          (j) There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, or to Company's knowledge, no set of circumstances exists which may reasonably give rise to a claim or lawsuit, against the Employee Benefit Plans, any fiduciaries thereof with respect to their duties to the Employee Benefit Plans or the assets of any of the trusts under any of the Employee Benefit Plans which could reasonably be expected to result in any material liability of the Company or any of its Subsidiaries to the Department of Treasury, the Department of Labor, any Employee Benefit Plan or any participant, beneficiary or dependent in an Employee Benefit Plan.

          (k) The Company, its Subsidiaries and each member of their respective business enterprise has complied with the Worker Adjustment and Retraining Notification Act.

          (l) All Employee Benefit Plans subject to the laws of any jurisdiction outside of the United States (i) have been maintained in accordance with all applicable requirements and are in good standing with applicable regulatory authorities, (ii) if they are intended to qualify for special tax treatment meet all requirements for such treatment, and (iii) if they are intended to be funded and/or book-reserved are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

          (m) For purposes of this Section 3.15, the term "employee" shall be considered to include individuals rendering personal services to the Company or any of its Subsidiaries as independent contractors.

          SECTION 3.16 Labor Matters.  Neither the Company nor any Subsidiary
          --------------------------
is a party to a collective bargaining or union agreement. No labor organization or group of employees of the Company or any of its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. There are no organizing activities, strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or threatened against or involving the Company or any of its Subsidiaries. Each of the Company and its Subsidiaries is in compliance with all applicable laws and collective bargaining agreements respecting employment and employment practices, terms and conditions of employment, wages and hours and occupational safety and health.

          SECTION 3.17 Taxes.  Except as set forth in Disclosure Schedule 3.17:
          ------------------
(i) all material Tax Returns required to be filed (taking into account extensions) on or before the Tender Payment Date for taxable periods ending on or before the Tender Payment Date by, or with respect to any activities of, or property owned by, the Company, its Subsidiaries, and each affiliated, consolidated, combined or unitary group that included or includes the Company or any of its Subsidiaries (a "Tax Group"), have been or will be timely filed in
                            ---------
accordance with all applicable laws, such Tax Returns are true, correct and complete in all material respects as filed, all Taxes shown as due on such Tax Returns have been or will be timely paid, and reserves reflected on the most recent balance sheet of the Company are sufficient to cover all Taxes (whether or not shown as due on any Tax Return) accrued as of such date and, adjusted for the passage of time, are sufficient to cover all Taxes as of the Tender Payment Date ; (ii) all Taxes required to be withheld by the Company or any of its Subsidiaries have been withheld, and such withheld Taxes have either been duly and timely paid to the proper Government Authorities or set aside in accounts for such purpose if not yet due; (iii) no Tax Return filed by the Company or any of its Subsidiaries is currently under audit by any Taxing Authority or is the subject of any judicial or administrative proceeding, and to the knowledge of the Company, no Taxing Authority is threatening to commence any such audit; (iv) no Taxing Authority is now asserting against the Company or any of its Subsidiaries any deficiency or claim for Taxes or any adjustment of Taxes; (v) other than any Tax sharing or indemnification agreement between the Company, on the one hand, and any of its Subsidiaries, on the other hand, neither the Company nor any of its Subsidiaries is subject to or bound by any Tax sharing agreement (or other arrangement or practice for the sharing of Taxes); (vi) neither the Company nor any of its Subsidiaries has ever been a member of a Tax Group, other than one for which the Company is the common parent; (vii) neither the Company nor any of its Subsidiaries has waived any statute of limitations with respect to any Tax or agreed to any extension of time for filing any Tax Return that has not been filed, and neither the Company nor any of its Subsidiaries has consented to extend the period in which any Tax may be assessed or collected by any Taxing Authority; (viii) there are no liens for Taxes (other than Taxes not yet due) upon any of the assets of the Company or any of its Subsidiaries; (ix) the Company has no liability for the Taxes of any person other than the Company and its Subsidiaries; (x) there are no outstanding powers of attorney enabling any party to represent the Company or any of its Subsidiaries with respect to Tax matters; and (xi) neither the Company nor any of its Subsidiaries has been a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

          SECTION 3.18 Environmental, Health and Safety.
          ---------------------------------------------

          (a) Except as set forth in Section 3.18 of the Disclosure Schedule or except as would not have a Material Adverse Effect: (i) the Company and its Subsidiaries currently hold all the environmental and health and safety permits, licenses and approvals of Governmental Authorities and agencies necessary for the current use, occupancy or operation of the Business and required by any Environmental Law ("Environmental Permits") and are in
                                         ---------------------
     compliance with all such Environmental Permits; (ii) the Company and its Subsidiaries are in compliance with all applicable Environmental Laws;
     (iii) neither the Company nor any of its Subsidiaries is currently in receipt of any written claim, demand, notice or complaint alleging violation of, or liability under, any Environmental Laws; (iv) except as permitted by or as would not result in any liability under applicable Environmental Laws, there are no underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being treated, stored or disposed on any of the Owned Real Property or Leased Real Property or, with respect to the period of the Company's or any of its Subsidiaries' ownership, tenancy or operation of such property, on any real property formerly owned, leased or operated by the Company or any of its Subsidiaries; (v) there is no asbestos or asbestos-containing material on any of the Owned Real Property or Leased Real Property, except to the extent not prohibited by, or as would not result in any liability under, applicable Environmental Laws;
     (vi) neither the Company nor any of its Subsidiaries has released, discharged or disposed of Hazardous Materials on any of the Owned Real Property or Leased Real Property or on any real property formerly owned, leased or operated by the Company or any of its Subsidiaries; (vii) neither the Company nor any of its Subsidiaries is undertaking any investigation or assessment or remedial or response action relating to any release, discharge or disposal of or contamination with Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and (viii) there are no past, pending or threatened in writing Environmental Claims against the Company, any of its Subsidiaries or any Real Property and, to the Company's knowledge, there are no facts that are reasonably expected to form the basis of any such Environmental Claim.

          (b) For purposes of this Agreement, the following terms have the meanings set forth below:

               (i)   "Environmental Claims" means any and all actions, suits,
                      --------------------
          demands, demand letters, claims, complaints, liens, written notices of noncompliance or violation, written notices of liability or potential liability, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law, any Environmental Permit or any Hazardous Material or arising from any actual or alleged injury or threat of injury to health, safety or the environment.

               (ii)   "Environmental Law" means any foreign, federal, state or
                       -----------------
          local Law, statute, ordinance, rule, regulation or common law, and any judicial or administrative interpretation thereof, including without limitation any judicial or administrative order, consent decree or judgment, in each case in effect and as amended as of the date of this Agreement, relating to, regulating or imposing liability or standards of conduct concerning pollution or protection of the environment, health or safety or the generation, use, handling, transportation, treatment, storage, disposal, release or discharge of any Hazardous Materials.

               (iii)  "Hazardous Materials" means any pollutants, contaminants,
                       -------------------
          toxic or hazardous substances, materials, wastes, constituents, compounds, chemicals, including without limitation petroleum or any by-products thereof, any form of natural gas, asbestos or asbestos-containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing equipment, radon or other radio active elements, carcinogenic or mutagenic agents, pesticides, explosives, flammables, corrosives and urea formaldehyde foam insulation, in each case that form the basis of liability, or are subject to regulation, under any Environmental Laws as of the date of this Agreement.

          SECTION 3.19 Intellectual Property.
          ----------------------------------

          (a)  Intellectual Property Assets. For purposes of this Agreement, the
               ----------------------------
     term "Intellectual Property Assets" includes without limitation the
           ----------------------------
     following tangible and intangible assets of the Company:

               (i) the name "EarthWatch Incorporated," all fictional business names, trading names, registered and unregistered trademarks, service marks, trade dress and applications (collectively, "Marks");

               (ii) all patents, patent applications, and inventions and discoveries that may be patentable (collectively, "Patents");

               (iii) all copyrights in both published works and unpublished works (collectively, "Copyrights'); and

               (iv) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets") owned, used, or licensed by the Company or any of its Subsidiaries as licensee or licensor.

          (b)  Agreements.  There are no outstanding and, to the Company's
               ----------
     knowledge, no threatened disputes or disagreements with respect to any material contract relating to the Intellectual Property Assets to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound.

          (c)  Know-How Necessary for the Business.

               (i) The Intellectual Property Assets are all those necessary for the operation of the Company's and its Subsidiaries' businesses as they are currently conducted. The Company and its Subsidiaries are the owners of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and have the right to use without payment to a third party all of the Intellectual Property Assets.

               (ii) Except as set forth in Section 3.19(c) of the Disclosure Schedule, all former and current employees of the Company and its Subsidiaries have executed written contracts with the Company or its Subsidiaries that assign to the Company all rights to any inventions, improvements, discoveries, or information relating to the business of the Company or any of its Subsidiaries. No employee of the Company or any of its Subsidiaries has entered into any contract that materially restricts or limits in any way the scope or type of work for the Company in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work for the Company to anyone other than the Company or its Subsidiaries.

          (d)  Patents.
               -------

               (i) The Company and its Subsidiaries are the owners of all right, title, and interest in and to each of the Patents, free and clear of all liens, security interests, charges, encumbrances, entities, and other adverse claims.

               (ii) All of the issued Patents are currently in compliance with formal legal requirements (including without limitation payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of this Agreement.

               (iii) No Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. To the Company's knowledge, there is no potentially interfering patent or patent application of any third party.

               (iv) To the knowledge of the Company, no Patent is infringed or, to the Company's knowledge, has been challenged or threatened in any way. To the knowledge of the Company, none of the products manufactured and sold, nor any process or know-how used, by the Company or any of its Subsidiaries infringes or is alleged to infringe any patent or other proprietary right of any other person.

               (v) All products made, used, or sold under the Patents have been marked with the proper patent notice.

          (e)  Trademarks.
               ----------

               (i) The Company and its Subsidiaries are the owners of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

               (ii) All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including without limitation the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of this Agreement.

               (iii) No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to the Company's knowledge, no such action is threatened with the respect to any of the Marks.

               (iv) To the Company's knowledge, there is no potentially interfering trademark or trademark application of any third party

               (v) To the Company's knowledge, no Mark is infringed or, to the Company's knowledge, has been challenged or threatened in any way. To the Company's knowledge, none of the Marks used by the Company or any of its Subsidiaries infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

               (vi) All products and materials containing a Mark bear the proper federal registration notice where permitted by law.

          (f)  Copyrights.
               ----------

               (i) The Company and its Subsidiaries are the owners of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

               (ii) All the Copyrights have been registered and are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of this Agreement.

               (iii) To the Company's knowledge, no Copyright is in fringed or, to the Company's knowledge, has been challenged or threatened in any way. To the Company's knowledge, none of the subject matter of any of the Copyrights infringes or is alleged to in fringe any copyright of any third party or is a derivative work based on the work of a third party.

               (iv) All works encompassed by the Copyrights have been marked with the proper copyright notice.

          (g)  Trade Secrets.
               -------------

               (i) With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without material reliance on the knowledge or memory of any individual.

               (ii) The Company and its Subsidiaries have taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets.

               (iii) The Company and its Subsidiaries have good title and the right (not necessarily exclusive) to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to the Company's knowledge, have not been used, divulged, or appropriated either for the benefit of any person (other than the Company and its Subsidiaries) or to the detriment of the Company or any of its Subsidiaries. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

          SECTION 3.20 Material Contracts.
          -------------------------------

          (a) None of the Company or any of its Subsidiaries is (and, to the knowledge of the Company, no other party is) in breach or violation of, or default under, any of the Material Contracts, where such breach or violation or default would have a Material Adverse Effect. Each Material Contract is a valid agreement, arrangement or commitment of the Company or any of its Subsidiaries that is a party thereto, enforceable against the Company or any such Subsidiary, as the case may be, in accordance with its terms and, to the knowledge of the Company, is a valid agreement, arrangement or commitment of each other party thereto, enforceable against such party in accordance with its terms, except in each case as would not have a Material Adverse Effect.

          (b)  For purposes of this Agreement, the term "Material Contracts"
                                                         ------------------
     means the following contracts in effect as of the date of this Agreement to which the Company or any of its Subsidiaries is a party:

               (i) any commitment, contract, agreement or purchase order that the Company reasonably anticipates shall, in accordance with its terms, involve aggregate payments or receipts by the Company or any of its Subsidiaries of more than $1,000,000 within the 12-month period following the date of this Agreement;

               (ii) any lease of personal property involving any annual expense in excess of $10,000 that is not cancelable without liability within 30 days;

               (iii) any contracts or agreements containing covenants limiting the freedom of the Company or any of its Subsidiaries to engage in any line of business or compete with any person;

               (iv) any material license agreement, assignment or contract (whether as licensor or licensee, assignor or assignee) relating to any patents, trademarks, copyrights or other intellectual property;

               (v) any contract that creates a joint venture or partnership or other sharing of profits, losses, costs or liabilities;

               (vi) any contract or agreement relating to clean-up, abatement or other actions in connection with the remediation of any liabilities relating to Hazardous Substances;

               (vii)  any contract with an affiliate;

               (viii) any credit agreement, loan agreement, guarantee, note or other evidence of Indebtedness or agreement providing for Indebtedness; and

               (ix) any amendment, supplement and modification (whether oral or written) in respect of any of the foregoing.

          (c) There are no material agreements required to be filed with the Securities and Exchange Commission that have not been so filed.

          SECTION 3.21 No Solicitation; Exemption from Registration.
          ---------------------------------------------------------

          (a) The Company has not and will not solicit any offer for, or offer or sell any securities subject to the Transactions by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and Rule 506 thereunder.

          (b)  Assuming that the representation made by each Noteholder in
     Section 4.3 is and will remain true and correct in all material respects, the issuance of New Series C Preferred Stock to the Noteholders, the issuance of Common Stock upon conversion of the New Series C Preferred Stock, the execution and delivery of the Supplemental Indenture, the Vendor Financing, the execution and delivery of the Pledge Agreement and each Pledge and Security Agreement and the pledges of collateral required to be made thereunder, and the amendment of the Amended and Restated Certificate of Incorporation of the Company in the form of the Charter Amendments, individually and in the aggregate, shall be exempt from registration under the Securities Act, including the rules and regulations promulgated thereunder.

          SECTION 3.22 Insurance.  Except as set forth in Section 3.22 of the
          ----------------------
Disclosure Schedule, each of the Company and its Subsidiaries and all of their assets are covered by valid and currently effective insurance policies issued in favor or the Company and/or its Subsidiaries that are customary and appropriate under the circumstances. All such policies are in full force and effect, all premiums due thereon have been paid and the Company and its Subsidiaries have complied with the provisions of such policies (except for failures in full force and effect, to pay premiums and comply which, in the aggregate, would not have a Material Adverse Effect).

          SECTION 3.23 Brokers.  Except for MS (as financial advisor to the
          --------------------
Company, the "Advisor"), no broker, finder or investment banker is entitled to
              -------
any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company is solely responsible for the fees and expenses of the Advisor.

          SECTION 3.24 Indenture.  As of the date hereof, there exists no
          ----------------------
"Default" or "Event of Default" under and as defined in the 13% Notes Indenture or the 12 1/2% Notes Indenture.

          SECTION 3.25 Transactions with Affiliates.  Except as set forth in
          -----------------------------------------
Section 3.25 of the Disclosure Schedule, none of the Company or any of its Subsidiaries has any outstanding contract, agreement or other arrangement with any of its Affiliates or provides or receives goods or services to or from any of its Affiliates or (b) has engaged in any transaction outside the ordinary course of business consistent with past practice with any of its Affiliates (other than the Company or any of its Subsidiaries and Affiliates) since January 1, 1998.

                                  ARTICLE IV
                                  ----------

               REPRESENTATIONS AND WARRANTIES OF THE NOTEHOLDERS
               -------------------------------------------------

          Each Noteholder, individually and on its own behalf and not on behalf of any other Noteholder, represents and warrants to the Company and each other Noteholder as follows:

          SECTION 4.1 Incorporation and Authority of the Noteholder.  Such
          ---------------------------------------------------------
Noteholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all necessary organizational power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by such Noteholder, the performance by such Noteholder of its obligations hereunder and the consummation by such Noteholder of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of such Noteholder. This Agreement has been duly executed and delivered by such Noteholder, and (assuming due authorization, execution and delivery by the Company and the other parties hereto other than such Noteholder) constitutes a legal, valid and binding obligation of such Noteholder enforceable against such Noteholder in accordance with its terms.

          SECTION 4.2 Investment Purpose.
          ------------------------------

          (a) Such Noteholder is acquiring the New Series C Preferred Stock for its own account solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act.

          (b) Such Noteholder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Company as contemplated by this Agreement, and is able to bear the economic risk of such investment for an indefinite period of time. Such Noteholder has been furnished access to such information and documents as it has requested and has been afforded an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of this Agreement and the Transactions. Without limiting any of the representations or warranties made by the Company in Article III hereof, such Noteholder understands that the Company reasonably anticipates that the opinion of its independent auditors with respect to the Company's audited financial statements for the year ended December 31, 2000 will include a "going concern" qualification because of the uncertainty in connection with the Company's ability to successfully negotiate financing to fund its future operations, launch, insure and operate QuickBird 2, and to produce and market digital imagery in commercial quantities.

          (c) Such Noteholder understands that the New Series C Preferred Stock has not been registered under the Securities Act, and that such Noteholder may have to hold the New Series C Preferred Stock, and bear the economic risk of such investment, indefinitely unless a subsequent disposition thereof is registered under the Securities Act or exempt from registration. Such Noteholder agrees that it will not offer, sell, transfer or dispose of the New Series C Preferred Stock except (i) pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or (ii) pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and such applicable state securities laws. Such Noteholder understands that, until such time as the New Series C Preferred Stock are registered under the Securities Act, the certificates representing New Series C Preferred Stock will bear a legend stamped, typed or otherwise legibly placed on the face or reverse side thereof substantially in the form set forth below:

          NOTICE IS HEREBY GIVEN THAT THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE

          UNITED STATES OR ANY NON-U.S. JURISDICTION. THE SECURITIES CANNOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AMENDMENT THERETO UNDER SUCH ACT AND ANY APPLICABLE LAWS OR (II) PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH OTHER APPLICABLE LAWS. THE SALE, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND CERTAIN OTHER RIGHTS AND OBLIGATIONS OF THE HOLDER OF THIS CERTIFICATE ARE ALSO SUBJECT TO ARTICLE V OF THE STOCKHOLDERS' AGREEMENT, DATED AS OF APRIL 8, 1999, BY AND AMONG EARTHWATCH INCORPORATED (THE "COMPANY") AND THE OTHER PARTIES THERETO, AS AMENDED FROM TIME TO TIME (COPIES OF WHICH ARE AVAILABLE FOR REVIEW AT THE PRINCIPAL OFFICE OF THE COMPANY), AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL ALL TERMS AND CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER AS SET FORTH IN ARTICLE V OF SUCH AGREEMENT.

          (d) Such Noteholder is an institutional "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

          SECTION 4.3 No Solicitation.  Such Noteholder has not and will not
          ----------------------------
solicit any offer for, or offer or sell any securities subject to the Transactions by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and Rule 506 thereunder.

          SECTION 4.4 Brokers.  No broker, finder or investment banker is
          -------------------
entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Noteholder.

                                   ARTICLE V
                                   ---------

                                   COVENANTS
                                   ---------

          SECTION 5.1 Charter Amendments.  As soon as practicable following the
          ------------------------------
date of this Agreement, the Company shall do the following:

          (a) Take all action in accordance with all federal and state securities laws, the DGCL and the Certificate of Incorporation and Bylaws of the Company, reasonably necessary to convene a special meeting (or obtain the written consent in lieu thereof) of the holders of the Existing Common Stock and the Existing Preferred Stock, any such special meeting to be held on the earliest practical date determined by the Company pursuant to its obligations under subsections (b) and (c) below;

          (b) With respect to the Existing Preferred Stock, (i) prepare and distribute to all holders of shares of each series of Existing Preferred Stock all reasonably necessary documents for the purpose of soliciting and obtaining the approval in writing of holders of shares of each series of Existing Preferred Stock at least equal in number to the minimum number set forth for each such series in Section 3.4(a) of the Disclosure Schedule to amend the Amended and Restated Certificate of Incorporation of the Company, substantially in the form attached hereto as Exhibit G (the "Charter
                                                  ---------       -------
     Amendments"), to the extent such approval is required by applicable law;
     ----------
     (ii) recommend to holders of shares of each series of Existing Preferred Stock the approval of such Charter Amendments; (iii) use its reasonable best efforts to solicit from holders of such minimum number of shares of each series of Existing Preferred Stock, and take all other action reasonably necessary or advisable to secure, the approval of such holders required to approve such Charter Amendments; and (iv) as of or prior to the time of the consummation of the other Transactions under Section 2(a)(ii), file with the Secretary of State of the State of Delaware all documents, and take any other action, reasonably necessary to effect such Charter Amendments;

          (c) With respect to the Existing Common Stock, (i) prepare and distribute to all holders of shares of Existing Common Stock all reasonably necessary documents for the purpose of soliciting and obtaining the approval in writing of holders of shares of Existing Common Stock at least equal in number to the minimum number set forth in Section 3.4(b) of the Disclosure Schedule to effect the Charter Amendments, all to the extent such approval is required by applicable law; (ii) recommend to holders of shares of Existing Common Stock the approval of such Charter Amendments;
     (iii) use its reasonable best efforts to solicit from holders of such minimum number of shares of Existing Common Stock, and take all other action reasonably necessary or advisable to secure, the approval of such holders required to approve such Charter Amendments; and (iv) as of or prior to the time of the consummation of the other Transactions under
     Section 2(a)(ii), file with the Secretary of State of the State of Delaware all documents, and take any other action, reasonably necessary to effect such Charter Amendments.

          SECTION 5.2 Issuance of New Series C Preferred Stock.
          ----------------------------------------------------

          (a) As of or prior to the time of the consummation of the other Transactions under Section 2(a)(ii), the Company shall issue to each Noteholder the number of shares of New Series C Preferred Stock set forth opposite such Noteholder's name in Schedule 3 hereto.

          (b) The Company hereby agrees that, prior to the issuance of the New Series C Preferred Stock to the Noteholders pursuant to Section 5.2(a), it will not issue to the Vendor or any of its Affiliates any shares of the Company's capital stock.

          SECTION 5.3 Vendor Financing.  Promptly following the Tender Payment
          ----------------------------
Date, the Company shall use its best efforts to, as of or prior to the time of the consummation of the other Transactions under Section 2(a)(iii), enter into the Vendor Financing.

          SECTION 5.4 Satellite Insurance.
          -------------------------------

          (a) The Company shall use its reasonable best efforts to obtain (by paying the initial deposit therefor) the QuickBird 2 Insurance; provided
                                                                     --------
     that the Company shall not be required to pay such deposit for such QuickBird 2 Insurance until the consummation of the other Transactions under Section 2(a)(ii), but in no event later than by June 15, 2001. The Company shall pay, or shall cause to be paid, all remaining premiums for the QuickBird 2 Insurance in accordance with the payment schedule under the terms of the QuickBird 2 Insurance.

          (b) Promptly following the purchase of QuickBird 2 Insurance pursuant to Section 5.4(a), the Company shall (i) execute, and direct the 13% Notes Trustee, as collateral agent, to execute, (x) the Senior Pledge and Security Agreement, substantially in the form attached hereto as Exhibit H-
                                                                      ---------
     1 (the "Senior Pledge and Security Agreement") and deliver, pledge and
     -       ------------------------------------
     transfer to the 13% Notes Trustee, as collateral agent under the Senior Pledge and Security Agreement for the holders of the 13% Notes and the holder of the Vendor Financing, on a pro rata basis, the QuickBird 2 Insurance and (y) the Subordinated Pledge and Security Agreement, substantially in the form attached hereto as Exhibit H-2 (the "Junior
                                                  -----------       ------
     Pledge and Security Agreement" and, together with the Senior Pledge and
     -----------------------------
     Security Agreement, the "Pledge and Security Agreements") and pledge to the
                              ------------------------------
     13% Notes Trustee, as collateral agent under the Junior Pledge and Security Agreement for the holders of the Series A Preferred Stock and the Series B Preferred Stock, the QuickBird 2 Insurance, (ii) execute, and cause the Vendor to execute, the Intercreditor Acknowledgment, and (iii) deliver to the 13% Notes Trustee, as collateral trustee under the Pledge and Security Agreements, (x) an opinion of Baker & McKenzie, dated as of the date of the Pledge and Security Agreements, substantially in the form of Exhibit I-1
                                                                  -----------
     hereto and (y) an of counsel reasonably satisfactory to the 13% Notes Trustee, as collateral trustee, dated as of the date of the Pledge and Security Agreements, substantially in the form of Exhibit I-2 hereto.
                                                       -----------

          SECTION 5.5 Consents; Reasonable Best Efforts.
          ---------------------------------------------

          (a) Each of the Company and each Noteholder, individually and on its own behalf and not on behalf of any other Noteholder, agrees to cooperate in obtaining any consents and approvals which may be required in connection with the transactions contemplated by this Agreement.

          (b) Each of the Company and each Noteholder, individually and on its own behalf and not on behalf of any other Noteholder, agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable (including, on the part of each Noteholder, to vote all shares of Existing Common Stock and Existing Preferred Stock, if any, held by such Noteholder, in favor of the Charter Amendments), to consummate and make effective the

     Transactions contemplated by this Agreement as promptly as practicable after the date hereof.

          (c) The Company and each Noteholder agree to cooperate to effectuate the intent of this Agreement to the extent that any 12 1/2% Notes or any 13% Notes (other than the 13% Notes owned by the Noteholders as set forth on Schedule 1 hereto) remain outstanding after the completion of the Tender
        ----------
     Offer.

          SECTION 5.6 Repurchase of Notes. If (i) any action required to be
          -------------------------------
taken by the Company pursuant to Section 2.1(a)(i) is not so taken by the close of business on April 4, 2001, or (ii) the 13% Notes Indenture shall fail to be amended by the Supplemental Indenture or the opinion or certificate required to be delivered by Section 2.1(a)(ii)(A) and (B), respectively, are not so delivered by the close of business on April 25, 2001, or (iii) the Company fails to obtain a waiver from Section 5.18 of the Recapitalization Agreement with respect to the negotiation, execution, delivery and performance of this Agreement and the Transactions, in any such case the Company shall commence on the next such Business Day, and consummate within 20 Business Days from the date of commencement, an Offer to Purchase (as such term is defined in the Indenture) all of the 13% Notes. The purchase price for the 13% Notes in connection with such Offer to Purchase shall be equal to 100% of the Accreted Value of such 13% Notes as of the date of purchase of the 13% Notes.

          SECTION 5.7 Plan of Reorganization. It is the intention of the
          ----------------------------------
parties that the transactions contemplated hereby, including the amendment of the 13% Notes and the issuance of New Series C Preferred Stock to the Noteholders, qualify as a recapitalization within the meaning of Section 368(a)(1)(E) of the Code and that this Agreement represents a "plan of reorganization" within the meaning of section 1.368-2(g) of the Treasury Regulations. The parties further agree to treat these transactions as a recapitalization for U.S. tax purposes.

          SECTION 5.8 Confidentiality.  Each Noteholder understands that the
          ---------------------------
information provided by the Company pursuant to this Agreement may contain non-public information and agrees to keep this Agreement, the Transactions and all such information (the "Confidential Information") confidential until the earlier of (i) the date of filing of this Agreement with the Securities and Exchange Commission and (ii) the consummation of the Tender Offer; provided that the Noteholders' obligation with respect to Confidential Information shall not apply
(i) to the extent compelled by applicable law or order issued by any administrative, governmental, regulatory, or judicial authority or committee with competent jurisdiction or pursuant to an inquiry by a self-regulatory body or securities exchange having jurisdiction over such Noteholder or (ii) with respect to the disclosure of any Confidential Information by such Noteholder to any person that has agreed in writing to keep such Confidential Information confidential on substantially the same terms as set forth in this Section 5.8.

          SECTION 5.9 Security Documents.  The Noteholders acknowledge and
          ------------------------------
agree that, upon the closing of the Tender Offer and execution and delivery of the Pledge Agreement and the delivery of the collateral thereunder, the security interests created pursuant to the Pledge Agreement, dated as of July 12, 1999, among the Company and The Bank of New York, as collateral trustee and securities intermediary, and the Amended and Restated Collateral Pledge and Security Agreement, dated as of July 12, 1999, between the Company and The Bank of New York, as collateral trustee, shall be released and discharged.

                                  ARTICLE VI
                                  ----------

                                INDEMNIFICATION
                                ---------------

          SECTION 6.1 Survival of Representations and Warranties.  Subject to
          ----------- ------------------------------------------
the limitations and other provisions of this Agreement, the representations and warranties of the parties hereto contained in this Agreement shall remain in full force and effect for a period of three years after the date of this Agreement; provided that (i) the representations and warranties contained in
           --------
Sections 3.15, 3.17 and 3.18 shall survive until 30 days after the expiration of the statute of limitations related thereto and (ii) the representations and warranties contained in Sections 3.1, 3.2, 3.4, 3.5 and 3.6 shall survive indefinitely.

          SECTION 6.2 Indemnification.  The Company agrees to indemnify each
          ---------------------------
Noteholder and its Affiliates, and their officers, directors, employees, members, agents, successors and assigns (as used in this Section 6.2, each an "Indemnified Party") against and hold them harmless from all Liabilities, losses, damages, claims, costs and expenses (including, without limitation, reasonable attorney's fees) (collectively, "Losses") actually incurred by them arising out of the breach of (i) any representation or warranty of the Company contained herein or (ii) any covenant or agreement of the Company contained herein. Anything in Section 6.1 to the contrary notwithstanding, no claim may be asserted nor may any action be commenced against the Company for breach of any representation or warranty contained herein, unless written notice of such claim or action is received by the Company describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or action on or prior to the date on which the representation or warranty on which such claim or action is based ceases to survive as set forth in Section 6.1, regardless of whether the subject matter of such claim or action shall have occurred before or after such date.

          SECTION 6.3 Indemnification Procedures.  An Indemnified Party shall
          --------------------------------------
give the Company prompt written notice of any claim, assertion, event or proceeding by or in respect of a third party of which such Indemnified Party has knowledge concerning any Loss as to which such Indemnified Party may request indemnification hereunder. The Company shall have the right to direct, through counsel of its own choosing, which counsel shall be reasonably satisfactory to the Indemnified Party, the defense or settlement of any claim or proceeding the subject of indemnification hereunder at its own expense. If the Company elects to assume the defense of any such claim or proceeding, the Indemnified Party may participate in such defense, but in such case the expenses of the Indemnified Party shall be paid by the Indemnified Party. The Indemnified Party shall provide the Company with reasonable access to its records and personnel relating to any such claim, assertion, event or proceeding during normal business hours and shall otherwise reasonably cooperate with the Company in the defense or settlement thereof, and the Company shall reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith. If the Company elects to direct the defense of any such claim or proceeding, the Indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless the Company consents in writing prior to such payment or unless the Company withdraws from the defense of such asserted liability or unless a final judgment from which no appeal may be taken by or on behalf of the Company is entered against the Indemnified Party for such liability. No settlement in respect of any third party claim may be effected by the Company without the Indemnified Party's prior written consent (which consent shall not be unreasonably withheld) unless the settlement involves a full and unconditional release of the Indemnified Party. If the Company shall fail to undertake any such defense, the Indemnified Party shall have the right to undertake the defense or settlement thereof, at the Company's expense. If the Indemnified Party assumes the defense of any such claim or proceeding pursuant to this
Section 6.3 and proposes to settle such claim or proceeding prior to a final judgment thereon or to forgo any appeal with respect thereto, then the Indemnified Party shall give the Company prompt written notice thereof, and the Company shall have the right to participate in the settlement or assume or reassume the defense of such claim or proceeding.

                                  ARTICLE VII
                                  -----------

                            TERMINATION AND WAIVER
                            ----------------------

          SECTION 7.1 Termination.  This Agreement may be terminated at any
          -----------------------
time (a) by the mutual written consent of each of the Company and each of the Noteholders or (b) by the Company if the Tender Offer is terminated without any 13% Notes or 12 1/2% Notes being purchased thereunder.

          SECTION 7.2 Effect of Termination.  In the event of termination of
          ---------------------------------
this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except (a) that the provisions of this Section 7.2 and Article VIII shall survive termination of this Agreement and (b) that nothing herein shall relieve either party from liability for any willful breach hereof.

          SECTION 7.3 Waiver.  The Company, on the one hand, or the Noteholders
          ------------------
acting unanimously, on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                 ARTICLE VIII
                                 ------------

                              GENERAL PROVISIONS
                              ------------------

          SECTION 8.1 Expenses.  Each party shall bear its own costs and
          --------------------
expenses in connection with this Agreement and the Transactions contemplated hereby.

          SECTION 8.2 Survival.  In addition to the survival periods set forth
          --------------------
in Section 6.1, the covenants of the parties shall survive until such actions shall have been taken or performed in accordance with their terms.

          SECTION 8.3 Notices.  All notices, requests, claims, demands and
          -------------------
other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.3):

               (A)  if to the Company:

                    EarthWatch Incorporated
                    1900 Pike Road
                    Longmont, Colorado 80501-6700
                    Telecopy: (303) 682-3808
                    Attention: Herbert F. Satterlee, III

               (B)  if to any Noteholder, to the address of such Noteholder on
                    Schedule 1 hereto
                    ----------

          SECTION 8.4 Public Announcements.  Unless otherwise required by
          --------------------------------
applicable law or any stock exchange requirements, no party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the Transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other parties, and the parties shall cooperate as to the timing and contents of any such press release or public announcement; provided that the Company may make,
                                           --------
or cause to be made, announcements in respect of this Agreement or the transactions contemplated hereby to its employees without the consent of any Noteholder.

          SECTION 8.5 Headings.  The descriptive headings contained in this
          --------------------
Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 8.6 Severability.  If any term or other provision of this
          ------------------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

          SECTION 8.7 Entire Agreement.  This Agreement constitutes the entire
          ----------------------------
agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the Company and each Noteholder with respect to the subject matter hereof.

          SECTION 8.8 Assignment.  This Agreement shall not be assigned without
          ----------------------
the express written consent of the Company and each Noteholder (which consent may be granted or withheld in the sole discretion of the Company or any Noteholder), except (i) that no consent shall be required for any Noteholder to assign its rights and delegate its duties hereunder, in whole or in part, to one or more of its subsidiaries and (ii) that each Noteholder shall have the right to assign its rights (but not its obligations) hereunder to any person.

          SECTION 8.9  No Third Party Beneficiaries.  This Agreement shall be
          -----------------------------------------
binding upon and inure solely to the benefit of the parties hereto, their successors and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          SECTION 8.10 Amendment.  This Agreement may not be amended or
          -----------------------
modified except by an instrument in writing signed by the Company and each Noteholder.

          SECTION 8.11 Governing Law.  This Agreement shall be governed by and
          --------------------------
construed under the laws of the State of New York. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any New York state or federal court sitting in The City of New York, and the parties hereto hereby consent to the jurisdiction of such courts in any such action or proceeding.

          SECTION 8.12 Counterparts.  This Agreement may be executed in one or
          -------------------------
more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          SECTION 8.13 Specific Performance.  The parties hereto agree that
          ---------------------------------
irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terns hereof.

     IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                              EARTHWATCH INCORPORATED

                              By:  /s/ Henry E. Dubois
                                  --------------------------
                                    Name: Henry E. Dubois
                                    Title: Chief Operating Officer/Chief
                                           Financial Officer

                              MORGAN STANLEY & CO. INCORPORATED

                              By:  /s/ Michael Petrick
                                  ---------------------
                                     Name: Michael Petrick
                                     Title: Managing Director

                              POST BALANCED FUND

                              By:  /s/ Lawrence A. Post
                                  ---------------------------------
                                     Name: Lawrence A. Post
                                     Title: President

                              POST HIGH YIELD LP

                              By:  /s/ Lawrence A. Post
                                  ---------------------------------
                                     Name: Lawrence A. Post
                                     Title: President

                              POST TOTAL RETURN FUND

                              By:  /s/ Lawrence A. Post
                                  ---------------------------------
                                     Name: Lawrence A. Post
                                     Title: President

                              OPPORTUNITY FUND

                              By:  /s/ Lawrence A. Post
                                  ---------------------------------
                                     Name: Lawrence A. Post
                                     Title: President

                              DICKSTEIN & CO., L.P.

                              By: Dickstein Partners, L.P.
                              By: Dickstein Partners Inc.

                              By:  /s/ Edward Farr
                                  -------------------------------
                                     Name: Edward Farr
                                     Title: Vice President

                              DICKSTEIN INTERNATIONAL LTD

                              By: Dickstein Partners Inc., as Agent

                              By:  /s/ Edward Farr
                                  -------------------------------
                                     Name: Edward Farr
                                     Title: Vice President

                              SUN AMERICA HIGH INCOME FUND

                              By:  /s/ John W. Risner
                                  --------------------
                                     Name: John W. Risner
                                     Title: Senior Vice President
                                            Portfolio Manager

                              SUN AMERICA SERIES TRUST HIGH YIELD PORTFOLIO

                              By:  /s/ John W. Risner
                                  --------------------
                                     Name: John W. Risner
                                     Title: Senior Vice President
                                            Portfolio Manager

                              HITACHI SOFTWARE ENGINEERING CO., LTD.

                              By:  /s/ Takatoshi Kodaira
                                  -----------------------
                                     Name: Takatoshi Kodaira
                                     Title: General Manager
                                            Geospatial Information Division

                                                                       EXHIBIT A

                                                                       4/19/2001

                       EARTHWATCH VENDOR CREDIT FACILITY

                        SUMMARY OF TERMS AND CONDITIONS

I.   PARTIES

     BORROWER:        EarthWatch, as borrower under the Vendor Finance Facility
                      (hereinafter, the "Company").
                                         -------

     VENDOR: Ball Aerospace & Technologies Corp., its affiliates or assigns (in such capacity, the "Vendor").
                                                      ------

II.  CREDIT FACILiTY

     DESCRIPTION:     A senior secured term credit facility (the "Vendor Credit
                                                                  -------------
                      Facility") for the purpose of providing vendor financing
                      --------
                      of Contract SE.1M.PRJ.0004.A for the construction and delivery of the QuickBird 2 satellite ("Project
                      Contract:").

     AMOUNT
     OF FACILITY:     An aggregate amount of $ 9 million drawn against the
                      payment schedule for Project Contract such that the earliest outstanding payments earned, invoiced and due to Vendor until an aggregate of $ 9 million has been drawn are covered 100% by the vendor financing. In addition, the amount of the facility will increase to cover accrued interest for the period from the initial draw through the launch of QuickBird 2 plus 6 months (this period is defined as the Accrued Interest Period).

     TERM: The Vendor Credit Facility will extend for 18 months beyond QuickBird 2's launch.

     VENDOR CREDIT
     FACILITY PAYMENT
     SCHEDULE:        The principal amount of the Vendor Credit Facility shall
                      be repaid in equal amounts over the period from seven (7) months after the launch of QuickBird 2 through eighteen
                      (18) months after the launch of QuickBird 2. Attachment 1 sets forth this payment schedule.

     PURPOSE: To support the construction of QuickBird 2 under the Project Contract.

III. CERTAIN BORROWING AND PAYMENT TERMS

     INTEREST RATE:   Drawings under the Vendor Credit Facility will bear
                      interest at an annual rate equal 11%. Interest during the period Accrued Interest Period shall be calculated monthly on the basis of a 365-day year and actual days elapsed and will be added to the principal amount to be paid out in accordance with the Vendor Credit Facility repayment schedule. Interest during the expected repayment period shall be payable monthly on the basis of a 365-day year and actual days elapsed.

                            EarthWatch PROPRIETARY

     INTEREST
     PAYMENTS:        Interest on the Vendor Credit Facility shall be accrued
                      during the Accrued Interest Period. The accrued interest will be added to the outstanding principal balance and will be paid according to Vendor Credit Facility Payment
                      Schedule. Interest for the time after the Accrued Interest
                      Period will be calculated on the amount outstanding monthly in arrears commencing on the last day of the month following the date of the successful launch of QuickBird 2 by 184 days and paid according to the payment schedule shown in Attachment 1.

     EQUITY: The Ball Technologies Holdings Corp or it's affiliates shall receive Company's Series C Preferred Stock in an amount equal to 1% of the Company's capital stock on a fully diluted basis, after taking into account the expected recapitalization of the Company upon the closing as defined herein with the rights provided under the Series C Preferred Registration Rights Agreement upon execution by Vendor.

     CLOSING:         The execution and delivery of all definitive Credit
                      Documentation.

     OPTIONAL
     PREPAYMENTS
     AND COMMITMENT
     REDUCTIONS:      The Vendor Credit Facility may be prepaid by the Company
                      in whole or in part and commitments may be reduced permanently by the Company at any time. Prepayment and commitment reductions by the Company will reduce the amount available under the facility accordingly.

     MANDATORY
     PREPAYMENTS:     Standard for similar financings and including termination
                      of Project Contract, receipt of insurance proceeds due to the loss or failure of the Satellite, failure to launch before termination of the Pre-Launch Period and failure of in-orbit commencement of commercial service within 6 months after launch of the Satellite.

IV.  SECURITY

     SECURITY
     DOCUMENTATION:   The Vendor Credit Facility shall be secured by the
                      Collateral (as described below) currently per the supply
                      agreement between the parties and upon execution pursuant
                      to the security documentation (the "Security
                                                          --------
                      Documentation") on terms and conditions acceptable to the
                      -------------
                      Vendor, to be executed and delivered as part of the
                      definitive Credit Documentation. Security granted in the
                      Collateral shall be valid and enforceable, perfected (to
                      the extent possible under applicable law), first priority
                      security interests, subject to pari passu sharing on a pro
                                                     ---- -----              ---
                      rata basis, as described below.
                      ----

     COLLATERAL:      The credit facility is secured with two types of
                      collateral. First, by the proceeds of the launch and on-orbit operating insurance policy in an amount not less than $155 million covering operations for a period of one year which will be subject to pari passu sharing on a pro rata basis with the 13% Note Holders not tendering their debt for payment. The secured proceeds shall be limited to an amount equaling the amount due under the credit facility. In addition, the facility will be secured on a first priority basis by the Deliverables provided under Project Contract and the proceeds thereof as defined by
                      Section 9-306 (1) of the Uniform Commercial Code, subject to the express understanding that the proceeds of the launch and on-orbit operating insurance shall be shared pari

                            EarthWatch PROPRIETARY
                      passu on a pro rata basis with the 13% Note Holders not tendering their debt for payment:

     INTERCREDITOR
     AGREEMENT:       It is expected the Vendor and the 13% Note Holders will
                      enter into intercreditor documents confirming the above rights with regard to the security positions of Vendor and the 13% Note Holders.

V.   OTHER MATTERS

                      The representations, warranties, covenants, events of default and other terms and conditions outlined herein will be documented in the Definitive "Credit
                                                            ------
                      Documentation").
                      -------------

     REPRESENTATIONS
     AND
     WARRANTIES:      Standard for similar financings

     INCREASED COSTS/
     CHANGE OF

     CIRCUMSTANCES:   The Definitive Credit Documentation will contain customary provisions protecting the Vendor in the event of unavailability of funding, illegality, increased costs, capital adequacy charges and funding losses, and will provide for withholding tax gross-up, and general indemnification of the Vendor (and its assignees and participants) by the Company.

     ASSIGNMENTS AND
     PARTICIPATIONS:  The Vendor shall be permitted to assign all or part of and sell participations in the Vendor Credit Facility and commitments.

     INDEMNIFI-
     CATION: The Vendor (and its affiliates and officers, directors, employees, advisors, agents and assigns) will have no liability for, and will be indemnified and held harmless against, any loss, liability, cost or expense incurred in respect of the financing contemplated hereby or the use or the proposed use of proceeds thereof (except to the extent resulting from the gross negligence or willful misconduct of the indemnified party).

     GOVERNING LAW
     AND FORUM:       State of Colorado.

                            EarthWatch PROPRIETARY

                        Attachment 1 - Payment Schedule

----------------------------------------------------------------------------------------------------------
 I.  Period
                                              Interest Payments                 Principal Payments
----------------------------------------------------------------------------------------------------------
 From time of financing through          Interest Accrued and added to                  None
 Launch + 6 months                           outstanding balance
----------------------------------------------------------------------------------------------------------
 Launch + 7 months until balance         Interest paid currently on      1/12th of outstanding balance as
 paid off                                   outstanding balance           of L+ 7 months, principal plus
                                                                                 accrued interest
----------------------------------------------------------------------------------------------------------

                            EarthWatch PROPRIETARY

                                                                     EXHIBIT B-1

                                                                  EXECUTION COPY


                      NOTES REGISTRATION RIGHTS AGREEMENT



                           Dated as of April 3, 2001



                                     among



                           EARTHWATCH INCORPORATED,


                             THE BANK OF NEW YORK,
                                  as Trustee,


                                      and


                       MORGAN STANLEY & CO. INCORPORATED

                      NOTES REGISTRATION RIGHTS AGREEMENT


          This NOTES REGISTRATION RIGHTS AGREEMENT dated as of April 3, 2001 (the "Agreement"), is among EARTHWATCH INCORPORATED, a Delaware corporation (the "Company"), THE BANK OF NEW YORK, as TRUSTEE (the "Trustee") under the Indenture, dated as of July 12, 1999, as amended (the "Indenture") for the Company's 13% Senior Discount Notes due 2007 (the "13% Notes") and MORGAN STANLEY & CO. INCORPORATED, a Delaware corporation ("MS&Co").

          This Agreement is made pursuant to the Recapitalization Agreement and Consent, dated as of April 2, 2001, among the Company and the other parties thereto (the "Recapitalization Agreement"), pursuant to which certain holders (the "Remaining Noteholders") of the Company's 13% Senior Discount Notes due 2007 (the "13% Notes") agreed not to tender their 13% Notes into the Company's Offer to Purchase for Cash dated February 28, 2001 (the "Tender Offer"). In order to induce the Remaining Noteholders to enter into the Recapitalization Agreement, the Company has agreed to provide to the Remaining Noteholders and their direct and indirect transferees the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing of the transactions contemplated by the Recapitalization Agreement.

          In consideration of the foregoing, the parties hereto agree as follows:

          1.   Definitions.

          As used in this Agreement, the following capitalized defined terms shall have the following meanings:

          "1933 Act" shall mean the Securities Act of 1933, as amended from time
           --------
to time.

          "1934 Act" shall mean the Securities Exchange Act of 1934, as amended
           --------
from time to time.

          "Closing Date" shall mean the Tender Payment Date as defined in the
           ------------
Recapitalization Agreement.

          "Company" shall have the meaning set forth in the preamble and shall
           -------
also include the Company's successors.

          "Exchange Offer" shall mean the exchange offer by the Company of
           --------------
Exchange Notes for Registrable Notes pursuant to Section 2(a) hereof.

          "Exchange Offer Registration" shall mean a registration under the 1933
           ---------------------------
Act effected pursuant to Section 2(a) hereof.

          "Exchange Offer Registration Statement" shall mean an exchange offer
           -------------------------------------
registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the

Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Exchange Notes" shall mean notes issued by the Company under the
           --------------
Indenture containing terms identical to the 13% Notes (except that the Exchange Notes will not contain restrictions on transfer) and to be offered to Holders of 13% Notes in exchange for 13% Notes pursuant to the Exchange Offer.

          "Holder" shall mean the Remaining Noteholders, for so long as they own
           ------
any Registrable Notes, and each of their successors, assigns and direct and indirect transferees who become registered owners of Registrable Notes under the Indenture; provided that for purposes of Sections 4 and 5 of this Agreement, the term "Holder" shall include Participating Broker-Dealers (as defined in Section 4(a)).

          "Majority Holders" shall mean the Holders of a majority of the
           ----------------
aggregate principal amount at maturity of outstanding Registrable Notes; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Notes is required hereunder, Registrable Notes held by the Company or any of its affiliates (as such term is defined in Rule 405 under the 1933 Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.

          "Person" shall mean an individual, partnership, limited liability
           ------
company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

          "Prospectus" shall mean the prospectus included in a Registration
           ----------
Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Notes covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including all material incorporated by reference therein.

          "Registrable Notes" shall mean any 13% Notes outstanding that bear the
           -----------------
Private Placement Legend (as defined in the Indenture); provided, however, that the 13% Notes shall cease to be Registrable Notes (i) when a Registration Statement with respect to such 13% Notes shall have been declared effective under the 1933 Act and such 13% Notes shall have been disposed of pursuant to such Registration Statement, (ii) when such 13% Notes have been sold to the public pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the 1933 Act or (iii) when such 13% Notes shall have ceased to be outstanding.

          "Registration Expenses" shall mean any and all expenses incident to
           ---------------------
performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Notes or Registrable Notes), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws,
(vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Company and, in the case of a Shelf Registration Statement, the fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders) and (viii) the fees and disbursements of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, but excluding fees and expenses of counsel to the underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Notes by a Holder.

          "Registration Statement" shall mean any registration statement of the
           ----------------------
Company that covers any of the Exchange Notes or Registrable Notes pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "SEC" shall mean the Securities and Exchange Commission.
           ---

          "Shelf Registration" shall mean a registration effected pursuant to
           ------------------
Section 2(b) hereof.

          "Shelf Registration Statement" shall mean a "shelf" registration
           ----------------------------
statement of the Company pursuant to the provisions of Section 2(b) of this Agreement which covers all of the Registrable Notes (but no other securities unless approved by the Holders whose Registrable Notes are covered by such Shelf Registration Statement) on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Trustee" shall mean the trustee with respect to the 13% Notes under
           -------
the Indenture.

          "Underwriter" shall have the meaning set forth in Section 3 hereof.
           -----------

          "Underwritten Registration" or "Underwritten Offering" shall mean a
           -------------------------      ---------------------
registration in which Registrable Notes are sold to an Underwriter for reoffering to the public.

          2.   Registration Under the 1933 Act.

          (a) To the extent not prohibited by any applicable law or applicable interpretation of the Staff of the SEC, the Company shall use its best efforts to cause to be filed an Exchange Offer Registration Statement covering the offer by the Company to the Holders to exchange all of the Registrable Notes for Exchange Notes and to have such Registration

Statement remain effective until the closing of the Exchange Offer. The Company shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement has been declared effective by the SEC and use its best efforts to have the Exchange Offer consummated not later than 60 days after such effective date. The Company shall commence the Exchange Offer by mailing the related exchange offer Prospectus and accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law:

          (i) that the Exchange Offer is being made pursuant to this Registration Rights Agreement and that all Registrable Notes validly tendered will be accepted for exchange;

          (ii) the dates of acceptance for exchange (which shall be a period of at least 20 business days from the date such notice is mailed) (the "Exchange Dates");

          (iii) that any Registrable Note not tendered will remain outstanding and continue to accrete in value until July 15, 2002 and thereafter will accrue interest, but will not retain any rights under this Registration Rights Agreement;

          (iv) that Holders electing to have a Registrable Note exchanged pursuant to the Exchange Offer will be required to surrender such Registrable Note, together with the enclosed letters of transmittal, to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice prior to the close of business on the last Exchange Date; and

          (v) that Holders will be entitled to withdraw their election, not later than the close of business on the last Exchange Date, by sending to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount at maturity of Registrable Notes delivered for exchange and a statement that such Holder is withdrawing his election to have such 13% Notes exchanged.

          As soon as practicable after the last Exchange Date, the Company shall:

          (i) accept for exchange Registrable Notes or portions thereof tendered and not validly withdrawn pursuant to the Exchange Offer; and

          (ii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Notes or portions thereof so accepted for exchange by the Company and issue, and cause the Trustee to promptly authenticate and mail to each Holder, an Exchange Note equal in principal amount at maturity to the principal amount at maturity of the Registrable Notes surrendered by such Holder.

The Company shall use its best efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the 1933 Act, the 1934 Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the Staff of the SEC. The Company shall inform MS&Co. of the names and addresses of the Holders to whom the Exchange Offer is made, and MS&Co. shall have the right, subject to applicable law, to contact such Holders and otherwise facilitate the tender of Registrable Notes in the Exchange Offer.

          (b) In the event that (i) the Company determines that the Exchange Offer Registration provided for in Section 2(a) above is not available or may not be consummated as soon as practicable after the last Exchange Date because it would violate applicable law or the applicable interpretations of the Staff of the SEC, (ii) the Exchange Offer is not for any other reason consummated by October 15, 2001 or (iii) the Exchange Offer has been completed and in the opinion of counsel for MS&Co. a Registration Statement must be filed and a Prospectus must be delivered by MS&Co. in connection with any offering or sale of Registrable Notes, the Company shall use its best efforts to cause to be filed as soon as practicable after such determination, date or notice of such opinion of counsel is given to the Company, as the case may be, a Shelf Registration Statement providing for the sale by the Holders of all of the Registrable Notes and to have such Shelf Registration Statement declared effective by the SEC. In the event the Company is required to file a Shelf Registration Statement solely as a result of the matters referred to in clause
(iii) of the preceding sentence, the Company shall use its best efforts to file and have declared effective by the SEC both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Notes and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Notes held by MS&Co. after completion of the Exchange Offer. The Company agrees to use its best efforts to keep the Shelf Registration Statement continuously effective until the expiration of the period referred to in Rule 144(k) with respect to the Registrable Notes or such shorter period that will terminate when all of the Registrable Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement. The Company further agrees to supplement or amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the 1933 Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder with respect to information relating to such Holder, and to use its best efforts to cause any such amendment to become effective and such Shelf Registration Statement to become usable as soon as thereafter practicable. The Company agrees to furnish to the Holders of Registrable Notes copies of any such supplement or amendment promptly after its being used or filed with the SEC.

          (c) The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) or Section 2(b). Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Notes pursuant to the Shelf Registration Statement.

          (d) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that, if, after it has been declared effective, the offering of Registrable Notes pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference until the offering of Registrable Notes pursuant to such Registration Statement may legally resume. In the event the Exchange Offer is not consummated and the Shelf Registration Statement is not declared effective on or prior to October 15, 2001, the Company shall pay liquidated damages to the Holders of the Registrable Notes (in addition to the accrual of interest (or original issue discount) otherwise due on the 13% Notes), at a rate of 0.5% per annum semi-annually, with accrual commencing October 15, 2001, and payment commencing January 15, 2002, until the Exchange Offer is consummated or the Shelf Registration Statement is declared effective by the SEC.

          (e) Without limiting the remedies available to the Holders of Registrable Notes and MS&Co., the Company acknowledges that any failure by the Company to comply with its obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Holders of Registrable Notes and MS&Co. for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any such Holder or MS&Co. may obtain such relief as may be required to specifically enforce the Company's obligations under Section 2(a) and Section 2(b) hereof.

          3.   Registration Procedures.

          In connection with the obligations of the Company with respect to the Registration Statements pursuant to Section 2(a) and Section 2(b) hereof, the Company shall as expeditiously as possible:

          (a) prepare and file with the SEC a Registration Statement on the appropriate form under the 1933 Act, which form (x) shall be selected by the Company and (y) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Notes by the selling Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and use its best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

          (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the 1933 Act; to keep each Prospectus current during the period described under Section 4(3) and Rule 174 under the 1933 Act, if any, that is applicable to transactions by brokers or dealers with respect to the Registrable Notes or Exchange Notes;

          (c) in the case of a Shelf Registration, furnish to each Holder of Registrable Notes, to counsel for MS&Co., to counsel for the Holders and to each Underwriter of an Underwritten Offering of Registrable Notes, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or Underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Notes; and the Company consents to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling Holders of Registrable Notes and any such Underwriters in connection with the offering and sale of the Registrable Notes covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;

          (d) use its best efforts to register or qualify the Registrable Notes under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Notes covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC, to cooperate with such Holders in connection with any filings required to be made with the National Association of Securities Dealers, Inc. and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Notes owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process or (iii) subject itself to taxation in any such jurisdiction if it is not so subject;

          (e) in the case of a Shelf Registration, notify each Holder of Registrable Notes, counsel for the Holders and counsel for MS&Co. promptly and, if requested by any such Holder or counsel, confirm such advice in writing (i) when a Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Notes covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Notes for sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) of the happening of any event during the period a Shelf Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading and (vi) of any determination by the Company that a post-effective amendment to a Registration Statement would be appropriate;

          (f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment and provide immediate notice to each Holder of the withdrawal of any such order;

          (g) in the case of a Shelf Registration, furnish to each Holder of Registrable Notes, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

          (h) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Notes to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold and not bearing any restrictive legends and enable such Registrable Notes to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders may reasonably request at least one business day prior to the closing of any sale of Registrable Notes;

          (i) in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(e)(v) hereof, use its best efforts to prepare and file with the SEC a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees to notify the Holders to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and the Holders hereby agree to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission;

          (j) a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to MS&Co. and its counsel (and, in the case of a Shelf Registration Statement, the Holders and their counsel) and make such of the representatives of the Company as shall be reasonably requested by MS&Co. or its counsel (and, in the case of a Shelf Registration Statement, the Holders or their counsel) available for discussion of such document, and shall not at any time file or make any amendment to the Registration Statement, any Prospectus or any amendment of or supplement to a Registration Statement or a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus, of which MS&Co. and its counsel (and, in the case of a Shelf Registration Statement, the Holders and their counsel) shall not have previously been advised and furnished a copy or to which MS&Co. or its counsel (and, in the case of a Shelf Registration Statement, the Holders or their counsel) shall object;

          (k) obtain a CUSIP number for all Exchange Notes or Registrable Notes, as the case may be, not later than the effective date of a Registration Statement, to the extent an existing CUSIP number is not already available for such Exchange Notes or Registrable Notes;

          (l) to the extent required, cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), in connection with the registration of the Exchange Notes or Registrable Notes, as the case may be, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use its best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

          (m) in the case of a Shelf Registration, make available for inspection by a representative of the Holders of the Registrable Notes, any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, and attorneys and accountants designated by the Holders, at reasonable times and in a reasonable manner, all financial and other records, pertinent documents and properties of the Company, and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with a Shelf Registration Statement;

          (n) in the case of a Shelf Registration, use its best efforts to cause all Registrable Notes to be listed on any securities exchange or any automated quotation system on which similar securities issued by the Company are then listed if requested by the Majority Holders, to the extent such Registrable Notes satisfy applicable listing requirements;

          (o) use its best efforts to cause the Exchange Notes to continue to be rated by two nationally recognized statistical rating organizations (as such term is defined in Rule 436(g)(2) under the 1933 Act), if the Registrable Notes have been rated;

          (p) if reasonably requested by any Holder of Registrable Notes covered by a Registration Statement, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Company has received notification of the matters to be incorporated in such filing; and

          (q) in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Holders of a majority of the Registrable Notes being sold) in order to expedite or facilitate the disposition of such Registrable Notes including, but not limited to, an Underwritten Offering and in such connection, (i) to the extent possible, make such representations and warranties to the Holders and any Underwriters of such Registrable Notes with respect to the business of the Company and its subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (ii) obtain opinions of counsel to the Company (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holders and such Underwriters and their respective counsel) addressed to each selling Holder and Underwriter of Registrable Notes, covering the matters customarily covered in opinions requested in underwritten offerings, (iii) obtain "cold comfort" letters from the independent certified public accountants of the Company (and, if necessary, any other certified public accountant of any subsidiary of the Company, or of any business acquired by the Company for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each selling Holder and Underwriter of Registrable Notes, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings, and (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Notes being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in an underwriting agreement.

          In the case of a Shelf Registration Statement, the Company may require each Holder of Registrable Notes to furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of such Registrable Notes as the Company may from time to time reasonably request in writing.

          In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e)(v) hereof, such Holder will forthwith discontinue disposition of Registrable Notes pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Notes current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of Registrable Notes pursuant to a Registration Statement, the Company shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions. The Company may give any such notice only twice during any 365 day period and any such suspensions may not exceed 30 days for each suspension and there may not be more than two suspensions in effect during any 365 day period.

          The Holders of Registrable Notes covered by a Shelf Registration Statement who desire to do so may sell such Registrable Notes in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers (the "Underwriters") that will administer the offering will be selected by the Majority Holders of the Registrable Notes included in such offering.

          4.   Participation of Broker-Dealers in Exchange Offer.
               --------------------------------------------------

          (a) The Staff of the SEC has taken the position that any broker-dealer that receives Exchange Notes for its own account in the Exchange Offer in exchange for 13% Notes that were acquired by such broker-dealer as a result of market-making or other trading activities (a "Participating Broker-Dealer"), may be deemed to be an "underwriter" within the meaning of the 1933 Act and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Notes.

          The Company understands that it is the Staff's position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Notes, without naming the Participating Broker-Dealers or specifying the amount of Exchange Notes owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligation under the 1933 Act in connection with resales of Exchange Notes for their own accounts, so long as the Prospectus otherwise meets the requirements of the 1933 Act.

          (b) In light of the above, notwithstanding the other provisions of this Agreement, the Company agrees that the provisions of this Agreement as they relate to a Shelf Registration shall also apply to an Exchange Offer Registration to the extent, and with such reasonable modifications thereto as may be, reasonably requested by MS&Co. or by one or more Participating Broker-Dealers, in each case as provided in clause (ii) below, in order to expedite or facilitate the disposition of any Exchange Notes by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above; provided that:

          (i) the Company shall not be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement, as would otherwise be contemplated by Section 3(i), for a period exceeding 180 days after the last Exchange Date (as such period may be extended pursuant to the penultimate paragraph of Section 3 of this Agreement) and Participating Broker-Dealers shall not be authorized by the Company to deliver and shall not deliver such Prospectus after such period in connection with the resales contemplated by this Section 4; and

          (ii) the application of the Shelf Registration procedures set forth in
     Section 3 of this Agreement to an Exchange Offer Registration, to the extent not required by the positions of the Staff of the SEC or the 1933 Act and the rules and regulations thereunder, will be in conformity with the reasonable request to the Company by MS&Co. or with the reasonable request in writing to the Company by one or more broker-dealers who certify to MS&Co. and the Company in writing that they anticipate that they will be Participating Broker-Dealers; and provided further that, in connection with such application of the Shelf Registration procedures set forth in Section 3 to an Exchange Offer Registration, the Company shall be obligated (x) to deal only with one entity representing the Participating Broker-Dealers, which shall be MS&Co. unless it elects not to act as such representative,
     (y) to pay the fees and expenses of only one counsel representing the Participating Broker-Dealers, which shall be counsel to MS&Co. unless such counsel elects not to so act and (z) to cause to be delivered only one, if any, "cold comfort" letter with respect to the Prospectus in the form existing on the last Exchange Date and with respect to each subsequent amendment or supplement, if any, effected during the period specified in clause (i) above.

          (c) MS&Co. shall have no liability to the Company or any Holder with respect to any request that it may make pursuant to Section 4(b) above.

          5.   Indemnification and Contribution.

          (a) The Company agrees to indemnify and hold harmless MS&Co., each Holder of Registrable Notes and each Person, if any, who controls MS&Co. or any Holder of Registrable Notes within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, or is under common control with, or is controlled by, MS&Co. or any Holder, from and against all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by MS&Co., any Holder or any such controlling or affiliated Person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Exchange Notes or Registrable Notes were registered under the 1933 Act, including all documents incorporated therein by reference, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to MS&Co. or any Holder of Registrable Notes furnished to the Company in writing by MS&Co. or any selling Holder expressly for use therein. In connection with any Underwritten Offering permitted by Section 3, the Company will also indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the 1933 Act and the 1934 Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement.

          (b) Each Holder of Registrable Notes agrees, severally and not jointly, to indemnify and hold harmless the Company, MS&Co. and the other selling Holders, and each of their respective directors, officers who sign the Registration Statement and each Person, if any, who controls the Company, MS&Co. and any other selling Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to MS&Co. and the Holders of Registrable Notes, but only with reference to information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either paragraph (a) or paragraph (b) above, such Person (the "indemnified party") shall promptly notify the Person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. In such case involving MS&Co. and Persons who control MS&Co., such firm shall be designated in writing by MS&Co. In such case involving the Holders and such Persons who control Holders, such firm shall be designated in writing by the Majority Holders. In all other cases, such firm shall be designated by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party for such fees and expenses of counsel in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d)  If the indemnification provided for in paragraph (a) or paragraph
(b) of this Section 5 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and Holders of Registrable Notes, on the other hand, from the Recapitalization Agreement or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Holders of Registrable Notes on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders' respective obligations to contribute pursuant to this Section 5(d) are several in proportion to the respective principal amount of Registrable Notes of such Holder that were registered pursuant to a Registration Statement.

          (e) The Company and each Holder agree that it would not be just or equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 5, no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which Registrable Notes were sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of MS&Co., any Holder of Registrable Notes or any Person controlling MS&Co. or any Holder, or by or on behalf of the Company, its officers or directors or any Person controlling the Company, (iii) acceptance of any of the Exchange Notes and (iv) any sale of Registrable Notes pursuant to a Shelf Registration Statement.

          The Company agrees to indemnify the Trustee in accordance with Section
7.7 of the Indenture in connection with the Trustee's acceptance and administration of this Agreement.

          6.   Miscellaneous.

          (a)  No Inconsistent Agreements. The Company has not entered into, and
               --------------------------
on or after the date of this Agreement will not enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

          (b)  Amendments and Waivers.  The provisions of this Agreement,
               ----------------------
including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Notes affected by such amendment, modification, supplement, waiver or consent; provided, however, that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Notes unless consented to in writing by such Holder.

          (c)  Notices.  All notices and other communications provided for or
               -------
permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery
(i) if to a Holder of Registrable Notes, initially at the address set forth for such Holder in the Recapitalization Agreement; and (ii) if to the Company, initially at the Company's address set forth in the Recapitalization Agreement, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c).

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

          Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

          (d)  Successors and Assigns. This Agreement shall inure to the benefit
               ----------------------
of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Notes in violation of the terms of the Indenture. If any transferee of any Holder shall acquire Registrable Notes, in any manner, whether by operation of law or otherwise, such Registrable Notes shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Notes such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. Neither MS&Co. nor the Trustee shall have any liability or obligation to the Company with respect to any failure by any Holder (or, with respect to MS&Co., any other Holder) to comply with, or any breach by any Holder (or, with respect to MS&Co., any other Holder) of, any of the obligations of such Holder under this Agreement.

          (e)  Third Party Beneficiary.  The Holders and MS&Co. shall be third
               -----------------------
party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Trustee, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

          (f)  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (g)  Headings.  The headings in this Agreement are for convenience of
               --------
reference only and shall not limit or otherwise affect the meaning hereof.

          (h)  Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
               -------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          (i)  Severability. In the event that any one or more of the provisions
               ------------
contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          (j)  Market-Making.
               -------------

               (i) The Company hereby agrees after the consummation of an Exchange Offer or the effectiveness of a Shelf Registration Statement and for so long as the 13% Notes are outstanding, if, in the judgment of MS&Co., it or any of its affiliates (as such term is defined in the rules and regulations under the 1933 Act) is required to deliver a prospectus in connection with sales of, or market-making activities with respect to, such securities, (A) to periodically amend the applicable registration statement so that the information contained therein complies with the requirements of Section 10(a) of the 1933 Act, (B) within 45 days following the end of the Company's most recent fiscal quarter, other than the last fiscal quarter of any fiscal year, to file a supplement to the prospectus included in the applicable registration statement which sets forth the financial results of the Company for the previous quarter, (C) within 90 days following the end of the Company's most recent fiscal year, to file an amendment to the applicable registration statement which sets forth the financial results of the Company for the previous year, (D) to amend the applicable registration statement or supplement, the related prospectus or the documents incorporated therein when necessary to reflect any material changes in the information provided therein so that the registration statement and the prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing as of the date the prospectus is so delivered, not misleading and (E) to provide MS&Co. with copies of each such amendment or supplement as MS&Co. may request.

               (ii) The Company hereby agrees that notwithstanding clause (i) above, (A) prior to filing any post-effective amendment to any registration statement or to supplementing any related prospectus, to furnish to MS&Co. and its counsel, copies of all such documents proposed to be amended, filed or supplemented, and (B) it will not issue any post-effective amendment to a registration statement or any supplement to a prospectus to which MS&Co. or its counsel shall object.

               (iii) The Company hereby agrees that it will notify MS&Co. and its counsel and (if requested by any such person) confirm such advice in writing, (A) when any prospectus supplement or amendment or post-effective amendment has been filed, and, with respect to any post-effective amendment, when the same has become effective, (B) of any request by the SEC for any post-effective amendment or supplement to a registration statement, any supplement or amendment to a prospectus or for additional information, (C) the issuance by the SEC of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (D) of the receipt by it of any notification with respect to the suspension of the qualification of the 13% Notes for sale in any jurisdiction or the initiation or threatening of any proceedings for such purpose and (E) of the happening of any event which makes any statement made in a registration statement, a prospectus or any amendment or supplement thereto untrue or which requires the making of any change in the registration statement, a prospectus or any amendment or supplement thereto, in order to make the statements therein not misleading.

               (iv) The Company hereby agrees that it consents to the use of any prospectus referred to in this paragraph (j) or any amendment or supplement thereto by MS&Co. and its affiliates in connection with the offering and sale of the 13% Notes; provided that upon receipt of any
                                              --------
          notice from the Company of the happening of any event of the kind described in clause (iii)(E) of this paragraph (j), MS&Co. and its affiliates will forthwith discontinue disposition of such 13% Notes pursuant to any such prospectus until MS&Co. and its affiliates receive copies of a supplemented or amended prospectus referred to in this paragraph (j); any such suspensions may not exceed 60 days in any 365-day period; any notices to MS&Co. pursuant to this clause (v) shall be sent to Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, NY, 10036, Attention: Michael Petrick, facsimile number: (212) 761-0392, with copies to the Law Division, Attention: James Panella/Laura DeForest, facsimile number (212) 762-9224, and shall be deemed to have been duly given or made only upon receipt.

               (v) In connection with the effectiveness of the Shelf Registration Statement or any amendment thereto or supplemental prospectus, in each case including any Form 10-K or Form 10-Q that is incorporated by reference in such Shelf Registration Statement required by this paragraph (j), if requested by MS&Co., it will cause to be provided to MS&Co. a "cold comfort" letter from the Company's independent public accountants (covering matters customarily covered in "cold comfort" letters delivered in underwritten offerings) and such documents and certificates as may be reasonably requested by MS&Co. In addition, in connection with the effectiveness of the Shelf Registration Statement or any amendment thereto, or in connection with the filing of any Form 10-K that is incorporated by reference in such Shelf Registration Statement required by this paragraph (j), if requested by MS&Co., the Company will cause to be provided to MS&Co. an opinion of counsel (covering matters customarily covered in opinions delivered in underwritten offerings).

               (vi) The Company hereby agrees that it will comply with the provisions of this paragraph (j) at its own expense and will reimburse MS&Co. for its expenses associated with this paragraph (j) (including reasonable fees of counsel).

               (vii) The Company hereby expressly acknowledges that the indemnification and contribution provisions of Section 5 of this Agreement shall be specifically applicable and relate to each registration statement, prospectus, amendment or supplement referred to in this paragraph (j) except with respect to losses, claims or liabilities resulting from the delivery of any prospectus to the extent that it is established that such prospectus was delivered by MS&Co. after it received notice to discontinue using it in accordance with clause (iv) of this paragraph (j).

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                         EARTHWATCH INCORPORATED

                                         By
                                         ____________________________
                                         Name:
                                         Title:

Agreed, as of the date first above written:

THE BANK OF NEW YORK, as Trustee

By __________________________________________
     Name:
     Title:

MORGAN STANLEY & CO. INCORPORATED

By __________________________________________
     Name:
     Title:

                                                                     EXHIBIT B-2

                                                                  EXECUTION COPY

               SERIES C PREFERRED REGISTRATION RIGHTS AGREEMENT


                                     among


                           EARTHWATCH INCORPORATED,

              EACH OF THE PARTIES SET FORTH ON SCHEDULE 1 HERETO

                                      and

                       BALL TECHNOLOGIES HOLDINGS CORP.


                           Dated as of April 3, 2001

                SERIES C PREFERRED REGISTRATION RIGHTS AGREEMENT

          This SERIES C PREFERRED REGISTRATION RIGHTS AGREEMENT dated as of April 3, 2001 (this "Agreement"), is among EarthWatch Incorporated, a Delaware corporation (the "Company"), each of the parties set forth on Schedule 1 hereto (collectively, the "Noteholders") and Ball Technologies Holdings Corp., a Colorado corporation ("Ball" and, together with the Noteholders, the "Recap Parties").

          This Agreement is made pursuant to the terms of a Recapitalization Agreement and Consent, dated as of April 2, 2000, among the Company and the Noteholders (the "Recapitalization Agreement"), pursuant to which the Company has agreed to issue to the Noteholders, and pursuant to terms of a vendor financing arrangement (the "Vendor Financing Arrangement") between the Company and Ball under which the Company has agreed to issue to Ball, shares (the "Preferred Shares") of the Company's 8.5% Cumulative Convertible Redeemable Preferred Stock due 2009, Series C, par value $.001 per share (the "Series C Preferred Stock") representing in the aggregate approximately 13% of the Company's outstanding capital stock on a fully diluted basis and to provide to the Recap Parties and to their direct and indirect transferees the registration rights with respect to the shares of Common Stock (as defined herein) issuable upon conversion of the Preferred Shares (the "Conversion Shares"). Capitalized terms used in this Agreement but not defined shall have the meanings ascribed to such terms in the Stockholders Agreement (as defined herein).

          Pursuant to the terms of the Stockholders Agreement, the Company granted certain registration rights to holders of its Series A Preferred Stock, Series B Preferred Stock (each as defined therein) and Series C Preferred Stock. The Company has agreed to extend to the Recap Parties and to their direct and indirect transferees the same registration rights with respect to the Conversion Shares as those that apply to Other Holders with respect to Registrable Securities under such Stockholders Agreement. Following the Issuance Date, the Company intends to seek the consent of such other parties to the Stockholders Agreement as are required to consent thereunder to an amendment that would, among other things, make the holders of the Preferred Shares parties to the Stockholders Agreement solely with respect to Articles V and VII thereof and to extend to them the rights granted to the Recap Parties under this Agreement (the "Amendment"). Until the Amendment becomes effective, holders of the Preferred Shares shall have the rights granted hereunder; upon the effectiveness of such amendment, such holders shall become parties to, and be bound by, Articles V and VII of the Stockholders Agreement and their separate registration rights hereunder shall terminate.

          In consideration of the foregoing and of the mutual agreements contained herein, in the Recapitalization Agreement and under the terms of the Vendor Financing Arrangement, the Company and the Recap Parties hereby agree as follows:

          1.  Definitions.
              -----------

          As used in this Agreement, the following capitalized terms shall have the following meanings:

          "Amendment" has the meaning specified in the preamble to this Agreement.

          "Board" means the board of directors of the Company from time to time.

          "Common Stock" means the Common Stock, par value $.001 per share, of the Company or shares of any class or classes resulting from any reclassification or reclassifications thereof.

          "Company" has the meaning specified in the preamble to this Agreement.

          "Conversion Shares" has the meaning specified in the preamble to this Agreement.

          "Demand Registration" has the meaning specified in the Stockholders Agreement.

          "Expiration Date" means the later of (i) June 15, 2003 or (ii) the second anniversary of the Issuance Date.

          "Holders" means the Recap Parties, for so long as they own any Preferred Shares or Conversion Shares, and each of their successors, permitted assigns and direct and indirect permitted transferees who become holders of Preferred Shares or Conversion Shares.

          "Initial Public Offering" means the consummation of the first sale by the Company, or by one or more Stockholders, of shares of Common Stock for cash in an underwritten public offering registered under the Securities Act.

          "Issuance Date" means the date of issuance of the Preferred Shares to the Recap Parties.

          "Other Holders" has the meaning specified in the Stockholders
Agreement.

          "Preferred Shares" has the meaning specified in the recitals to this Agreement.

          "Recapitalization Agreement" has the meaning specified in the recitals to this Agreement.

          "Registration Statement" means the registration statement or similar document prepared in compliance with the Securities Act in accordance with
Section 2 hereof.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Series C Preferred Stock" has the meaning specified in the recitals to this Agreement.

          "Stockholders Agreement" means that certain stockholders' agreement dated as of April 8, 1999, among EarthWatch Incorporated, Morgan Stanley & Co. Incorporated, American High-Income Trust, American Variable Insurance Series Asset Allocation Fund, American Variable Insurance Series Bond Fund, American Variable Insurance Series High-Yield Bond Fund, The Bond Fund of America, Inc., ITT Industries, Inc. and certain other persons, a copy of which is attached hereto as Annex A.

          2.   Registration Rights Prior to Amendment.

          Prior to the effectiveness of the Amendment:

          (a) The Holders shall have all the registration rights, including all the ancillary rights related thereto, as granted to the Other Holders in
     Article V of the Stockholders Agreement (and the Conversion Shares shall be deemed to be "Registrable Securities" under the Stockholders Agreement), subject to the rights of the Company, as provided in subsection (c) hereof; and

          (b) The rights granted to Holders under subsection 2(a) above shall include all those rights, obligations and liabilities that are provided in
     Article V of the Stockholders' Agreement and, without limiting the scope of the applicability of Article V, the rights, obligations and liabilities that apply to Holders shall specifically include:

               (i) the right to request a Demand Registration after 180 days have passed following an Initial Public Offering;

               (ii) Piggyback Registration rights, as that term is defined in the Stockholders Agreement; and

               (iii) the provisions contained in Article V of the Stockholders Agreement which provide for indemnification by the Company or by the Holders in certain circumstances, payment of registration expenses and certain registration procedures.

          (c) The Company shall have the right to refuse a Demand Registration where the number of Conversion Shares that are proposed to be registered, combined with that number of Registrable Securities held by Other Holders to which a concurrent Demand Registration relates, is less than 10% of the Fully-Diluted Shares.

          (d) Notwithstanding the foregoing, if the Company shall furnish to each Holder of Preferred Shares who makes a Demand Registration a certificate signed by an officer of the Company stating that, in the reasonable good faith judgment of the Board, it would not be in the best interests of the Company and its stockholders for such registration to be effected (because the Company is engaging in or intends to engage in an acquisition, divestiture or other material transaction or due to other extraordinary events relating to the Company, but, in any case, not including for purposes of the Company avoiding its obligations hereunder), then the Company shall have the right to defer such registration for a period of not more than 90 days after receipt of the request of the Demanding Stockholder; provided, however, that (i) the Company shall not be entitled to defer its obligation to effect a registration for an aggregate of more than 180 days within any 365-day period and (ii) the Company shall make and communicate to the selling Holder its determination in respect of a registration within 15 days of the Company's receipt of a notice of a Demand Registration from a Holder in respect of such registration or, to the extent reasonably practicable, promptly after becoming aware of such transaction.

          3.  Registration Rights Following the Amendment.

          Upon the effectiveness of the Amendment:

          (a) The Holders shall become parties to the Stockholders Agreement solely with respect to Articles V and VII thereof, shall become Other Holders thereunder with all of the rights, benefits and obligations applicable to Other Holders under Articles V and VII thereof and the Conversion Shares shall become "Registrable Securities" under the Stockholders Agreement.

          (b) With respect to the Preferred Shares and the Conversion Shares, the Holders shall not become parties to any other articles of the Stockholders Agreement, nor shall they have any of the rights, benefits on obligations under any portion of the Stockholders Agreement other than Articles V and VII; provided, however, that the Amendment may provide that Holders may become parties to the Stockholders Agreement for such other purposes and with respect to such other provisions as shall be agreed upon by the Company, each Holder and the requisite number of persons party to the Stockholders Agreement.

          (c) The Holders' separate registration rights under Section 2 of this Agreement shall terminate.

          4.   Transfer Restrictions.

          Until such time as the Preferred Shares are registered under the Securities Act, the certificates representing Preferred Shares will bear a legend stamped, typed or otherwise legibly placed on the face or reverse side thereof substantially in the form set forth below:

          NOTICE IS HEREBY GIVEN THAT THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY NON-U.S. JURISDICTION. THE SECURITIES CANNOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AMENDMENT THERETO UNDER SUCH ACT AND ANY APPLICABLE LAWS OR
     (II) PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH OTHER APPLICABLE LAWS. THE SALE, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND CERTAIN OTHER RIGHTS AND OBLIGATIONS OF THE HOLDER OF THIS CERTIFICATE ARE ALSO SUBJECT TO ARTICLE V OF THE STOCKHOLDERS' AGREEMENT, DATED AS OF APRIL 8, 1999, BY AND AMONG EARTHWATCH INCORPORATED (THE "COMPANY") AND THE OTHER PARTIES THERETO, AS AMENDED FROM TIME TO TIME (COPIES OF WHICH ARE AVAILABLE FOR REVIEW AT THE PRINCIPAL OFFICE OF THE COMPANY), AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL ALL TERMS AND CONDITIONS HAVE BEEN FULFILLED

     WITH RESPECT TO SUCH TRANSFER AS SET FORTH IN ARTICLE V OF SUCH AGREEMENT.

          5.   Blue Sky.

          The Company shall use its reasonable best efforts to register or qualify the Preferred Shares proposed to be sold or issued pursuant to a registration effected by preparing and filing a registration statement under all applicable securities or "blue sky" laws of all jurisdictions in the United States in which any Holder of Preferred Shares may or may be deemed to purchase Preferred Shares and shall use its reasonable best efforts to maintain such registration or qualification through the Expiration Date; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a broker or a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 5, (ii) file any general consent to service of process or (iii) subject itself to taxation in any jurisdiction if it is not otherwise so subject.

          6.   Accuracy of Disclosure.

          The Company (and its successors) represents and warrants to each Holder (and beneficial owner of Preferred Shares) and agrees for the benefit of each Holder (and beneficial owner of Preferred Shares) that any registration statement prepared in compliance with the Securities Act and the documents incorporated by reference therein will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading and the prospectus delivered to such Holder and the documents incorporated by reference therein will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          7.   Miscellaneous.

          (a)  No Inconsistent Agreements.  The Company represents to the Recap
               --------------------------
Parties, and each Recap Party represents to the Company and the other Recap Parties, that it has not entered into, and agrees that on or after the date of this Agreement it will not enter into, any agreement which is inconsistent with the rights granted to the Holders of Preferred Shares in this Agreement or otherwise conflicts with the provisions hereof. The Company represents that the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under the Stockholders Agreement or any other agreements.

          (b)  Amendments and Waivers.  The provisions of this Agreement,
               ----------------------
including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company shall have obtained the written consent of Holders representing at least a majority of the Preferred Shares affected by such amendment, modification, supplement, waiver or consent; provided that any amendment, modification or supplement to this Agreement which, in the good faith opinion of the Board (and evidenced by a resolution of such board), does not adversely affect any Holder, shall not be subject to such requirement for written consent.

          (c)  Notices.  All notices and other communications provided for or
               -------
permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery:

          (i) if to a Holder, initially at the address set forth for such Holder in the Recapitalization Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this
     Section 7(c) (or, if no address is so set forth or given, at the most current address given by such Holder as reflected in the register for the Preferred Shares); and

          (ii) if to the Company, initially at the Company's address set forth in the Recapitalization Agreement, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 7(c).

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

          (d)  Successors and Assigns. This Agreement shall inure to the benefit
               ----------------------
of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Preferred Shares in violation of the terms of the Recapitalization Agreement. If any transferee of any Holder shall acquire Preferred Shares, in any manner, whether by operation of law or otherwise, such Preferred Shares shall be held subject to all of the terms of this Agreement, and by taking and holding such Preferred Shares such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof.

          (e)  Purchases and Sales of Preferred Shares.  The Company shall not,
               ----------------------------------------
and shall use its best efforts to cause its affiliates (as defined in Rule 405 under the Securities Act) not to, purchase and then resell or otherwise transfer any Preferred Shares other than Preferred Shares acquired and cancelled.

          (f)  Counterparts. This Agreement may be executed in any number of
               ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (g)  Headings.  The headings in this Agreement are for convenience of
               --------
reference only and shall not limit or otherwise affect the meaning hereof.

          (h)  GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
               -------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          (i)  Severability. In the event that any one or more of the provisions
               ------------
contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          (j)  Further Assurances.  The Company and each Holder of Preferred
               ------------------
Shares agree to execute any instruments necessary to give effect to the provisions of this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                         EARTHWATCH INCORPORATED

                                         By __________________________________
                                               Name:  Herbert F. Satterlee
                                               Title: Chief Executive Officer,
                                                      President and Director

Agreed, as of the date first above written:

MORGAN STANLEY & CO. INCORPORATED

By: _________________________________
      Name:
      Title:

Agreed, as of the date first above written:

POST BALANCED FUND

By: ______________________________________
      Name:
      Title:

POST HIGH YIELD LP

By: ______________________________________
      Name:
      Title:

POST TOTAL RETURN FUND

By: ______________________________________
      Name:
      Title:

OPPORTUNITY FUND

By: ______________________________________
      Name:
      Title:

Agreed, as of the date first above written:

DICKSTEIN & CO., L.P.

By: ______________________________________
      Name:
      Title:

DICKSTEIN INTERNATIONAL LTD.

By: ______________________________________
      Name:
      Title:

Agreed, as of the date first above written:

SUN AMERICA HIGH INCOME FUND

By: ______________________________________
      Name:
      Title:

SUN AMERICA SERIES TRUST HIGH YIELD
      PORTFOLIO

By: ______________________________________
      Name:
      Title:

Agreed, as of the date first above written:

HITACHI SOFTWARE ENGINEERING CO., LTD.

By: ______________________________________
      Name:
      Title:

Agreed, as of the date first above written:

BALL TECHNOLOGIES HOLDINGS CORP.

By: ______________________________________
      Name:
      Title:

                                    ANNEX A

                             STOCKHOLDERS AGREEMENT

          Filed as Exhibit 4.1 to Amendment No. 1 to EarthWatch Incorporated's Registration Statement on Form S-4 (File No. 333-39202) and incorporated herein by reference.

                                   SCHEDULE 1

                                  NOTEHOLDERS

Morgan Stanley & Co. Incorporated
Post Balanced Fund
Post High Yield LP
Post Total Return Fund
Opportunity Fund
Dickstein & Co., L.P.
Dickstein International LTD
Sun America High Income Fund
Sun America Series Trust High Yield Portfolio
Hitachi Software Engineering Co., Ltd.

                                                                       EXHIBIT C

                            EARTHWATCH INCORPORATED

                              ___________________



                      FIRST SUPPLEMENTAL INDENTURE TO THE

                                   INDENTURE



                          Dated as of April [__], 2001



                              ___________________


                             THE BANK OF NEW YORK,
                                    Trustee


                              ___________________



                       13% Senior Discount Notes due 2007

          This First Supplemental Indenture (the "Supplemental Indenture"), dated as of April [__], 2001, between EarthWatch Incorporated, a corporation organized under the laws of the State of Delaware, and The Bank of New York, as Trustee (the "Trustee").

                            RECITALS OF THE COMPANY

          WHEREAS, pursuant to the Indenture, dated as of July 12, 1999, between the Company and the Trustee (the "Indenture"), the Company issued $199,000,000 principal amount at maturity of 13% Senior Discount Notes Due 2007 (the "Notes");

          WHEREAS, on February 28, 2001, the Company, pursuant to an Offer to Purchase for Cash dated February 28, 2001, launched an Offer to Purchase (as defined in the Indenture) up to all of the Notes (the "Tender Offer");

          WHEREAS, in order to finance the future operations of the Company, on April 2, 2001, the Company entered into a Recapitalization Agreement and Consent (the "Agreement") with certain holders of the Notes (the "Remaining Holders"), under which the Company agreed to enter into certain transactions in order to induce the Remaining Holders to not tender their Notes in the Tender Offer, including amending the Indenture as provided in this Supplemental Indenture (the "Amendments") after consummation of the Tender Offer and the Remaining Holders agreed to the Amendments;

          WHEREAS, the Company purchased all of the Notes tendered in the Tender Offer;

          WHEREAS, the Remaining Holders hold 100% of the outstanding Notes;

          WHEREAS, all things necessary to make this Supplemental Indenture a valid supplement to the Indenture according to the terms of this Supplemental Indenture and the Indenture have been done;

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree as follows:

                                  ARTICLE ONE
                                 DEFINED TERMS

          Section 1.1.  Defined Terms. All capitalized terms used herein
                        -------------
without definition shall have the meaning ascribed thereto in the Indenture, except as amended hereby. The words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section of the Supplemental Indenture.

                                  ARTICLE TWO
                                   AMENDMENT

          Section 2.1.  Definitions. The following definitions in Section 1.01
                        -----------
of the Indenture are hereby amended as follows:

          (a) The definition of "Collateral" in Section 1.01 of the Indenture is hereby deleted in its entirety and replaced with the following:

          ""Collateral" means, (i) with respect to the Pledge Agreement, the
            ----------
     Government Securities and the other collateral described in the Pledge Agreement and (ii) with respect to the Pledge and Security Agreement, the QuickBird 2 Launch Insurance and the other collateral described in the Pledge and Security Agreement."

          (b) The definition of "Collateral Trustee" in Section 1.01 of the Indenture is hereby deleted in its entirety and replaced with the following:

          ""Collateral Trustee" means, (i) with respect to the Pledge Agreement,
            ------------------
     the Trustee or any successor or substitute collateral trustee for the Collateral under the Pledge Agreement acting as such for itself and the Holders of the Notes and (ii) with respect to the Pledge and Security Agreement, the Trustee or any successor or substitute collateral trustee for the Collateral under the Pledge and Security Agreement acting as such for itself, the Holders of the Notes and the holder(s) of the Vendor Financing."

          (c)  The definition of "First QuickBird Launch Insurance" in Section
1.01 of the Indenture is hereby deleted in its entirety.

          (d)  The definition of "Insurance Proceeds Payment Amount" in Section
1.01 of the Indenture is hereby deleted in its entirety and replaced with the following:

          ""Insurance Proceeds Payment Amount" means the amount of proceeds, if
            ---------------------------------
     any, under the QuickBird 2 Launch Insurance received by the Collateral Trustee under the Pledge and Security Agreement."

          (e) The proviso in clause (xxiii) of the definition of "Permitted Liens" in Section 1.01 of the Indenture is hereby deleted in its entirety and replaced with the following:

          "provided, however, that notwithstanding any of the foregoing or otherwise, Permitted Liens shall not include any Liens on the QuickBird 2 Satellite or the QuickBird 2 Launch Insurance except (1) in the case of Liens on the QuickBird 2 Launch Insurance, Liens thereon in favor of the Collateral Trustee under the Pledge and Security Agreement or otherwise securing the Notes or the Vendor Financing, and Liens in favor of the collateral trustee under the Junior Pledge and Security Agreement for the benefit of the holders of the Series A Preferred Stock and Series B Preferred Stock, provided such Liens shall be junior to the Liens in favor of the Collateral Trustee under the Pledge and Security Agreement and (2) with respect to the QuickBird 2 Satellite, (A) Liens described in clause
     (ii) of this definition, (B) until the attachment of risk under the QuickBird 2 Launch Insurance, the retention or reservation of title to the QuickBird 2 Satellite by Ball Aerospace & Technologies Corp. under the terms of the Vendor Financing, (C) following the attachment of risk under the QuickBird 2 Launch Insurance, Liens to secure up to $9,000,000 principal amount (plus accrued interest thereon) of Vendor Financing and
     (D)

     Liens in the proceeds (as defined in Section 9-306(1) of the New York Uniform Commercial Code) from the disposition of the QuickBird 2 Satellite, other than proceeds under the QuickBird 2 Launch Insurance, to secure up to $9,000,000 million principal amount (plus accrued interest) of Vendor Financing."

          (f) The definition of "Registration Rights Agreement" is hereby deleted in its entirety and replaced with the following:

          ""Registration Rights Agreement" means either (i) the Registration
            -----------------------------
     Rights Agreement, dated July 12, 1999, between the Company and Morgan Stanley & Co. Incorporated and certain permitted assigns specified therein or (ii) the Notes Registration Rights Agreement dated as of April 3, 2001, among the Company, the Trustee and Morgan Stanley & Co. Incorporated, as applicable."

          (g) The definition of "Security Documents" in Section 1.01 of the Indenture is hereby deleted in its entirety and replaced with the following:

          ""Security Documents" means the Pledge Agreement and the Pledge and
            ------------------
     Security Agreement."

          (h) The definition of "12 1/2% Notes" in Section 1.01 of the Indenture is hereby deleted in its entirety.

          Section 2.2.  New Defined Terms.  The Indenture is hereby amended by
                        -----------------
adding the following defined terms to Section 1.01 of the Indenture thereto in the appropriate alphabetical order:

          ""Charter Amendments" means the amendment of the Company's Certificate
            ------------------
     of Incorporation, substantially in the form attached to the Recapitalization Agreement as Exhibit G."

          ""Junior Pledge and Security Agreement" means the Junior Pledge and
            ------------------------------------
     Security Agreement to be entered into between the Company and the Trustee, as collateral trustee, pursuant to Section 5.4(b) of the Recapitalization Agreement, substantially in the Form of Exhibit H-2 to the Recapitalization Agreement.

          ""Pledge Agreement" means the Pledge Agreement, dated as of April 3,
            ----------------
     2001, among the Company, the Collateral Trustee and The Bank of New York, as securities intermediary, under which the Company will pledge to the Collateral Trustee certain Government Securities and/or cash to secure payment in respect of the Company's obligation to repurchase the Notes pursuant to Section 4.17."

          ""Pledge and Security Agreement" means the Senior Pledge and Security
            -----------------------------
     Agreement to be entered into by the Company in favor of the Collateral Trustee pursuant to Section 5.4(b) of the Recapitalization Agreement, substantially in the form of Exhibit H-1 attached to the Recapitalization Agreement, under which the Company will pledge to the Collateral Trustee the QuickBird 2 Launch Insurance for the benefit of the Holders of the Notes and the holder(s) of the Vendor Financing."

          ""QuickBird 2 Launch Insurance" means launch and in-orbit operations
            ----------------------------
     insurance in respect of the QuickBird 2 Satellite, having the terms and provisions described in Section 4.10(b) and being in form and substance satisfactory to the Collateral Trustee under the Pledge and Security Agreement."

          ""QuickBird 2 Satellite" means the QuickBird 2 spacecraft manufactured
            ---------------------
     pursuant to the contract dated June 9, 1998, as amended from time to time, between Ball Aerospace & Technologies Corp. and the Company, for QuickBird Spacecraft number SE.1M.PRJ.0004.A."

          ""Recapitalization Agreement" means the Recapitalization Agreement and
            ---------------------------
     Consent, dated as of April 2, 2001, among the Company, Morgan Stanley & Co. Incorporated and the other parties thereto."

          ""Vendor Financing" means the financing to be provided by Ball
            ----------------
     Technologies & Aerospace Corp. to the Company in a principal amount not less than $9,000,000, for the construction and launch of the QuickBird 2 Satellite on substantially the terms set forth on Exhibit A to the Recapitalization Agreement."

          Section 2.3.  Amendment to Section 4.3. Section 4.3 of the Indenture
                        ------------------------
is hereby amended by adding the following new clause (viii) at the end of the second paragraph thereof:

          "or (viii) the repurchase of shares of Series A Preferred Stock or Series B Preferred Stock with any Insurance Proceeds Payment Amount, provided the Company has previously repurchased all Notes required to be repurchased and repaid the Vendor Financing with the Insurance Proceeds Payment Amount, in each case as required pursuant to Section 4.12."

          Section 2.4.  Amendment to Section 4.4. Section 4.4 of the Indenture
                        ------------------------
is hereby amended by deleting the last sentence thereof in its entirety and replacing it with the following:

          "The Company shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien on the QuickBird 2 Satellite or the QuickBird 2 Launch Insurance except (i) in the case of the QuickBird 2 Launch Insurance, Liens thereon in favor of the Collateral Trustee under the Pledge and Security Agreement or otherwise securing the Notes or the Vendor Financing and Liens thereon in favor of the collateral trustee under the Junior Pledge and Security Agreement for the benefit of the holders of the Series A Preferred Stock and Series B Preferred Stock, provided such Liens are junior to the Liens in favor of the Collateral Trustee under the Pledge and Security Agreement and (ii) with respect to the QuickBird 2 Satellite, (A) Liens described in clause (ii) of the definition of Permitted Liens, (B) until the attachment of risk under the QuickBird 2 Launch Insurance, the retention or reservation of title to the QuickBird 2 Satellite by Ball Aerospace & Technologies Corp. under the terms of the Vendor Financing, (C) following the attachment of risk under the QuickBird 2 Launch Insurance, Liens to secure up to $9,000,000 principal amount (plus accrued interest thereon) of Vendor Financing and
     (D) Liens in the proceeds (as defined in Section 9-306(1) of the New York Uniform Commercial Code) from the disposition of the QuickBird 2 Satellite, other than proceeds under the QuickBird 2 Launch Insurance, to secure up to $9,000,000 million principal amount (plus accrued interest) of Vendor Financing."

          Section 2.5.  Amendment to Section 4.5.  Section 4.5 of the Indenture
                        ------------------------
is hereby amended by deleting the term "First QuickBird Satellite" in the last paragraph of Section 4.5 of the Indenture and replacing it with the term "QuickBird 2 Satellite."

          Section 2.6.  Amendment to Section 4.10.  Section 4.10 of the
                        -------------------------
Indenture is hereby amended by:

          (a) deleting the term "First QuickBird Satellite" in the first and second sentence thereof and, in each case, replacing it with the term "QuickBird 2 Satellite;" and

          (b) deleting clause (b) in its entirety and replacing it with the following:

          "(b) Special Provisions Relating to QuickBird 2 Satellite. Notwithstanding the generality of Section 4.10(a), with respect to the intentional ignition of the launch vehicle for, and any operation following such ignition of, the QuickBird 2 Satellite, the provisions of this Section 4.10(b) shall apply. The Company shall use its best efforts to obtain (by paying the initial deposit therefor), no later than June 15, 2001, and upon obtainment shall maintain in full force and effect, launch insurance with respect to the QuickBird 2 Satellite, for a period which the Company deems reasonable by comparison with other companies in a similar industry but in no event for a period less than one year commencing on the date of intentional ignition of the launch vehicle; the Company shall pay the remaining insurance premiums in accordance with the payment schedule under the terms of the QuickBird 2 Launch Insurance. The insurance policy required to be obtained pursuant to this Section 4.10(b) shall have substantially the same terms as the launch and in-orbit operations insurance with respect to the First QuickBird Satellite, except (i) for such differences in terms as may be required due to the differences in construction, launch or in-orbit operations between the First QuickBird Satellite and the QuickBird 2 Satellite, (ii) that the QuickBird 2 Launch Insurance shall only be required to cover one year of operations after launch for the QuickBird 2 Satellite, (iii) as is acceptable to the Holders of a majority of the Notes in their absolute discretion and (iv) for such differences that do not adversely affect the Holders. Such insurance shall name the Collateral Trustee under the Pledge and Security Agreement as sole loss payee thereof and must be in an amount of at least $155,000,000; provided that in the event premiums are not at any time fully paid for in respect of such launch insurance solely by reason of the fact that premiums previously paid have been returned by the relevant insurance companies, the Company shall not thereby be in default of its obligations under this sentence, provided that all such returned premiums have been distributed to the Collateral Trustee under the Pledge and Security Agreement in accordance with the provisions of the Pledge and Security Agreement and any amounts subsequently made available to the Company by the Collateral Trustee in accordance with the Pledge and Security Agreement are immediately used for the purchase of launch insurance complying with this sentence. Except as is acceptable to the Holders of a majority of the Notes in their absolute discretion, the insurance policy required to be obtained pursuant to this Section 4.10(b) shall provide that if 66% or more of a satellite's capacity is lost, the full amount of insurance shall become due and payable, and that if a satellite is able to maintain more than 34% but less than 85% of its capacity, a portion of such insurance based on the lost capacity shall become due and payable.

          The QuickBird 2 Launch Insurance shall name the Collateral Trustee under the Pledge and Security Agreement as the sole loss payee thereon, and the entire Insurance Proceeds Payment Amount, if any, shall be paid directly to the Collateral Trustee for application (i) first to the Notes and up to $9,000,000 principal amount of Vendor Financing, on a pro rata basis, in accordance with the provisions of the Pledge and Security Agreement and (ii) second to the collateral trustee under the Junior Pledge and Security Agreement for the benefit of the Series A Preferred Stock and Series B Preferred Stock in accordance with the provisions of the Junior Pledge and Security Agreement. In the event that, notwithstanding the fact that the Collateral Trustee under the Pledge and Security Agreement shall be the sole loss payee with respect to the QuickBird 2 Launch Insurance, the Company or any Subsidiary at any time shall receive any proceeds relating to the QuickBird 2 Launch Insurance from the relevant insurance company or from any source other than the Collateral Trustee in accordance with the Pledge and Security Agreement, the Company shall cause such proceeds to be held in trust for the benefit of the Collateral Trustee under the Pledge and Security Agreement and immediately turned over to the Collateral Trustee under the Pledge and Security Agreement in the same form received with appropriate endorsements."

          Section 2.7.  Amendment to Section 4.11.   Section 4.11 of the
                        -------------------------
Indenture is hereby amended by deleting the term "First QuickBird Satellite" in clause (ii) of Section 4.11 of the Indenture and replacing it with the term "QuickBird 2 Satellite."

          Section 2.8.  Amendment to Section 4.12.  Section 4.12 of the
                        -------------------------
Indenture is hereby amended by deleting Section 4.12 of the Indenture in its entirety and replacing it with the following:

          "Section 4.12.  Repurchase of Notes upon an Insurance Proceeds
                          ----------------------------------------------
     Payment. The Company shall, within 30 days of receipt by the Collateral Trustee under the Pledge and Security Agreement of any proceeds under the QuickBird 2 Launch Insurance, commence (and consummate within 60 days thereafter) an Offer to Purchase the Notes then outstanding and offer to repay the Vendor Financing, including any interest accrued and payable thereon, on a pro rata basis, in an aggregate amount equal to the Insurance Proceeds Payment Amount not previously subject to an Offer to Purchase or repayment of the Vendor Financing under this Section 4.12; provided that the aggregate principal amount of Vendor Financing that may be repaid with any Insurance Proceeds Payment Amount shall not exceed $9,000,000. The purchase price for the Notes in connection with any such Offer to Purchase shall be equal to 100% of the Accreted Value thereof on the Payment Date, plus accrued and unpaid interest, if any, to such Payment Date, and the purchase price for the Vendor Financing to be so repaid shall be equal to the principal amount thereof plus accrued interest thereon. If the sum of the aggregate purchase price of the Notes tendered in connection with such Offer to Purchase and the amount of Vendor Financing repaid pursuant to the first sentence of this Section 4.12 is less than the Insurance Proceeds Payment Amount, the remaining insurance proceeds shall be paid over to the collateral trustee under the Junior Pledge and Security Agreement, to the extent required under the Junior Pledge and Security Agreement, and otherwise to the Company, or as the Company may direct."

          Section 2.9.   Amendment to Section 4.17.  Section 4.17 of the
                         -------------------------
Indenture is hereby amended by deleting Section 4.17 of the Indenture in its entirety and replacing it with the following:

          "Section 4.17.   Repurchase of Notes upon Failure to Meet Certain
                           ------------------------------------------------
     Conditions.   If, as of the close of business on June 15, 2001, (i) the
     ----------
     Company has not obtained QuickBird 2 Launch Insurance as required by
     Section 4.10(b), or (ii) the Charter Amendments shall have not been approved and be in full force and effect, or (iii) the Company has not obtained the Vendor Financing, or (iv) the Company has not issued the shares of Series C Preferred Stock as required under Section 5.2 of the Recapitalization Agreement, or (v) the Company has not complied with all of its obligations under Section 5.4(b) under the Recapitalization Agreement, then the Company shall commence and consummate on or prior to August 1, 2001, an Offer to Purchase the Notes. The purchase price for the Notes in connection with such Offer to Purchase shall be equal to 100% of the Accreted Value of the Notes as of the Payment Date."

          Section 2.10.  Amendments to Section 6.1.  Section 6.1 of the
                         -------------------------
Indenture is hereby amended by:

          (a) deleting clause (c) in its entirety and replacing it with the following:

          "(c)   the failure to make or consummate an Offer to Purchase in
     accordance with Sections 4.7, 4.12 or 4.17 hereof;"

          (b) deleting clause (III) of clause (e) in its entirety and replacing it with the following:

          "(III) with respect to any Indebtedness under the Vendor Financing, there shall occur any default in the performance or observance of any term, condition, covenant or agreement contained therein or in any agreement relating thereto, or any other event specified in any such Indebtedness or agreement, if the effect thereof is to cause, or permit the holder of holders of such Indebtedness (or any trustee or other representative of any such holder(s)) to cause, such Indebtedness to become due prior to its Stated Maturity;"

          (c) deleting clause (i) in its entirety and replacing it with the following:

          "(i)   with respect to the QuickBird 2 Satellite, there shall occur
     (1) the loss of more than 5% of such satellite's capacity or (2) any other event that permits or requires the payment of proceeds of the QuickBird 2 Launch Insurance by an insurance company thereunder and, in either such case, such proceeds are not paid over to the Collateral Trustee within 90 days of demand being made under the applicable QuickBird 2 Launch Insurance policy."

          (d)   adding the following new clause (j):

          "the Collateral Trustee under the Pledge Agreement does not have at all times a first priority perfected security interest in the Collateral under the Pledge Agreement, or the Collateral Trustee under the Pledge and Security Agreement does not have at all times a first priority perfected security interest in the Collateral under the Pledge and Security Agreement."

          Section 2.11.  Amendment to Section 9.1.  Section 9.1 of the Indenture
                         ------------------------
is hereby amended by deleting the parenthetical in clause (b) of Section 9.1 in its entirety and replacing it with the following:

          "(including amendments, modifications and supplements for the purpose of securing up to $9,000,000 principal amount of Vendor Financing with the Collateral under the Pledge and Security Agreement)"

          Section 2.12.  Amendments to Section 9.2.  Section 9.2 of the
                         -------------------------
Indenture is hereby amended by:

          (a) deleting the period at the end of clause (viii) of the second paragraph of Section 9.1 and replacing it with the following:

          "; or"

          (b) adding the following new clause (ix) at the end of the second paragraph of Section 9.1:

          "(ix) alter the obligation of the Company to purchase the Notes under
     Section 4.12 or 4.17 or waive any default in the performance thereof."

          Section 2.13.  Amendment to Section 10.1.  The Indenture is hereby
                         -------------------------
amended by deleting clause (a) of Section 10.1 in its entirety and replacing it with the following:

          "(a) The Company shall enter into the Pledge Agreement and, promptly following the obtainment of QuickBird 2 Insurance, into the Pledge and Security Agreement and comply with the respective terms and provisions thereof. The purpose of the Pledge Agreement is to provide the Trustee with an interest in the Government Securities described in the Pledge Agreement and any and all proceeds thereof. It is the intent that the interest of the Trustee (through the Collateral Trustee under the Pledge Agreement) in such Government Securities not be less than the aggregate Accreted Value on August 1, 2001 for all Notes outstanding on the date hereof. The purpose of the Pledge and Security Agreement is to provide the Trustee with an interest in the QuickBird 2 Launch Insurance and any and all proceeds thereof which will be shared, pro rata, with the interest therein of the holder(s) of up to $9,000,000 principal amount of Vendor Financing. The Trustee and the Collateral Trustee under the Pledge and Security Agreement are authorized to enter into such modifications, amendments and supplements to the Pledge and Security Agreement for the purpose of effectively securing up to

     $9,000,000 principal amount of Vendor Financing on a pro rata basis with the Notes as provided in this Section 10.1."

                                 ARTICLE THREE
                                 MISCELLANEOUS

          Section 3.1.  Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE
                        -------------
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW
YORK.

          Section 3.2.  Severability Clause.  In case any provision in this
                        -------------------
Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 3.3.  Entire Agreement.  This Supplemental Indenture is
                        ----------------
intended by the parties to be a final expression of their agreement in respect of the subject matter contained herein and, together with the Indenture, as amended hereby, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          Section 3.4.  Ratification; Supplemental Indentures Part of Indenture.
                        -------------------------------------------------------
Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

          Section 3.5.  Effectiveness.  This Supplemental Indenture shall become
                        -------------
effective upon due execution.

          Section 3.6.  Counterparts.  The parties may sign any number of copies
                        ------------
of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          Section 3.7.  Headings.  The headings of the Articles and Sections of
                        --------
this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                       EARTHWATCH INCORPORATED

                                       By: ______________________________
                                           Name:
                                           Title:

                                       THE BANK OF NEW YORK

                                       By: ______________________________
                                       Name:
                                       Title:

                                                                       EXHIBIT D



                                PLEDGE AGREEMENT


                           Dated as of April 3, 2001


                                     Among
                                     -----


                            EARTHWATCH INCORPORATED


                                   as pledgor
                                   -- -------


                              THE BANK OF NEW YORK


                                   as trustee
                                   -- -------


                                      and


                              THE BANK OF NEW YORK


                           as securities intermediary
                           -- ---------- ------------

                               PLEDGE AGREEMENT

          This PLEDGE AGREEMENT (this "Agreement") is made and entered into as of April 3, 2001 by EARTHWATCH INCORPORATED, a Delaware corporation (the "Pledgor"), THE BANK OF NEW YORK, a New York banking corporation, having an office at 101 Barclay Street, Floor 21 West, New York, New York 10286, as trustee (the "Trustee") for the benefit of the holders from time to time (the "Holders") of the 13% Notes (as defined herein) issued by the Pledgor under the 13% Notes Indenture (as defined below) and THE BANK OF NEW YORK, as securities intermediary (the "EarthWatch Securities Intermediary").

                              W I T N E S S E T H

          WHEREAS, the Pledgor has issued 13% Senior Discount Notes due 2007 (the "13% Notes") pursuant to the terms of the Indenture, dated as of July 12, 1999 (as supplemented by the Supplemental Indenture (as defined in the Recapitalization Agreement referred to below) and as further amended, amended and restated, supplemented or otherwise modified from time to time, the "13% Notes Indenture"), between the Pledgor and The Bank of New York, as trustee for the Holders;

          WHEREAS, on February 28, 2001, the Pledgor, pursuant to an Offer to Purchase for Cash dated February 28, 2001, launched an Offer to Purchase (as defined in the 13% Notes Indenture) for up to all of the 13% Notes (the "Tender Offer").

          WHEREAS, in order to finance the future operations of the Pledgor, on April 2, 2001 the Pledgor entered into the Recapitalization Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Recapitalization Agreement") with certain holders of the 13% Notes (the "Remaining Holders"), under which the Pledgor agreed to enter into certain transactions in order to induce the Remaining Holders to not tender their 13% Notes in the Tender Offer, all as more particularly described therein;

          WHEREAS, the Pledgor has purchased all of the Notes tendered in the Tender Offer;

          WHEREAS, the Remaining Holders hold 100% of the outstanding 13% Notes;

          WHEREAS, the Pledgor has agreed to (i) purchase or cause to be purchased United States Treasury securities in an amount at maturity equal to the aggregate Accreted Value as of August 1, 2001 of the 13% Notes that remain outstanding immediately following the consummation of the Tender Offer and with an initial maturity not later than June 15, 2001 and (ii) place such securities (or cause them to be placed) in an account maintained by the Trustee with the EarthWatch Securities Intermediary for the benefit of Holders; and

          WHEREAS, the Pledgor has agreed to (i) pledge to the Trustee for the benefit of the Trustee and for the ratable benefit of the Holders a security interest in such securities and related collateral and (ii) execute and deliver this Agreement in order to secure the payment and performance by the Pledgor of the Obligations (as defined below);

          WHEREAS, the Trustee has security entitlements with respect to all financial assets credited from time to time to the Pledgor's account, Account No. 103278 (the "Pledge Account II") with the EarthWatch Securities Intermediary, at its office at 101 Barclay Street, Floor 21 West, New York, New York 10286, as trustee for the benefit of the Holders; and

          WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the 13% Notes Indenture and the Recapitalization Agreement; provided, however, that if such a term is defined in both such documents, the definition contained in the Recapitalization Agreement shall govern. Unless otherwise defined herein or in either such document, terms used in Articles 8 or 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the "UCC") (including, without limitation, "financial asset", "securities account", "securities entitlement", "securities intermediary" and "entitlement order") and/or the Federal Book Entry Regulations (as defined herein) are used herein as they are defined in the UCC and/or the Federal Book Entry Regulations, as applicable. The "Federal Book Entry Regulations" means (a) the federal regulations contained in Subpart B ("Treasury/Reserve Automated Debt Entry System (TRADES)") governing book-entry securities consisting of United States Treasury bonds, notes and bills and Subpart D ("Additional Provisions") of 31 C.F.R. Part 357, 31 C.F.R.
(S)357.2, (S)357.10 through (S)357.14 and (S)357.41 through (S)357.44 and (b) to the extent substantially identical to the federal regulations referred to in clause (a) above (as in effect from time to time), the federal regulations governing other book-entry securities.

          NOW, THEREFORE, in consideration of the mutual promises contained herein, the Pledgor hereby agrees with the Trustee, for the benefit of the Trustee and for the ratable benefit of the Holders, as follows:

          SECTION 1.  Pledge and Grant of Security Interest.  As security for
                      -------------------------------------
the prompt and complete payment and performance when due of the Obligations (as defined below), the Pledgor hereby pledges and grants to the Trustee for its benefit and for the ratable benefit of the Holders, a continuing first priority security interest in and to all of the Pledgor's right, title and interest in, to and under the following (collectively, the "Pledged Collateral"): (a) the Pledge Account II, (b) all financial assets credited to the Pledge Account II from time to time, including, without limitation, the United States Treasury securities identified by CUSIP Number in Exhibit A to this Agreement, and any financial assets purchased after the date hereof and credited to the Pledge Account II, including, without limitation, any United States Treasury securities acquired pursuant to Section 10(f) (such financial assets, the "Pledged Securities"), (c) any and all security entitlements of the Pledgor with respect to the Pledged Securities, (d) all dividends, interest, cash, instruments or other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing, and (e) all proceeds of any and all of the Pledged Collateral (including, without limitation, proceeds that constitute property of the types described in clauses
(a) through (d) of this Section 1) and, to the extent not otherwise included, cash.

          SECTION 2.  Security for Obligations.  This Agreement secures the
                      ------------------------
prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all obligations of the Pledgor now or hereafter existing under the 13% Notes Indenture and all obligations of the Pledgor to the Holders under Section 5.6 of the

Recapitalization Agreement, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such obligations, the "Obligations").

          SECTION 3.  Delivery of Pledged Securities; Pledge Account II;
                      --------------------------------------------------
Interest.  (a) The Pledged Securities shall be pledged and transferred to the
--------
Trustee and the Trustee shall become the holder of a security entitlement to the Pledged Securities through action by the EarthWatch Securities Intermediary, as confirmed (in writing or electronically or otherwise in accordance with standard industry practice) to the Trustee by the EarthWatch Securities Intermediary (i) indicating by book-entry that the Pledged Securities and all security entitlements with respect thereto have been credited to the Pledge Account II, or (ii) acquiring the Pledged Securities or a security entitlement for the Trustee and accepting the same for credit to the Pledge Account II.

          (b) Prior to or concurrently with the execution and delivery hereof and prior to the transfer to the Trustee of the Pledged Securities (or acquisition by the Trustee of any security entitlement with respect thereto) as provided in subsection (a) of this Section 3, the Trustee shall establish with the EarthWatch Securities Intermediary the Pledge Account II on the books of the EarthWatch Securities Intermediary as a securities account segregated from all other custodial or collateral accounts, such Pledge Account II to be maintained at the offices of the EarthWatch Securities Intermediary at The Bank of New York, and the EarthWatch Securities Intermediary shall maintain a securities account at the Federal Reserve Bank of New York ("FRBNY"). Upon transfer of the Pledged Securities to the EarthWatch Securities Intermediary (or the EarthWatch Securities Intermediary's acquisition of the security entitlements with respect thereto), as confirmed to the EarthWatch Securities Intermediary by FRBNY or another securities intermediary, the EarthWatch Securities Intermediary shall make appropriate book entries indicating that the Pledged Securities and/or such security entitlements have been credited to the Trustee and the Pledge Account
II. Subject to the other terms and conditions of this Agreement, all funds or other property held by the Trustee pursuant to this Agreement shall be held in the Pledge Account II (except as expressly provided in Section 10) subject to the exclusive dominion and control (including "control" as defined in (S) 9-115(1)(e) of the UCC) of the Trustee and exclusively for the benefit of the Trustee and for the ratable benefit of the Holders and segregated from all other funds or other property otherwise held by the Trustee.

          (c) The Trustee shall, in accordance with all applicable laws, have sole dominion and control (including "control" as defined in UCC (S) 9-115(1)(e)) over the Pledge Account II, and it shall be a term and condition of the Pledge Account II and the Pledgor irrevocably instructs the Trustee, notwithstanding any other term or condition to the contrary in any other agreement, that no Pledged Collateral shall be released to or for the account of, or withdrawn by or for the account of, the Pledgor or any other Person except as expressly provided in this Agreement.

          (d) The Trustee shall, in accordance with and subject to all applicable laws, be the sole entitlement holder of, and have the sole power to originate entitlement orders with respect to, the Pledge Account II and all assets and properties carried in the Pledge Account II, and it shall be a term and condition of the Pledge Account II that the Trustee shall have the right to issue such entitlement orders with respect to the Pledge Account II and all assets and properties from time to time carried in the Pledge Account II without the consent of the Pledgor or any other Person, and that no Pledged Collateral shall be released to or for the account of, or withdrawn by or for the account of, the Pledgor or any other Person except as expressly provided in this Agreement.

          (e) All Pledged Collateral shall be retained in the Pledge Account II pending disbursement pursuant to the terms hereof.

          (f) Concurrently with the execution and delivery of this Agreement the Trustee and the EarthWatch Securities Intermediary shall deliver to the Pledgor and the Pledgor shall forward to the Remaining Holders a duly executed certificate, in the form of Exhibit B hereto, of an officer of the Trustee, confirming the Trustee's establishment and maintenance of the Pledge Account II and its receipt and holding of the Pledged Securities or a security entitlement thereto and the crediting of the Pledged Securities or such security entitlement to the Pledge Account II, all in accordance with this Agreement.

          (g) Concurrently with the execution and delivery of this Agreement, the Pledgor shall deliver to the Trustee acknowledgment copies or stamped receipt copies of proper financing statements, duly filed under the UCC of the State of New York, the State of Colorado and the State of Delaware, covering the Pledged Collateral described in this Agreement.

          SECTION 4.  Representations and Warranties.  The Pledgor hereby
                      ------------------------------
represents and warrants that, as of the date hereof:

          (a) The execution and delivery by the Pledgor of, and the performance by the Pledgor of its obligations under, this Agreement will not contravene any provision of applicable law or statute or the organizational documents of the Pledgor or any material agreement or other material instrument binding upon the Pledgor or any of its subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Pledgor or any of its subsidiaries, or result in the creation or imposition of any Lien on any assets of the Pledgor, except for the security interests granted under this Agreement; no consent, approval, authorization or order of, or qualification with, or other action by, any governmental or regulatory body or agency or any third party is required
     (i) for the execution, delivery or performance by the Pledgor of this Agreement, (ii) for the grant by the Pledgor of the security interest granted hereby, for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement, (iii) for the perfection and maintenance of the pledge and security interest created hereby (including the first-priority nature of such pledge and security interest), assuming compliance by the EarthWatch Securities Intermediary with all obligations contained in this Agreement or (iv) except for any such consents, approvals, authorizations or orders required to be obtained by the Trustee (or the Holders) for reasons other than the consummation of the transactions contemplated by the Recapitalization Agreement, for the exercise by the Trustee of the rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement.

          (b) Immediately before depositing the Pledged Securities into the Pledge Account II, the Pledgor is the legal and beneficial owner of the Pledged Collateral free and clear of any Lien or claims of any person or entity (except for the security interests granted under this Agreement). No financing statement or other instrument similar in effect covering the Pledgor's interest in the Pledged Securities is on file in any public office, other than any financing statements filed pursuant to this Agreement.

          (c) This Agreement has been duly authorized, validly executed and delivered by the Pledgor and assuming the due authorization, execution and delivery thereof by the Trustee and the EarthWatch Securities Intermediary, constitutes a valid and binding agreement of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as (i) the enforceability hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, preference, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors' rights or remedies generally, (ii) the availability of equitable remedies may be limited by equitable principles of general applicability, (iii) the exculpation provisions and rights to indemnification hereunder may be limited by public policy considerations and (iv) the waiver of rights and defenses contained in Section 11(b), Section 15.11 and Section 15.15 hereof may be limited by applicable law.

          (d) Upon the transfer to the Trustee of the Pledged Securities and the acquisition by the Trustee of a security entitlement thereto in accordance with Section 3, and the compliance by the EarthWatch Securities Intermediary with the provisions of this Agreement, the pledge of and grant of a security interest in the Pledged Collateral securing the payment of the Obligations for the benefit of the Trustee and the Holders will constitute a valid first priority perfected security interest in such Pledged Collateral, enforceable as such against all creditors of the Pledgor (and any persons purporting to purchase any of the Pledged Collateral from the Pledgor) and all filings and actions (other than the transfer to the Trustee of the Pledged Securities) necessary or desirable to perfect and protect such security interest have been duly taken.

          (e) There are no legal or governmental proceedings pending or, to the best of the Pledgor's knowledge, threatened to which the Pledgor or any of its subsidiaries is a party or to which any of the properties of the Pledgor or any such subsidiary is subject that would materially adversely affect the power or ability of the Pledgor to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

          (f) The pledge of the Pledged Collateral pursuant to this Agreement is not prohibited by law or governmental regulation (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System) applicable to the Pledgor.

          (g) No Event of Default (as defined herein) exists.

          (h) The chief place of business and chief executive office of the Pledgor are located at 1900 Pike Road, Longmont, CO 80501, and the Pledgor keeps its records concerning the Pledged Collateral at such location.

          SECTION 5.  Further Assurances.  (a)  The Pledgor agrees that it will
                      ------------------
from time to time execute and deliver or cause to be executed and delivered, or use its reasonable best efforts to procure, all assignments, instruments and other documents, all in form and substance reasonably satisfactory to the Trustee, and take any other actions that are necessary or desirable, to perfect, continue the perfection of, or protect the first priority nature of the Trustee's security interest in and to the Pledged Collateral, to protect the Pledged Collateral against the rights, claims, or interests of third persons (other than any such rights, claims or interests created by or arising through the Trustee), to enable the Trustee to enforce its rights and remedies hereunder, or to give effect to the purposes of this Agreement.

          (b) The Pledgor hereby agrees to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Pledged Collateral and provide proof to the Trustee of such filing. A photocopy or other reproduction of this Agreement or any financing statement covering the Pledged Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

          (c) The Pledgor will promptly pay all reasonable costs incurred in connection with any of the foregoing.

          SECTION 6.  Covenants.  The Pledgor covenants and agrees with the
                      ---------
Trustee and the Holders that from and after the date of this Agreement until the payment in full in cash of the Obligations:

          (a) that (i) it will not (and will not purport to) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral or its beneficial interest therein, and (ii) it will not create or permit to exist any Lien or other adverse interest in or with respect to its beneficial interest in any of the Pledged Collateral (except for the security interests granted under this Agreement) and at all times will be the sole beneficial owner of the Pledged Collateral;

          (b) that it will not (i) enter into any agreement or understanding that restricts or inhibits or purports to restrict or inhibit the Trustee's rights or remedies hereunder, including, without limitation, the Trustee's right to sell or otherwise dispose of the Pledged Collateral or (ii) fail to pay or discharge any tax, assessment or levy of any nature with respect to its beneficial interest in the Pledged Collateral not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment with respect to such beneficial interest; and

          (c) that it will keep its chief place of business, chief executive office and the place where it keeps its records concerning the Pledged Collateral at the location therefor specified in Section 4(h), or upon 30 days' prior written notice to the Trustee, at such other locations in a jurisdiction where all actions required by Section 5 have been taken with respect to the Collateral.

          SECTION 7.  Power of Attorney.  Upon the occurrence of a failure to
                      -----------------
pay an Obligation when due and payable or upon the occurrence of a default hereunder, the Pledgor hereby appoints and constitutes the Trustee as the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Trustee's discretion, to take any action and to execute any instrument that the Trustee may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, the following powers: (a) collection of proceeds of any Pledged Collateral; (b) conveyance of any item of Pledged Collateral to any purchaser thereof; (c) giving of any notices or recording of any Liens under Section 5 hereof; and (d) paying or discharging taxes or Liens levied or placed upon the Pledged Collateral and paying the premiums under the QuickBird 2 Insurance, the legality or validity thereof and the amounts necessary to pay or discharge the same to be determined by the Trustee in its sole reasonable discretion, and such payments made by the Trustee to become part of the Obligations of the Pledgor to the Trustee, due and payable immediately upon demand. The Trustee's authority under this Section 7 shall include, without limitation, the authority to endorse and negotiate any checks or instruments representing proceeds of Pledged Collateral in the name of the Pledgor, execute and give receipt for any certificate of ownership or any document constituting Pledged Collateral, transfer title to any item of Pledged Collateral, sign the Pledgor's name on all financing statements (to the extent permitted by applicable law) or any other documents deemed necessary or appropriate by the Trustee to preserve, protect or perfect the security interest in the Pledged Collateral and to file the same, prepare, file and sign the Pledgor's name on any notice of Lien, and to take any other actions arising from or incident to the powers granted to the Trustee in this Agreement. This power of attorney is coupled with an interest and is irrevocable by the Pledgor. Notwithstanding anything to the contrary stated herein, the Trustee has no duty or obligation to exercise any of the powers stated in this Section 7.

          SECTION 8.  No Assumption of Duties; Reasonable Care.  The rights and
                      ----------------------------------------
powers granted to the Trustee hereunder are being granted in order to preserve and protect the security interest of the Trustee and the Holders in and to the Pledged Collateral granted hereby and shall not be interpreted to, and shall not impose any duties on the Trustee in connection therewith other than those expressly provided herein or imposed under applicable law. Except as provided by applicable law, the Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Trustee accords similar property held by the Trustee for similar accounts, it being understood that the Trustee in its capacity as such shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities or other matters relative to any Pledged Collateral, whether or not the Trustee has or is deemed to have knowledge of such matters or (b) investing or reinvesting any of the Pledged Collateral or any loss on any investment; provided, however, that nothing contained in this Agreement shall relieve the Trustee of any responsibilities as a securities intermediary under applicable law. The Trustee shall be entitled to all of the benefits, privileges and immunities accorded to it under the 13% Notes Indenture.

          SECTION 9.  Indemnity.  The Pledgor shall indemnify, hold harmless and
                      ---------
defend the Trustee and the EarthWatch Securities Intermediary and its directors, officers, agents and employees from and against any and all claims, actions, obligations, liabilities and expenses, including reasonable defense costs, reasonable investigative fees and costs and reasonable legal fees and expenses and damages arising from the Trustee's performance as Trustee under this Agreement or the EarthWatch Securities Intermediary's performance under this Agreement, except to the extent that such claim, action, obligation, liability or expense is directly attributable to the gross negligence or willful misconduct of such indemnified person. This indemnification shall survive the termination of this Agreement.

          SECTION 10.  Release of Collateral.  (a) Failure to Amend the 13%
                       ---------------------       ------------------------
Notes Indenture.  If on or before the close of business on April 25, 2001:
---------------

          (i) the 13% Notes Indenture shall not have been amended by the Supplemental Indenture;

          (ii) the Pledgor shall have commenced an Offer to Purchase the 13% Notes in accordance with Section 5.6 of the Recapitalization Agreement;

          (iii) no Event of Default shall have occurred and shall be continuing; and

          (iv) the Pledgor shall have delivered to the Trustee an Officer's Certificate in form and substance satisfactory to the Trustee certifying
     (x) that no Event of Default has occurred and is then continuing and (y) the aggregate purchase price payable by the Pledgor to the holders of 13% Notes validly tendered in such Offer to Purchase and (z) the date on which such purchase price is payable to such Holders, then the Trustee shall on such stated purchase date release from the Pledge Account II and pay to the Paying Agent under the 13% Notes Indenture (free from any Lien hereunder) for further payment to the Holders an amount equal to the lesser of (A) such purchase price and (B) the aggregate balance in the Pledge Account II at that time. On consummation of the Offer to Purchase, after all 13% Notes validly tendered have been repurchased by the Pledgor, the Trustee shall release from the Pledge Account II and pay to the Pledgor (free from any Lien hereunder) the balance of any proceeds then remaining in the Pledge Account II.

          (b)   Satisfactory Fulfillment of Conditions.  If on or before the
                --------------------------------------
close of business on June 15, 2001:

          (i) the Charter Amendments shall have been approved and shall be in full force and effect;

          (ii) the Pledgor shall have issued the shares of Series C Preferred Stock as set forth under Section 5.2 of the Recapitalization Agreement and, prior to such issuance, shall have obtained the waiver required to be obtained by the last sentence of Section 3.5 of the Recapitalization Agreement;

          (iii) the Pledgor shall have obtained the Vendor Financing;

          (iv) the Pledgor shall have, or contemporaneously with the payment of the initial deposit therefor pursuant to Section 10(c) below, will have, purchased (by paying the initial deposit therefor) the QuickBird 2 Insurance and the terms of such insurance shall comply with the requirements set forth in Section 4.10(b) of the 13% Notes Indenture (as amended by the Supplemental Indenture);

          (v)   the Pledgor shall have satisfied the obligations set forth in
     Section 5.4(b) of the Recapitalization Agreement;

          (vi) no Event of Default shall have occurred and shall be continuing; and

          (vi) the Pledgor shall have delivered to the Trustee an Officer's Certificate in form and substance satisfactory to the Trustee certifying
     (w) that the conditions set forth in clauses (i) through (v) above have been satisfied, (x) that no Event of Default has occurred and is then continuing, (y) the aggregate amount of the insurance premiums payable in respect of the purchase of the QuickBird 2 Insurance prior to the launch of QuickBird 2 (the "Pre-Launch Insurance Premiums") and (z) a payment schedule (the "Payment Schedule") setting forth the scheduled payment dates and installment amounts for the payment of the Pre-Launch Insurance Premiums in full, then the Pledgor may, by written notice to the Trustee, (A) instruct the Trustee to sell and liquidate all of the Pledged Securities on the next Business Day following the receipt of such written notice (such next following Business Day, the "Determination Date") and deposit the proceeds from such sale to the Pledge Account II, and (B) direct the Trustee to release from the Pledge Account II and pay to the Pledgor (free from any Lien hereunder) on the Determination Date an amount equal to the excess (the "Excess") of the aggregate balance in the Pledge Account II on the Determination Date over such amount of principal necessary to pay the Pre-Launch Insurance Premiums in full in accordance with the Payment Schedule. The proceeds from the sale and liquidation of the Pledged Securities shall not be reinvested in additional United States Treasury securities pursuant to Section 10(f) until the payment pursuant to clause (B) above has been made.

          (c)   Payment of Pre-Launch Insurance Premiums.  The Trustee shall, on
                ----------------------------------------
or after receipt of the Officer's Certificate described in Section 10(b)(vi), on each payment date referred to in the Payment Schedule, release from the Pledge Account II and pay to the insurance companies providing the QuickBird 2 Insurance designated by the Pledgor (free from any Lien hereunder), the amount of the installment or installments due on such payment date as set forth in the Payment Schedule.

          (d)   Unsatisfactory Fulfillment of Conditions; Offer to Purchase. If:
                -----------------------------------------------------------

          (i) the Pledgor fails to satisfy any condition set forth in Sections 10(b)(i) through Section 10(b)(v) on or before the close of business on June 15, 2001;

          (ii) the Pledgor commences an Offer to Purchase the 13% Notes in accordance with Section 4.17 of the 13% Notes Indenture (as amended by the Supplemental Indenture) or Section 5.6(iii) of the Recapitalization Agreement;

          (iii) no Event of Default shall have occurred and shall be continuing; and

          (iv) the Pledgor has delivered to the Trustee an Officer's Certificate in form and substance satisfactory to the Trustee certifying
     (x) that no Event of Default has occurred and is then continuing and (y) the aggregate purchase price payable by the

     Pledgor to the holders of 13% Notes validly tendered in such Offer to Purchase and (z) the date on which such purchase price is payable to such Holders,

          then the Trustee shall on such stated purchase date release from the Pledge Account II and pay to the Paying Agent under the 13% Notes Indenture (free from any Lien hereunder) for further payment to the Holders an amount equal to the lesser of (A) such purchase price and (B) the aggregate balance in the Pledge Account II at that time. On consummation of the Offer to Purchase, after all 13% Notes validly tendered have been repurchased by the Pledgor, the Trustee shall release from the Pledge Account II and pay to the Pledgor (free from any Lien hereunder) the balance of any proceeds then remaining in the Pledge Account II.

          (e) Procedures.  The Trustee shall liquidate Pledged Collateral in the
              ----------
Pledge Account II (pursuant to written instructions of the Pledgor) in order to make any payment pursuant to this Section 10 unless there are sufficient funds in the Pledge Account II to make such payment. Upon the making of any payment by the Trustee pursuant to and in accordance with the provisions of this Section 10, the security interest created by this Agreement in the proceeds of such payment shall be released and shall automatically terminate and be of no further force and effect. The Trustee shall take all actions necessary to release the security interest created by this Agreement in the proceeds of such payment in order to enable the Trustee to make such payment.

          (f) Reinvestment of Proceeds.  Immediately following the sale and
              ------------------------
liquidation of the Pledged Securities pursuant to Section 10(b)(A) and payment to the Pledgor of the Excess pursuant to Section 10(b)(B), the Pledgor shall direct the Trustee to invest the proceeds remaining in the Pledge Account in United States Treasury securities which shall constitute Pledged Securities for the purposes of this Agreement, provided, however, that such United States Treasury securities shall be in amounts and with maturities that match the amounts of and payment dates for the installments of the Pre-Launch Insurance Premiums, as set forth in the Payment Schedule.

          SECTION 11.  Remedies Upon Event of Default.  If any Event of Default
                       ------------------------------
under the 13% Notes Indenture or default hereunder (any such Event of Default or default being referred to in this Agreement as an "Event of Default") shall have occurred and be continuing:

          (a) The Trustee and the Holders shall have, in addition to all other rights given by law or by this Agreement, the 13% Note Indenture or the Recapitalization Agreement, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the UCC. In addition, with respect to any Pledged Collateral that shall then be in or shall thereafter come into the possession or custody of the Trustee, the Trustee may sell or cause the same to be sold at any broker's board or at public or private sale, in one or more sales or lots, at such price or prices as the Trustee may deem best, for cash or on credit or for future delivery, without assumption of any credit risk. The purchaser of any or all Pledged Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever created by or through the Pledgor. If after enforcement of the pledge and security interest created hereby, in the reasonable judgment of the Trustee, there is a threat that the Pledged Collateral will decline speedily in value, or if the Pledged Collateral is or becomes of a type sold on a recognized market, the Trustee will give the Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. To the extent permitted by applicable law, any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Any requirements of reasonable notice shall be met if such notice is mailed to the Pledgor as provided in Section 15.1 hereof at least 10 days before the time of the sale or disposition. The Trustee or any Holder may, in its own name or in the name of a designee or nominee, buy any of the Pledged Collateral at any public sale and, if permitted by applicable law, at any private sale. All expenses (including court costs and reasonable attorneys' fees, expenses and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Pledged Collateral.

          (b) The Pledgor further agrees to use its reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Collateral pursuant to this Section 11 valid and binding and in compliance with any and all other applicable requirements of law. The Pledgor further agrees that a breach of any of the covenants contained in this Section 11 will cause irreparable injury to the Trustee and the Holders, that the Trustee and the Holders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 11 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default under the 13% Notes Indenture has occurred.

          (c) The Trustee may, without notice to the Pledgor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Obligations against the Pledge Account II or any part thereof.

          (d) Any cash held by or on behalf of the Trustee and all cash proceeds received by or on behalf of the Trustee in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral shall be held by the Trustee as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Trustee pursuant to the last sentence of Section 9, Section 11(a) and
     Section 12) in whole or in part by the Trustee for itself and the ratable benefit of the Holders against, all or any part of the Obligations in such order as the Trustee shall elect consistent with the 13% Notes Indenture and this Agreement. Any surplus of such cash or cash proceeds held by the Trustee and remaining after payment in full of all of the Obligations in cash shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus, upon receipt of written instructions from the Pledgor.

          SECTION 12.  Expenses.  The Pledgor shall upon demand pay to the
                       --------
Trustee the amount of any and all reasonable expenses, including, without limitation, the reasonable fees, expenses and disbursements of its counsel, experts and agents retained by the Trustee that the Trustee may incur in connection with (a) the review, negotiation and administration of this

Agreement (as more specifically described in Exhibit C hereto), (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (c) the exercise or enforcement of any of the rights of the Trustee and the Holders hereunder or (d) the failure by the Pledgor to perform or observe any of the provisions hereof.

          SECTION 13.  Security Interest Absolute.  All rights of the Trustee
                       --------------------------
and the Holders and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

          (a) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations;

          (b) any taking, exchange, surrender, release or non-perfection of any other collateral or any taking, release or amendment or waiver from any guaranty for all or any of the Obligations;

          (c) any change, restructuring or termination of the corporate structure or the existence of the Pledgor or any of its subsidiaries; or

          (d) to the extent permitted by applicable law, any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Obligations or of this Agreement.

          SECTION 14.  EarthWatch Securities Intermediary's Representations,
                       -----------------------------------------------------
Warranties and Covenants.  The EarthWatch Securities Intermediary represents and
------------------------
warrants that it is as of the date hereof, and it agrees that for so long as it maintains the Pledge Account II and acts as securities intermediary pursuant to this Agreement it shall be a "securities intermediary" (as defined in the UCC and in 31 C.F.R. (S)357.2) and shall be eligible to maintain, and does maintain, a Participant's Securities Account (as defined in 31 C.F.R. (S)357.2) in the name of the EarthWatch Securities Intermediary with the FRBNY (a "FRBNY Member Securities Account"). In furtherance of the foregoing, the EarthWatch Securities Intermediary hereby:

          (a) represents and warrants that it is a corporation that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity hereunder and with respect to the Pledge Account II;

          (b) represents and warrants that it maintains the FRBNY Member Securities Account with the FRBNY and that the United Stated Treasury securities constituting the Pledged Securities transferred to the EarthWatch Securities Intermediary pursuant to Section 3(b) have been credited to the FRBNY Member Securities Account;

          (c) agrees that the Pledge Account II shall be an account to which financial assets may be credited, and the EarthWatch Securities Intermediary undertakes to treat the Trustee as the sole person entitled to exercise rights that comprise (and entitled to the benefits of) such financial assets, and entitled to exercise the rights of an entitlement holder and control in the manner contemplated by the UCC, further agrees that it has identified (and will continue to identify) the Trustee in the records of the EarthWatch Securities Intermediary as the sole person having a securities entitlement against the

     EarthWatch Securities Intermediary with respect to the Pledge Account II and all assets, property and items from time to time carried in or credited to the Pledge Account II;

          (d) hereby represents that it has not granted, and covenants that so long as it acts as EarthWatch Securities Intermediary hereunder it shall not grant, control (including without limitation, "control" as defined in UCC (S) 9 -115(1)(e)) over or with respect to any Pledged Collateral credited to the Pledge Account II from time to time to any other Person other than the Trustee;

          (e) covenants that in its capacity as EarthWatch Securities Intermediary hereunder and with respect to the Pledge Account II, it shall not take any action inconsistent with, and represents and covenants that it is not and so long as this Agreement remains in effect will not become party to any agreement, the terms of which are inconsistent with the provisions of this Agreement;

          (f) to the maximum extent permitted by applicable law, all assets, property and items from time to time credited to the Pledge Account II shall constitute financial assets under Article 8 of the UCC, and the EarthWatch Securities Intermediary shall treat all such assets, property and items as financial assets;

          (g) agrees to comply with entitlement orders and other directions concerning the Pledge Account II originated by, and only by, the Trustee;

          (h) agrees that the EarthWatch Securities Intermediary is and shall remain the sole Person having dominion and control over the Pledge Account II;

          (i) agrees, with the other parties to this Agreement, so long as it serves as EarthWatch Securities Intermediary pursuant to this Agreement, to maintain the Pledge Account II as a securities account and maintain appropriate books and records in respect thereof in accordance with its usual procedures and subject to the terms of this Agreement; and

          (j) agrees, with the other parties to this Agreement, that the EarthWatch Securities Intermediary's jurisdiction, for purposes of UCC (S) 8-110(e) and 31 C.F.R. 357.11(b) as it pertains to this Agreement, the Pledge Account II and security entitlements relating thereto, shall be the State of New York.

          SECTION 15.  Miscellaneous Provisions.

          Section 15.1.  Notices.  Any notice or communication given hereunder
                         -------
shall be sufficiently given if in writing and delivered in person or mailed by first class mail, commercial courier service or telecopier communication, addressed as follows:

          if to the Pledgor:

               EarthWatch Incorporated
               1900 Pike Road
               Longmont, CO 80501

               Telecopier:  303-682-3848
               Attention:  Chief Executive Officer

               with a copy to:

               Baker & McKenzie
               2300 Trammell Crow Center
               2001 Ross Avenue
               Dallas, TX 75201
               Telecopier: 214-978-3099
               Attention: Alan G. Harvey

     if to the Trustee:

               The Bank of New York
               101 Barclay Street
               Floor 21 West
               New York, New York 10286
               Telecopier:  212-815-5915
               Attention:  Corporate Trust Trustee Administration

          Section 15.2.  No Adverse Interpretation of Other Agreements.  This
                         ---------------------------------------------
Agreement may not be used to interpret another pledge, security or debt agreement of the Pledgor or any subsidiary thereof. No such pledge, security or debt agreement (other than the 13% Notes Indenture and the Recapitalization Agreement) may be used to interpret this Agreement.

          Section 15.3  Severability.  The provisions of this Agreement are
                        ------------
severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

          Section 15.4.  Headings.  The headings in this Agreement have been
                         --------
inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

          Section 15.5.  Counterpart Originals.  This Agreement may be signed in
                         ---------------------
two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.

          Section 15.6.  Benefits of Agreement.  Nothing in this Agreement,
                         ---------------------
express or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Agreement.

          Section 15.7.  Amendments, Waivers and Consents.  Any amendment or
                         --------------------------------
waiver of any provision of this Agreement and any consent to any departure by the Pledgor from any provision of this Agreement shall be effective only if made or duly given in compliance with all of the terms and provisions of the 13% Note Indenture, and neither the Trustee nor any Holder shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default (as defined in the herein) or in any breach of any of the terms and conditions hereof. Consistent with the foregoing, this Agreement may be amended, its provisions may be waived and departures from its provisions may be consented to by action of the Pledgor and the Trustee, and (if applicable) the Holders, as provided in the 13% Note Indenture. Failure of the Trustee or any Holder to exercise, or delay in exercising, any right, power or privilege hereunder shall not preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Trustee or any Holder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Trustee or such Holder would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

          Section 15.8.  Interpretation of Agreement.  Acceptance of or
                         ---------------------------
acquiescence in a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

          Section 15.9.  Continuing Security Interest; Termination.  (a)  This
                         -----------------------------------------
Agreement shall create a continuing security interest in and to the Pledged Collateral and shall, unless otherwise provided in this Agreement, remain in full force and effect until the payment in full in cash of the Obligations or release and termination of the security interests created hereby pursuant to
Section 10. This Agreement shall be binding upon the Pledgor, its transferees, successors and assigns, and shall inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee, the Holders and their respective successors, transferees and assigns.

          (b) Unless the security interests created hereby are released and terminated pursuant to Section 10, this Agreement (other than the Pledgor's obligations under Sections 9 and 12) shall terminate upon the payment in full in cash of the Obligations. At such time, the Trustee shall reassign and redeliver to the Pledgor all of the Pledged Collateral hereunder that has not been sold, disposed of, retained or applied by the Trustee in accordance with the terms of this Agreement and take all actions that are necessary to release the security interest created by this Agreement in and to the Pledged Collateral, including the execution and delivery of all termination statements necessary to terminate any financing or continuation statements filed with respect to the Pledged Collateral. Such reassignment and redelivery shall be without warranty by or recourse to the Trustee in its capacity as such, except as to the absence of any Liens on the Pledged Collateral created by or arising through the Trustee, and shall be at the reasonable expense of the Pledgor.

          Section 15.10.  Survival of Representations and Covenants.  All
                          -----------------------------------------
representations, warranties and covenants of the Pledgor contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the termination of this Agreement.

          Section 15.11.  Waivers.  The Pledgor waives presentment and demand
                          -------
for payment of any of the Obligations, protest and notice of dishonor or default with respect to any of the Obligations, and all other notices to which the Pledgor might otherwise be entitled, except as otherwise expressly provided herein.

          Section 15.12.  Authority of the Trustee.  (a)  The Trustee shall have
                          ------------------------
the right to exercise all powers hereunder that are specifically granted to the Trustee by the terms hereof, together with such powers as are reasonably incidental hereto. The Trustee may perform any of its duties hereunder or in connection with the Pledged Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Except as otherwise expressly provided in this Agreement, neither the Trustee nor any director, officer, employee, attorney or agent of the Trustee shall be liable to the Pledgor for any action taken or omitted to be taken by the Trustee, in its capacity as Trustee, hereunder, except for its own gross negligence or willful misconduct, and the Trustee shall not be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Trustee and its directors, officers, employees, attorneys and agents may conclusively rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons.

          (b) The Pledgor acknowledges that the rights and responsibilities of the Trustee under this Agreement with respect to any action taken by the Trustee or the exercise or non-exercise by the Trustee of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Trustee and the Holders, be governed by the 13% Note Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Trustee and the Pledgor, the Trustee shall be conclusively presumed to be acting as agent for the Holders with full and valid authority so to act or refrain from acting, and the Pledgor shall not be obligated or entitled to make any inquiry respecting such authority.

          (c) Each of the Trustee and the EarthWatch Securities Intermediary undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee or the EarthWatch Securities Intermediary.

          (d) No provision of this Agreement shall require the Trustee or the EarthWatch Securities Intermediary to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights and powers.

          (e) The Trustee and the EarthWatch Securities Intermediary may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (f) The Trustee and the EarthWatch Securities Intermediary may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee and the EarthWatch Securities Intermediary shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

          Section 15.13.  Final Expression.  This Agreement, together with the
                          ----------------
13% Note Indenture, the Recapitalization Agreement and any other agreement executed in connection herewith, is intended by the parties as a final expression of this Agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

          Section 15.14.  Rights of Holders.  No Holder shall have any
                          -----------------
independent rights hereunder other than those rights granted to individual Holders pursuant to Section 5.7 of the 13% Note Indenture; provided that nothing in this subsection shall limit any rights granted to the Trustee under the 13% Notes or the 13% Note Indenture.

          Section 15.15.  GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF
                          ----------------------------------------------------
JURY TRIAL; WAIVER OF DAMAGES.  (a)  THIS AGREEMENT SHALL BE GOVERNED BY AND
-----------------------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO, THE RELATIONSHIP ESTABLISHED BETWEEN THE PLEDGOR, THE TRUSTEE AND THE HOLDERS IN CONNECTION WITH THIS AGREEMENT AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. NOTWITHSTANDING THE FOREGOING, THE MATTERS IDENTIFIED IN 31 C.F.R. PART 357, 61 FED. REG. 43626 (AUG. 23, 1996) SHALL BE GOVERNED SOLELY BY THE LAWS SPECIFIED THEREIN.

          (b) THE PLEDGOR AGREES THAT THE TRUSTEE SHALL, IN ITS CAPACITY AS TRUSTEE OR IN THE NAME AND ON BEHALF OF ANY HOLDER, HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE PLEDGOR OR THE PLEDGED COLLATERAL IN A COURT IN ANY LOCATION REASONABLY SELECTED IN GOOD FAITH (AND HAVING PERSONAL OR IN REM JURISDICTION OVER THE PLEDGOR OR THE PLEDGED COLLATERAL, AS THE CASE MAY BE) TO ENABLE THE TRUSTEE TO REALIZE ON SUCH PLEDGED COLLATERAL, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE TRUSTEE. THE PLEDGOR AGREES THAT IT WILL NOT ASSERT ANY COUNTERCLAIMS, SET OFFS OR CROSSCLAIMS IN ANY PROCEEDING BROUGHT BY THE TRUSTEE TO REALIZE ON SUCH PROPERTY OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE TRUSTEE, EXCEPT FOR SUCH COUNTERCLAIMS, SET OFFS OR CROSSCLAIMS WHICH, IF NOT ASSERTED IN ANY SUCH PROCEEDING, COULD NOT OTHERWISE BE BROUGHT OR ASSERTED. THE PLEDGOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN THE CITY OF NEW YORK ONCE THE TRUSTEE HAS COMMENCED A PROCEEDING DESCRIBED IN THIS PARAGRAPH INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

          (c) THE PLEDGOR AGREES THAT NEITHER ANY HOLDER NOR (EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT OR THE INDENTURES) THE TRUSTEE IN ITS CAPACITY AS TRUSTEE SHALL HAVE ANY LIABILITY TO THE PLEDGOR (WHETHER ARISING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY THE PLEDGOR IN CONNECTION WITH, ARISING OUT OF, OR IN ANY

WAY RELATED TO, THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OF A COURT THAT IS BINDING ON THE TRUSTEE OR SUCH HOLDER, AS THE CASE MAY BE, THAT SUCH LOSSES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF THE TRUSTEE OR SUCH HOLDERS, AS THE CASE MAY BE, CONSTITUTING BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

          (d) TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PLEDGOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF THE TRUSTEE OR ANY HOLDER IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER PERTAINING TO THIS AGREEMENT OR ANY RELATED AGREEMENT OR DOCUMENT ENTERED IN FAVOR OF THE TRUSTEE OR ANY HOLDER, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER OR PRELIMINARY OR PERMANENT INJUNCTION, THIS AGREEMENT OR ANY RELATED AGREEMENT OR DOCUMENT BETWEEN THE PLEDGOR ON THE ONE HAND AND THE TRUSTEE AND/OR THE HOLDERS ON THE OTHER HAND.

          IN WITNESS WHEREOF, the Pledgor, the Trustee and the EarthWatch Securities Intermediary have each caused this Agreement to be duly executed and delivered as of the date first above written.

                              EARTHWATCH INCORPORATED
                                    (as Pledgor)

                              By: ______________________________________
                                  Name:  Herbert F. Satterlee
                                  Title: Chief Executive Officer,
                                         President and Director

                              THE BANK OF NEW YORK
                                  (as Trustee)

                              By: ______________________________________
                                  Name:
                                  Title:

                              THE BANK OF NEW YORK
                                  (as EarthWatch Securities Intermediary)

                              By: ______________________________________
                                  Name:
                                  Title:

                                   EXHIBIT A


                               PLEDGED SECURITIES


      Description of Security              CUSIP Number        Final Maturity      Original Principal Amount     Cost at Closing
--------------------------------------------------------------------------------------------------------------------------------
United States Treasury Note                 9128275H1              5/31/01               $  31,534,000           $32,156,341.69
--------------------------------------------------------------------------------------------------------------------------------
United States Treasury Note                 9128275E8              4/30/01               $  27,106,000           $27,701,493.62
--------------------------------------------------------------------------------------------------------------------------------
United States Fidelity Treasury Note      Not applicable         No maturity             $3,737,761.21           $ 3,737,761.21
--------------------------------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT B

                                  CERTIFICATE

          Pursuant to Section 3(f) of the Pledge Agreement (the "Agreement") dated as of April 3, 2001 between EarthWatch Incorporated (the "Pledgor") and The Bank of New York, as trustee (the "Trustee") for the Holders, and The Bank of New York, as securities intermediary (the "EarthWatch Securities Intermediary"), the undersigned officer of the Trustee, on behalf of the Trustee, and the undersigned officer of the EarthWatch Securities Intermediary, on behalf of the EarthWatch Securities Intermediary, make the following certifications to the Pledgor and the Holders of the 13% Notes on the date of this Certificate. Capitalized terms used and not defined in this Certificate have the meanings set forth or referred to in the Agreement.

          1. Substantially contemporaneously with the execution and delivery of this Certificate, the Trustee has established with the EarthWatch Securities Intermediary, as securities intermediary, the Pledge Account II. The EarthWatch Securities Intermediary has acquired a security entitlement to the United States Treasury securities identified in Annex 1 to this Certificate (the "Pledged Securities") from the FRBNY and holds a security entitlement with respect thereto in the FRBNY's security account. The EarthWatch Securities Intermediary has made appropriate book entries in its records establishing that the Pledged Securities and the Trustee's securities entitlement with respect thereto have been credited to and are held in the Pledge Account II.

          2. The Trustee has established and maintained and will maintain the Pledge Account II and all securities entitlements and other positions carried in the Pledge Account II solely in its capacity as Trustee and has not asserted and will not assert any claim to or interest in the Pledge Account II or any such securities entitlements or other positions except in such capacity.

          3. The Trustee and the EarthWatch Securities Intermediary have acquired their security entitlements to the Pledged Securities for value and without notice of any adverse claim thereto. Without limiting the generality of the foregoing, the Pledged Securities are not and the EarthWatch Securities Intermediary's and the Trustee's security entitlements to the Pledged Securities are not, to their knowledge, subject to any Lien granted by either of them in favor of any securities intermediary (including, without limitation, NFSC or the FRBNY) through which the Trustee derives its security entitlement to the Pledged Securities.

          4. Neither the EarthWatch Securities Intermediary nor the Trustee has caused or permitted the Pledged Securities or any security entitlement thereto to become subject to any Lien created by or arising through either of the Trustee or the EarthWatch Securities Intermediary.

          IN WITNESS WHEREOF, the undersigned officers have executed this Certificate on behalf of the Trustee, and on behalf of the EarthWatch Securities Intermediary, respectively, this 3rd day of April, 2001.

                              THE BANK OF NEW YORK
                                    (as Trustee)

                              By: __________________________________________
                                  Name:
                                  Title:

                              THE BANK OF NEW YORK
                                  (as EarthWatch Securities Intermediary)

                              By: __________________________________________
                                  Name:
                                  Name:
                                  Title:

                                                                       EXHIBIT C

                               Trustee's Expenses

For administration: $5,000 per annum, payable annually in advance, together with reasonable fees, expenses and disbursements of counsel, experts and agents retained by the Trustee, as more specifically set forth in Section 12.

                                                                     EXHIBIT E-1

                         B&M DRAFT DATED APRIL 1, 2001

April 3, 2001

Morgan Stanley & Co. Incorporated
Post Balance Fund
Post High Yield LP
Post Total Return Fund
Opportunity Fund
Dickstein & Co. L.P.
Dickstein International LTD.
Sun America High Income Fund
Sun America Series Trust High Yield Portfolio
Hitachi Software Engineering Co., Ltd.

     Re:  EarthWatch Incorporated

Ladies and Gentlemen:

     This firm has acted as counsel for EarthWatch Incorporated, a Delaware corporation (the "Company"), in connection with certain financing and related transactions pursuant to that certain Recapitalization Agreement and Consent dated as of April 2, 2001 and executed by the Company and you (the "Agreement"). This opinion is being rendered pursuant to Section 2.1(a)(ii)(B) of the Agreement. Unless otherwise defined herein, each term used herein that is defined in the Agreement has the meaning given such term in the Agreement.

     In reaching the opinions set forth herein, this firm has reviewed:

     (a)  the Agreement,

     (b) the Pledge Agreement dated as of April ___, 2001 and executed by the Company and the Bank of New York, as Collateral Agent and as Securities Intermediary (the "Pledge Agreement"),

     (c) the Supplemental Indenture between the Company and The Bank of New York, as Trustee dated April __, 2001,

     (d) the Notes Registration Rights Agreement among the Company, The Bank of New York, as Trustee and Morgan Stanley & Co. Incorporated dated April __, 2001, (items (a) through (d), inclusive, sometimes referred to herein as the "Transaction Documents"),

     (e) the Amended and Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation"),

     (f) the bylaws of the Company (the "Bylaws"), and

except as set forth below, such other agreements, certificates of public officials and officers of the Company, records, documents, and matters of law that this firm deemed relevant.

     Based on and subject to the foregoing and subject further to the assumptions, exceptions, and qualifications hereinafter stated, this firm expresses the following opinions:

     1. The Company is incorporated, validly existing and in good standing under the laws of the State of Delaware.

     2. The Company is duly qualified to do business and is in good standing as a foreign corporation in the states of Colorado and Alaska.

     3. The Company has the corporate power and the corporate authority to execute, deliver, and perform its obligations under each of the Transaction Documents.

     4. The execution, delivery, and performance by the Company of its obligations under each of the Transaction Documents have been duly authorized by all necessary corporate action on the part of the Company.

     5. Each of the Transaction Documents has been duly executed and delivered by the Company and each constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

     6. The execution, delivery, and performance by the Company of its obligations under each of the Transaction Documents do not violate, contravene, or cause a default under the Certificate of Incorporation or Bylaws, any federal law of the United States of America (other than communications laws, as to which we express no opinion), the laws of the State of New York, the General Corporation Law of the State of Delaware, any judgment, decree, or order of any court or any other agency of government known to this firm that is applicable to the Company or its property, or, except with respect to such consents as may be described in Sections 3.5 and 3.6 of the Agreement and of the Disclosure Schedule attached thereto, any material agreement included as an exhibit to any of the Company's filings with the Securities and Exchange Commission or the Delta II Launch Services Agreement between the Company and Delta Launch Services, Inc.

     7. No consent, approval, authorization, or other action by, or filing with, any governmental authority of the United States of America is required for the Company to consummate the Transactions except for such as have been duly obtained or made, other than (i) any such as may be required pursuant to U.S. federal communications laws, including such filings as may be required with respect to the Federal Communications Commission and the National Oceanic and Atmospheric Administration, (ii) such filings as may be required by the securities or blue sky laws of the various states, (iii) the filing of a Form D pursuant to Regulation D promulgated under the Securities Act of 1933, as amended and (iv) the filing of the Certificate of Amendment to Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware subsequent to obtaining all necessary stockholder approval.

     8. The Pledge Agreement is effective to create, in favor of the 13% Trustee, a valid first security interest in all right, title and interest of the Company, in, to and under the Pledged Securities.

     9. Upon the execution and delivery of the Pledge Agreement and the certificate in the form of Exhibit B attached thereto, all action will have been taken to make effective the security interest referred to in paragraph 8 above, and such security interest will be perfected under the New York Code by virtue of having obtained "control" pursuant to Section 8-106(d) of the New York Code.

     10. To the knowledge of this firm, there is no action, suit, or proceeding that is pending or threatened against or affecting the Company in any court or before any governmental authority, arbitration board, or tribunal that involves any of the transactions contemplated by the Transaction Documents or that would be required to be described in the Company's Form 10-K for the year ended December 31, 2000.

     The opinions expressed above are subject to the following assumptions, exceptions, and qualifications:

     (a) This firm has assumed that (i) all representations and warranties contained in all documents reviewed by this firm is true and correct, (ii) all signatures on all documents reviewed by this firm are genuine, (iii) all documents submitted to this firm as originals are true and complete, (iv) all documents submitted as copies are true and complete copies of the originals thereof, (v) all parties to the Transaction Documents other than the Company (the "Other Parties") have all power and authority to execute, deliver, and perform their obligations under the Agreement, that the Transaction Documents have been duly and validly authorized, executed, and delivered by each of the Other Parties, and that each of the Transaction Documents is the valid and binding obligation of each of the Other Parties who is a party thereto, enforceable against such Other Party in accordance with its terms, (vi) each natural person signing any document reviewed by this firm had the legal capacity to do so, (vii) each person signing in a representative capacity any document reviewed by this firm had authority to sign in such capacity, and (viii) the laws of any jurisdiction other than New York that govern any of the documents reviewed by this firm do not modify the terms that appear in any such document.

     (b) The opinions expressed above are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware, and the federal laws (other than communications laws, as to which we express no opinion) of the United States of America. You should be aware that this firm is not admitted to the practice of law in the State of Delaware and the opinion herein as to the General Corporation Law of the State of Delaware is based solely upon an unofficial compilation thereof.

     (c) The opinions expressed above are subject to (i) laws relating to bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, rearrangement, liquidation, conservatorship, moratorium, impairment of capital and other laws affecting the enforcement of creditors' rights or the collection of debtors' obligations generally, (ii) principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), (iii) standards of commercial reasonableness and good faith and (iv) public policy.

     (d) This firm expresses no opinion with respect to (i) the enforceability of provisions in the Transaction Documents relating to delay or omission of enforcement of rights or remedies, or waivers of defenses or other nonwaivable benefits bestowed by operation of law; (ii) the enforceability of the indemnification provisions in any Transaction Document to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws; or (iii) the right of any person or entity to institute or maintain any action in any court or upon matters respecting the jurisdiction of any court.

     (e) In rendering the opinion set forth in Paragraphs 1 and 2 above, this firm has relied solely on the certificate(s) of authorities in the State of Delaware that this firm received in response to this firm's request dated April ___, 2001 for confirmation of the existence and good standing of the Company in such state and the certificates this firm received from the other states listed in Paragraph 2 above that this firm received in response to this firm's request dated April ___, 2001 for confirmation of the qualification and good standing of the Company in such states, copies of which certificates have been furnished to you.

     (f) Whenever an opinion herein is qualified by "known to this firm," "to the knowledge of this firm," or similar phrase, this firm has relied exclusively, without independent investigation, on one or more certificates from one or more officers of the Company with respect to the matters set forth in such opinion. This firm has made no independent investigation as to the accuracy or completeness of any of the information contained in such certificate(s). However, in the course of rendering the legal services described in the introductory paragraph of this letter, no facts or circumstances have come to the attention of those attorneys in this firm who rendered such legal services that gave this firm current actual knowledge that any such information is incorrect in any material respect.

     (g) We express no opinion, nor have we undertaken any investigation to determine, whether the Company is insolvent, whether the Company will be rendered insolvent by the transactions contemplated by the Agreement and the Pledge Agreement, and after giving effect to such transactions, whether the Company will be left with unreasonably small capital with which to engage in its anticipated business and whether the Company will have intended to incur, or will have believed it has incurred, debts beyond its ability to pay as such debts mature.

     (h) In rendering the opinions set forth in Paragraphs 8 and 9 above, we have relied upon the representation and agreement of the EarthWatch Securities Intermediary (as defined in the Pledge Agreement) set forth in the Pledge Agreement that the EarthWatch Securities Intermediary is a "securities intermediary" as defined in Section 8-102(14) of the New York Code and the jurisdiction (within the meaning of Section 8-110(e) of the New York Code) of the EarthWatch Securities Intermediary is the State of New York. We have further assumed that the Pledge Account is a "securities account" within the meaning of Section 8-501(a) of the New York Code and not a "deposit account" within the meaning of Section 9-105(e) of the New York Code. We express no opinion to the extent the Pledged Collateral (as defined in the Pledge Agreement) consists of collateral of a type not subject to the New York Code. We call to your attention that the security interest of the Trustee in proceeds is limited to the extent set forth in Section 9-306 of the New York Code.

     (i) We have not made nor undertaken to make any investigation of the state of title to the Pledged Collateral. We have assumed, without investigation, that the descriptions of the Pledged Collateral contained in the Pledge Agreement are accurate and sufficient to enable a subsequent purchaser or mortgagee to identify such Pledged Collateral. With respect to our opinions in paragraphs 8 and 9, we have assumed, without investigation, that the Company has rights in the Pledged Collateral in which it purports to create a security interest under the Pledge Agreement within the meaning of Section 9.203(1)(c) of the New York Code, and our opinions expressed below are expressed only to the extent the Company has such rights. We express no opinion with respect to the existence or nature of such rights.

     (j) We express no opinion with respect to the priority of the security interest of the Trustee in the Pledged Collateral against any of the following:
(a) pursuant to Section 9-301(1) of the New York Code, a lien creditor who attached or levied prior to the perfection of the security interest of the Trustee, (b) pursuant to Section 9-301(4) of the New York Code, a lien creditor with respect to future advances, (c) pursuant to Section 9-312(6) of the New York Code, another secured party with a prior perfected security interest in other property of the Company to the extent that the Pledged Collateral is proceeds of such other property, and (d) pursuant to Section 9-312(7) of the New York Code, another secured creditor to the extent that provision limits the priority afforded future advances. We note that pursuant to Section 9-115 of the New York Code, the security interest in the Pledged Collateral in favor of the Trustee will be subordinated to any security interest in such Pledged Collateral now or hereafter granted by the Company in favor of the Company's own "securities intermediary" and will be of equal priority with any other secured party who has or obtains control of such Pledged Collateral within the meaning of Section 8-106 of the New York Code.

     Without the prior written consent of this firm, this opinion may not be relied upon by any person or entity other than you, quoted in whole or in part or otherwise referred to in any report or document, or furnished to any other person or entity (other than your legal counsel and employees).

     This firm disclaims any duty to advise you regarding any changes in, or to otherwise communicate with you with respect to, the matters addressed herein.

                              Very truly yours,

                              BAKER & McKENZIE

                              By: _______________________________________

                                                                     EXHIBIT E-2

April 2, 2001

Morgan Stanley & Co. Incorporated
Post Balance Fund
Post High Yield LP
Post Total Return Fund
Opportunity Fund
Dickstein & Co. L.P.
Dickstein International LTD.
Sun America High Income Fund
Sun America Series Trust High Yield Portfolio
Hitachi Software Engineering Co., Ltd.

     Re:  EarthWatch Incorporated

Ladies and Gentlemen:

     This firm has acted as counsel for EarthWatch Incorporated, a Delaware corporation (the "Company"), in connection with certain financing and related transactions pursuant to that certain Recapitalization Agreement and Consent dated as of April 2, 2001 and executed by the Company and you (the "Agreement"). This opinion is being rendered pursuant to Section 2.1(a)(iv) of the Agreement. Unless otherwise defined herein, each term used herein that is defined in the Agreement has the meaning given such term in the Agreement.

     In reaching the opinions set forth herein, this firm has reviewed:

     (a)  the Agreement,

     (b) the Amended and Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation"),

     (c) the bylaws of the Company (the "Bylaws"), and

except as set forth below, such other agreements, certificates of public officials and officers of the Company, records, documents, and matters of law that this firm deemed relevant.

     Based on and subject to the foregoing and subject further to the assumptions, exceptions, and qualifications hereinafter stated, this firm expresses the following opinions:

     1. The Company is incorporated, validly existing and in good standing under the laws of the State of Delaware.

     2. The Company is duly qualified to do business and is in good standing as a foreign corporation in the states of Colorado and Alaska.

     3. The Company has the corporate power and the corporate authority to execute, deliver, and perform its obligations under the Agreement.

     4. The execution, delivery, and performance by the Company of its obligations under the Agreement have been duly authorized by all necessary corporate action on the part of the Company.

     5. The Agreement has been duly executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

     6. The execution, delivery, and performance by the Company of its obligations under the Agreement do not violate, contravene or cause a default under the Certificate of Incorporation or Bylaws, any federal law of the United States of America (other than communications laws, as to which we express no opinion), the laws of the State of New York, the General Corporation Law of the State of Delaware, any judgment, decree, or order of any court or any other agency of government known to this firm that is applicable to the Company or its property, or, except with respect to such consents as may be described in Sections 3.5 and 3.6 of the Agreement and of the Disclosure Schedule attached thereto, any material agreement included as an exhibit to any of the Company's filings with the Securities and Exchange Commission or the Delta II Launch Services Agreement between the Company and Delta Launch Services, Inc.

     7. No consent, approval, authorization, or other action by, or filing with, any governmental authority of the United States of America is required for the Company to consummate the Transactions except for such as have been duly obtained or made, other than (i) any such as may be required pursuant to U.S. federal communications laws, including such filings as may be required with respect to the Federal Communications Commission and the National Oceanic and Atmospheric Administration, (ii) such filings as may be required by the securities or blue sky laws of the various states, (iii) the filing of a Form D pursuant to Regulation D promulgated under the Securities Act of 1933, as amended and (iv) the filing of the Certificate of Amendment to Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware subsequent to obtaining all necessary stockholder approval.

     8. To the knowledge of this firm, there is no action, suit, or proceeding that is pending or threatened against or affecting the Company in any court or before any governmental authority, arbitration board, or tribunal that involves any of the transactions contemplated by the Agreement or that would be required to be described in the Company's Form 10-K for the year ended December 31, 2000.

     9. Based upon the representations, warranties and agreements of the Company and of the Noteholders in the Agreement, (i) none of the (x) execution of the Supplemental Indenture, (y) the execution of the Pledge Agreement, or (z) the pledge of the Collateral pursuant to the Pledge Agreement will require registration under the Securities Act of 1933, as amended ("Securities Act"), and (ii) in connection with the offer, sale and delivery of (y) the Series C Preferred Stock pursuant to the terms of the Agreement, or (z) the Common Stock issuable upon conversion of the Series C Preferred Stock pursuant to the terms of the Certificate of

Amendment to Amended and Restated Certificate of Incorporation, it is not necessary to register the Series C Preferred Stock or underlying Common Stock under the Securities Act, it being understood that no opinion is expressed as to any subsequent resale of any such security.

     The opinions expressed above are subject to the following assumptions, exceptions, and qualifications:

     (a) This firm has assumed that (i) all representations and warranties contained in all documents reviewed by this firm are true and correct, (ii) all signatures on all documents reviewed by this firm are genuine, (iii) all documents submitted to this firm as originals are true and complete, (iv) all documents submitted as copies are true and complete copies of the originals thereof, (v) all parties to the Agreement other than the Company (the "Other Parties") have all power and authority to execute, deliver, and perform their obligations under the Agreement, that the Agreement has been duly and validly authorized, executed, and delivered by each of the Other Parties, and that the Agreement is the valid and binding obligation of each of the Other Parties who is a party thereto, enforceable against such Other Party in accordance with its terms, (vi) each natural person signing any document reviewed by this firm had the legal capacity to do so, (vii) each person signing in a representative capacity any document reviewed by this firm had authority to sign in such capacity, and (viii) the laws of any jurisdiction other than New York that govern any of the documents reviewed by this firm do not modify the terms that appear in any such document.

     (b) The opinions expressed above are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware, and the federal laws (other than communications laws, as to which we express no opinion) of the United States of America. You should be aware that this firm is not admitted to the practice of law in the State of Delaware and the opinion herein as to the General Corporation Law of the State of Delaware is based solely upon an unofficial compilation thereof.

     (c) The opinions expressed above are subject to (i) laws relating to bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, rearrangement, liquidation, conservatorship, moratorium, impairment of capital and other laws affecting the enforcement of creditors' rights or the collection of debtors' obligations generally, (ii) principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), (iii) standards of commercial reasonableness and good faith and (iv) public policy.

     (d) This firm expresses no opinion with respect to (i) the enforceability of provisions in the Agreement relating to delay or omission of enforcement of rights or remedies, or waivers of defenses or other nonwaivable benefits bestowed by operation of law; (ii) the enforceability of the indemnification provisions in the Agreement to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws; or (iii) the right of any person or entity to institute or maintain any action in any court or upon matters respecting the jurisdiction of any court.

     (e) In rendering the opinion set forth in Paragraphs 1 and 2 above, this firm has relied solely on the certificate(s) of authorities in the State of Delaware that this firm received in response to this firm's request dated March 30, 2001 for confirmation of the existence and good standing of the Company in such state, a copy of which certificate has been furnished to you, and on telephone conferences held on April 2, 2001 between representatives of this firm and representatives of the Alaska Department of Community and Economic Development, Corporations Division, and the Colorado Department of State, Division of Commercial Recordings, with respect to confirmation of the qualification and good standing of the Company in such states.

     (f) Whenever an opinion herein is qualified by "known to this firm," "to the knowledge of this firm," or similar phrase, this firm has relied exclusively, without independent investigation, on one or more certificates from one or more officers of the Company with respect to the matters set forth in such opinion. This firm has made no independent investigation as to the accuracy or completeness of any of the information contained in such certificate(s). However, in the course of rendering the legal services described in the introductory paragraph of this letter, no facts or circumstances have come to the attention of those attorneys in this firm who rendered such legal services that gave this firm current actual knowledge that any such information is incorrect in any material respect.

     (g) We express no opinion, nor have we undertaken any investigation to determine, whether the Company is insolvent, whether the Company will be rendered insolvent by the transactions contemplated by the Agreement, and after giving effect to such transactions, whether the Company will be left with unreasonably small capital with which to engage in its anticipated business and whether the Company will have intended to incur, or will have believed it has incurred, debts beyond its ability to pay as such debts mature.

     (h) No opinion in Paragraph 8 is expressed with respect to any legal or governmental proceedings before the National Oceanic and Atmospheric Administration, the Federal Communications Commission or the Department of State.

     (i) We are not rendering any opinion or expressing any belief as to compliance with any anti-fraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

     Without the prior written consent of this firm, this opinion may not be relied upon by any person or entity other than you, quoted in whole or in part or otherwise referred to in any report or document, or furnished to any other person or entity (other than your legal counsel and employees).

     This firm disclaims any duty to advise you regarding any changes in, or to otherwise communicate with you with respect to, the matters addressed herein.

                              Very truly yours,

                              BAKER & McKENZIE

                              By:  ____________________________

                                                                       EXHIBIT F

                          INTERCREDITOR ACKNOWLEDGMENT

          This INTERCREDITOR ACKNOWLEDGMENT (this "Agreement") is made as of [_____], 2001, between Ball Aerospace & Technologies Corp., a Delaware corporation, and The Bank of New York, a New York banking corporation, as trustee under the Indenture, dated as of July 12, 1999, between EarthWatch Incorporated (the "Company") and The Bank of New York, as trustee, as amended.

          Reference is hereby made to the Recapitalization Agreement and Consent, dated as of March 30, 2001, among the Company and the other parties thereto identified in Schedule 1 thereto (the "Recapitalization Agreement").

          In connection with the transactions contemplated by the Recapitalization Agreement, and in connection with the agreement of Ball Aerospace & Technologies Corp. ("Ball") to provide the Company with $9,000,000 principal amount of financing for the construction and launch of the Company's QuickBird 2 satellite, Ball hereby directs The Bank of New York, as collateral trustee, to enter into the Senior Pledge and Security Agreement in the form attached as Exhibit H-1 to the Recapitalization Agreement (the "Senior Collateral Pledge and Security Agreement").

          Capitalized terms used in this paragraph but not otherwise defined therein shall have the respective meanings assigned to them in the Senior Collateral Pledge and Security Agreement. If any Secured Party shall obtain any payment, by application of any right of set-off or otherwise, in excess of the amount that it is entitled to receive under the Senior Collateral Pledge and Security Agreement, such Secured Party shall hold such excess on trust for all of the Secured Parties and shall forthwith pay and transfer to the Collateral Agent the amount of such excess for application of such excess to the Secured Obligations in accordance with the Section 8(d) of the Senior Collateral Pledge and Security Agreement.

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          This Agreement may be executed in counterparts which, taken together, shall constitute an original.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              BALL AEROSPACE & TECHNOLOGIES CORP.

                              By: __________________________________________
                                    Name:
                                    Title:

                              THE BANK OF NEW YORK, as Trustee

                              By: __________________________________________
                                    Name:
                                    Title:

                                                                       EXHIBIT G

                            CERTIFICATE OF AMENDMENT
                                       TO
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            EARTHWATCH INCORPORATED
              (Pursuant to Section 242 of the General Corporation
                         Law of the State of Delaware)

     Earthwatch Incorporated, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies:

     FIRST, that the Board of Directors of the Corporation duly adopted resolutions proposing and declaring advisable the following amendments to the Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware:

     "RESOLVED that the Board of Directors of the Corporation deems and declares advisable the following amendments to the Certificate of Incorporation:

     1. To amend the first paragraph of Article IV to read in its entirety as follows:

          "The Corporation is authorized to issue a total of Two Hundred Twenty-Four Million (224,000,000) shares, which shall consist of (i) One Hundred and Fifty Million (150,000,000) shares of common stock, with a par value of $0.001 per share ("Common Stock"), and (ii) Seventy-Four Million (74,000,000) shares of preferred stock, with a par value of $0.001 per share."

     2.   To amend Article IV, Section A, to read in its entirety as follows:

          "Designation of Series and Number of Shares. Three series of Preferred
           ------------------------------------------
     Stock are created hereby: (i) Twelve Million (12,000,000) shares of 7% Cumulative Convertible Redeemable Preferred Stock Due 2009, Series A, par value $0.001 per share (the "Series A Preferred Stock"); (ii) Twelve
                                  ------------------------
     Million (12,000,000) shares of 7% Cumulative Convertible Redeemable Preferred Stock Due 2009, Series B, par value $0.001 per share (the "Series
                                                                          ------
     B Preferred Stock"); and (iii) Fifty Million (50,000,000) shares of 8.5%
     -----------------
     Cumulative Convertible Redeemable Preferred Stock Due 2009, Series C, par value $0.001 per share (the "Series C Preferred Stock"). The shares of the
                                  ------------------------
     Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock may be referred to collectively as the "Preferred Stock." All Shares
                                                   ---------------
     of Preferred Stock shall be fully paid and nonassessable."

     3. To amend Section 1 of Article IV, Section B, to read in its entirety as follows:

          "Designation.  The series of preferred stock established hereby shall
           -----------
     be designated the "7% Cumulative Convertible Redeemable Preferred Stock due 2009, Series A" (and
     shall be referred to herein as the "Series A Preferred Stock") and the
                                        -------------------------
     authorized number of shares of Series A Preferred Stock shall be Twelve Million (12,000,000) shares."

     4. To amend Section 5 of Article IV, Section B, to read in its entirety as follows:

          "Mandatory Redemption and Put Right.

          (a) The Corporation shall redeem on March 31, 2009 (the "Redemption
                                                                   ----------
     Date"), from any source of funds legally available therefor, all
     ----
     outstanding shares of Series A Preferred Stock at a redemption price per share equal to the then Liquidation Preference per share (the "Mandatory
                                                                    ---------
     Redemption Price"), plus an amount in cash equal to all accumulated and
     ----------------
     unpaid dividends per share (including an amount in cash equal to a prorated dividend for any partial Dividend Period). The Corporation will not be required to make sinking fund payments with respect to the Series A Preferred Stock. The Series A Preferred Stock shall not be redeemable at the option of the Corporation prior to the Redemption Date.

          (b) If and to the extent that the Corporation or the Junior Collateral Trustee receives from the Collateral Trustee any Available Proceeds, then the Corporation shall (or shall cause the Junior Collateral Trustee to) promptly mail a written notice to each Holder of shares of Series A Preferred Stock, at the address for such Holder shown on the stock books of the Corporation, stating the amount of such Available Proceeds received, that such Holder's put rights under this subsection (b) have become exercisable, and the Put Right Termination Date. Each such Holder shall thereafter have the right on or prior to the Put Right Termination Date to elect to sell to the Corporation, and the Corporation shall be obligated to purchase, from any source of funds legally available therefor, up to all of the shares of Series A Preferred Stock held by such Holder, subject to the last sentence of this paragraph. The date of such purchase shall be the next Business Day after the Put Right Termination Date. The purchase price for all of such shares shall be equal to the aggregate liquidation preference thereof, plus accrued and unpaid dividends thereon to the date of purchase. If the aggregate purchase price for all shares of Series A Preferred Stock and Series B Preferred stock to be purchased by the Corporation pursuant to this Section 5 and pursuant to Section 5 of Article IV, Section C, would otherwise be greater than the Available Proceeds, then the number of shares of Series A Preferred Stock to be so purchased shall, pro rata (based on the liquidation preference) with the amount of shares of Series B Preferred Stock to be purchased pursuant to Section 5 of Article IV, Section C, be reduced so that the aggregate purchase price of the shares of Series A Preferred Stock and Series B Preferred Stock so purchased does not exceed the Available Proceeds. Notwithstanding the foregoing, this subsection (b) shall not become effective unless and until each of the Transactions has been consummated or effectively waived.

          (c) For purposes of this Section 5 and Section 5 of Article IV, Section C, the following terms shall have the meanings set forth below:

               "13% Notes" means the Corporation's 13% Senior Discount Notes due
                ---------
          2007.

               "Available Proceeds" means any and all proceeds received by the
                ------------------
          Corporation or the Junior Collateral Trustee, as the case may be, from the Collateral Trustee under the Launch Insurance, resulting from a casualty (full or partial), whether on satellite launch or thereafter, remaining after the Company has repurchased all 13% Notes required to be repurchased and repaid any Vendor Financing then required to be repaid.

               "Collateral Trustee" means the trustee for the 13% Notes or any
                ------------------
          successor or substitute collateral trustee for the collateral with respect to the 13% Notes.

               "Junior Collateral Trustee" means The Bank of New York, or any
                       ------------------
          successor or substitute collateral trustee under the Junior Collateral Pledge and Security Agreement to be entered into between the Corporation and The Bank of New York, as collateral trustee.

               "Launch Insurance" means launch and in-orbit operations insurance
                ----------------
          with respect to the Corporation's QuickBird 2 Satellite.

               "Put Right Termination Date" means 5:00 p.m., Eastern Standard
                --------------------------
          Time, on the 60/th/ calendar day after the mailing of the required notices under subsection (b) above or subsection 5(b) of Article IV, Section C, as the case may be, to Holders of shares of Series A and Series B Preferred Stock..

               "QuickBird 2 Satellite" means the QuickBird 2 spacecraft
                ---------------------
          manufactured pursuant to the contract SE.1M.PRJ.0004.A, dated June 1998, as amended from time to time, between Ball Aerospace & Technologies Corp. and the Corporation, for QuickBird satellites 1 and 2.

               "Transactions" has the meaning ascribed to such term in the
                ------------
          Recapitalization Agreement dated April [2], 2001, by and among the Corporation and each of the parties set forth in Schedule 1 thereto, as it may be amended from time to time.

               "Vendor Financing" means the financing to be provided by Ball
                ----------------
          Technologies & Aerospace Corp. to the Corporation in a principal amount not greater than $9,000,000, plus interest thereon, for the construction and launch of the QuickBird 2 Satellite.

     5. To amend Section 6(a) of Article IV, Section B, to read in its entirety as follows :

          "Optional Conversion. Except as set forth in Section 6(c) below, upon
           -------------------
     and following the earlier to occur of (i) receipt by the Corporation of the FCC Approval and (ii) October 31, 1999 and until the fourth anniversary of the earlier to occur of (i) and (ii), the Holder of each share of Series A Preferred Stock shall have the right, at the option of such Holder, to convert such shares into shares of Common Stock, on and subject to the terms and conditions hereinafter set forth. Subject to the provisions for adjustment hereinafter set forth, each share of Series A Preferred Stock shall be convertible into such number (calculated as to each conversion to the nearest 1/100th of a share) of fully paid and nonassessable shares of Common Stock as is obtained by dividing (i) the sum of the then Liquidation Preference plus the amount of accumulated and unpaid dividends thereon, including the amount of any Default Dividends and any dividends accumulated thereon by (ii) the Conversion Price, both as in effect at the date any share or shares of Series A Preferred Stock are surrendered for conversion. The Series A Preferred Stock shall not be convertible prior to the earlier to occur of (i) receipt by the Corporation of the FCC Approval and (ii) October 31, 1999 or after the fourth anniversary of the earlier to occur of
     (i) and (ii)."

     6. To amend Section 6(c) of Article IV, Section B, to read in its entirety as follows :

          "Automatic Conversion. Upon and following the earlier to occur of (i)
           --------------------
     receipt by the Corporation of the FCC Approval and (ii) October 31, 1999 and until the fourth anniversary of the earlier to occur of (i) and (ii), upon the earlier to occur of (1) an Initial Public Offering, the public offering price of which is at least $35,000,000 in the aggregate and (2) the listing of the Common Stock on the New York Stock Exchange, Inc. or the American Stock Exchange, Inc, or the trading of the Common Stock on the Nasdaq National Market ("NASDAQ"), if the Market Price (as hereinafter
                              ------
     defined) of the Common Stock shall on any day be at a level such that, if all the outstanding shares of Series A Preferred Stock were converted into the number of shares of Common Stock into which such Series A Preferred Stock is convertible pursuant to this Section 6, and such shares of Common Stock were then sold at the Market Price, the proceeds of such sale would exceed by at least 20% the amount determined by multiplying the number of outstanding shares of Series A Preferred Stock by the Conversion Price (which amount shall be subject to equitable adjustment wherever there shall occur a stock split, combination, reclassification or other similar event involving the Series A Preferred Stock), then all outstanding shares of Series A Preferred Stock shall be converted automatically into the number of shares of Common Stock into which such shares are convertible pursuant to this Section 6 as of immediately prior to the occurrence of such event, without further action by the Holders and whether or not the certificates representing such shares are surrendered to the Corporation or its Transfer Agent for the Common Stock, provided that all declared and unpaid dividends on such shares of Series A Preferred Stock shall first have been paid in full. The "Market Price" of the Common Stock shall be the average of the
                ------------
     reported last sales prices on an exchange or on NASDAQ for the Common Stock on each of the twenty (20) preceding Trading Days on which a reported sale of the Common Stock took place. The Series A Preferred Stock shall not be automatically converted pursuant to this Section 6(c) prior to the earlier to occur of (i) receipt by the Corporation of the FCC Approval and (ii) October 31, 1999 or after the fourth anniversary of the earlier to occur of
     (i) and (ii)."

     7. To amend Section 7(d)(iii) of Article IV, Section B, to read in its entirety as follows:

               "except for the High Yield Financing outstanding as of April 2, 2001 and except for the Vendor Financing, the incurrence of any indebtedness for borrowed money, the making of any guarantee of any such indebtedness, the issuance or sale of any debt securities or the prepayment or refinancing of any indebtedness for borrowing money, in each case in excess of $10 million in the aggregate;"

     8. To amend Section 1 of Article IV, Section C, to read in its entirety as follows:

               "Designation.  The series of preferred stock established hereby
                -----------
          shall be designated the "7% Cumulative Convertible Redeemable Preferred Stock due 2009, Series B" (and shall be referred to herein as the "Series B Preferred Stock") and the authorized number of shares
                  ------------------------
          of Series B Preferred Stock shall be Twelve Million (12,000,000) shares."

     9. To amend Section 5 of Article IV, Section C, to read in its entirety as follows:

               "Mandatory Redemption and Put Right.

          (a) The Corporation shall redeem on March 31, 2009 (the "Redemption
                                                                   ----------
     Date"), from any source of funds legally available therefor, all
     ----
     outstanding shares of Series B Preferred Stock at a redemption price per share equal to the then Liquidation Preference per share (the "Mandatory
                                                                    ---------
     Redemption Price"), plus an amount in cash equal to all accumulated and
     ----------------
     unpaid dividends per share (including an amount in cash equal to a prorated dividend for any partial Dividend Period). The Corporation will not be required to make sinking fund payments with respect to the Series B Preferred Stock. The Series B Preferred Stock shall not be redeemable at the option of the Corporation prior to the Redemption Date.

          (b) If and to the extent that the Corporation or the Junior Collateral Trustee receives from the Collateral Trustee any Available Proceeds, then the Corporation shall (or shall cause the Junior Collateral Trustee to) promptly mail a written notice to each Holder of Series B Preferred Stock, at the address for such Holder shown on the stock books of the Corporation, stating the amount of such Available Proceeds received, that such Holder's put rights under this subsection (b) have become exercisable, and the Put Right Termination Date. Each such Holder shall thereafter have the right on or prior to the Put Right Termination Date to elect to sell to the Corporation, and the Corporation shall be obligated to purchase, from any source of funds legally available therefor, up to all of the shares of Series B Preferred Stock held by such Holder, subject to the last sentence of this paragraph. The date of such purchase shall be the next Business Day after the Put Right Termination Date. The purchase price for all of such shares shall be equal to the aggregate liquidation preference thereof, plus accrued and unpaid dividends thereon to the date of purchase. If the aggregate purchase price for all shares of Series B Preferred Stock and Series A Preferred stock to be purchased by the Corporation pursuant to this Section 5 and pursuant to Section 5 of Article IV, Section B, would otherwise be greater than the Available Proceeds, then the number of shares of Series B Preferred Stock to be so purchased shall, pro rata (based on the liquidation preference) with the amount of shares of Series A Preferred Stock to be purchased pursuant to Section 5 of Article IV, Section B, be reduced so that the aggregate purchase price of the shares of

     Series B Preferred Stock and Series A Preferred Stock so purchased does not exceed the Available Proceeds. Notwithstanding the foregoing, this subsection (b) shall not become effective unless and until each of the Transactions has been consummated or effectively waived.

          (c) For purposes of this Section 5, terms defined in Section 5 of
     Article IV, Section C, shall have the respective meanings set forth therein."

     10. To amend Section 6(a) of Article IV, Section C, to read in its entirety as follows:

          "Optional Conversion.  Except as set forth in Section 6(c) below, upon
           -------------------
     and following the earlier to occur of (i) receipt by the Corporation of the FCC Approval and (ii) October 31, 1999 and until the fourth anniversary of the earlier to occur of (i) and (ii), the Holder of each share of Series B Preferred Stock shall have the right, at the option of such Holder, to convert such shares into shares of Common Stock, on and subject to the terms and conditions hereinafter set forth. Subject to the provisions for adjustment hereinafter set forth, each share of Series B Preferred Stock shall be convertible into such number (calculated as to each conversion to the nearest 1/100th of a share) of fully paid and nonassessable shares of Common Stock as is obtained by dividing (i) the sum of the then Liquidation Preference plus the amount of accumulated and unpaid dividends thereon, including the amount of any Default Dividends and any dividends accumulated thereon by (ii) the Conversion Price, both as in effect at the date any share or shares of Series B Preferred Stock are surrendered for conversion. The Series B Preferred Stock shall not be convertible prior to the earlier to occur of (i) receipt by the Corporation of the FCC Approval and (ii) October 31, 1999 or after the fourth anniversary of the earlier to occur of
     (i) and (ii)."

     11. To amend Section 6(c) of Article IV, Section C, to read in its entirety as follows:

          "Automatic Conversion. Upon and following the earlier to occur of (i)
           --------------------
     receipt by the Corporation of the FCC Approval and (ii) October 31, 1999 and until the fourth anniversary of the earlier to occur of (i) and (ii), upon the earlier to occur of (1) an Initial Public Offering, the public offering price of which is at least $35,000,000 in the aggregate and (2) the listing of the Common Stock on the New York Stock Exchange, Inc. or the American Stock Exchange, Inc. or the trading of the Common Stock on the Nasdaq National Market ("NASDAQ"), if the Market Price (as hereinafter
                              ------
     defined) of the Common Stock shall on any day be at a level such that, if all the outstanding shares of Series B Preferred Stock were converted into the number of shares of Common Stock into which such Series B Preferred Stock is convertible pursuant to this Section 6, and such shares of Common Stock were then sold at the Market Price, the proceeds of such sale would exceed by at least 20% the amount determined by multiplying the number of outstanding shares of Series B Preferred Stock by the Conversion Price (which amount shall be subject to equitable adjustment wherever there shall occur a stock split, combination, reclassification or other similar event involving the Series B Preferred Stock), then all outstanding shares of Series B Preferred Stock shall be converted automatically into the number of shares of Common Stock into which such shares are convertible pursuant to this Section 6 as of immediately prior to the occurrence of such event, without further action by the Holders and whether or not the certificates representing such shares are surrendered to the Corporation or its Transfer Agent for the Common Stock, provided that all declared and unpaid dividends on such shares of Series B Preferred Stock shall first have been paid in full. The "Market Price" of the Common Stock shall be the
                                  ------------
     average of the reported last sales prices on an exchange or on NASDAQ for the Common Stock on each of the twenty (20) preceding Trading Days an which a reported sale of the Common Stock took place. The Series B Preferred Stock shall not be automatically converted pursuant to this Section 6(c) prior to the earlier to occur of (i) receipt by the Corporation of the FCC Approval and (ii) October 31, 1999 or after the fourth anniversary of the earlier to occur of (i) and (ii)."

     12. To amend Section 7(d)(iii) of Article IV, Section C, to read in its entirety as follows:

          "except for the High Yield Financing outstanding as of April 2, 2001 and except for the Vendor Financing, the incurrence of any indebtedness for borrowed money, the making of any guarantee of any such indebtedness, the issuance or sale of any debt securities or the prepayment or refinancing of any indebtedness for borrowing money, in each case in excess of $10 million in the aggregate;"

     13. To amend Section 1 of Article IV, Section D, to read in its entirety as follows:

          "Designation. The series of preferred stock established hereby shall
           -----------
     be designated the "8.5% Cumulative Convertible Redeemable Preferred Stock due 2009, Series C" (and shall be referred to herein as the "Series C
                                                                  --------
     Preferred Stock") and the authorized number of shares of Series C Preferred
     ---------------
     Stock shall be Fifty Million (50,000,000) shares."

     14. To amend Section 6(a) of Article IV, Section D, to read in its entirety as follows:

          "Optional Conversion. Except as set forth in Section 6(c) below, upon
           -------------------
     and following the earlier to occur of (i) receipt by the Corporation of the FCC Approval and (ii) October 31, 1999 and until the fourth anniversary of the earlier to occur of (i) and (ii), the Holder of each share of Series C Preferred Stock shall have the right, at the option of such Holder, to convert such shares into shares of Common Stock, on and subject to the terms and conditions hereinafter set forth. Subject to the provisions for adjustment hereinafter set forth, each share of Series C Preferred Stock Shall be convertible into such number (calculated as to each conversion to the nearest 1/100th of a share) of fully paid and nonassessable shares of Common Stock as is obtained by dividing (i) the sum of the then Liquidation Preference plus the amount of accumulated and unpaid dividends thereon, including the amount of any Default Dividends and any dividends accumulated thereon by (ii) the Conversion Price, both as in effect at the date any share or shares of Series C Preferred Stock are surrendered for conversion. The Series C Preferred Stock shall not be convertible prior to the earlier to occur of (i) receipt by the Corporation of the FCC Approval and (ii) October 31, 1999 or after the fourth anniversary of the earlier to occur of
     (i) and (ii)."

     15. To amend Section 6(c) of Article IV, Section D, to read in its entirety as follows:

          "Automatic Conversion. Upon and following the earlier to occur of (i)
           --------------------
     receipt by the Corporation of the FCC Approval and (ii) October 31, 1999 and until the fourth anniversary of the earlier to occur of (i) and (ii), upon the earlier to occur of (1) an Initial Public Offering, the public offering price of which is at least $35,000,000 in the aggregate and (2) the listing of the Common Stock on the New York Stock Exchange, Inc. or the American Stock Exchange, Inc. or the trading of the Common Stock on the Nasdaq National Market ("NASDAQ"), if the Market Price (as hereinafter
                              ------
     defined) of the Common Stock shall on any day be at a level such that, if all the outstanding shares of Series C Preferred Stock were converted into the number of shares of Common Stock into which such Series C Preferred Stock is convertible pursuant to this Section 6, and such shares of Common Stock were then sold at the Market Price, the proceeds of such sale would exceed by at least 20% the amount determined by multiplying the number of outstanding shares of Series C Preferred Stock by the Conversion Price (which amount shall be subject to equitable adjustment wherever there shall occur a stock split, combination, reclassification or other similar event involving the Series C Preferred Stock), then all outstanding shares of Series C Preferred Stock shall be converted automatically into the number of shares of Common Stock into which such shares are convertible pursuant to this Section 6 as of immediately prior to the occurrence of such event, without further action by the Holders and whether or not the certificates representing such shares are surrendered to the Corporation or its Transfer Agent for the Common Stock, provided that all declared and unpaid dividends on such shares of Series C Preferred Stock shall first have been paid in full. The "Market Price" of the Common Stock shall be the average of the
                ------------
     reported last sales prices on an exchange or on NASDAQ for the Common Stock on each of the twenty (20) preceding Trading Days on which a reported sale of the Common Stock took place. The Series C Preferred Stock shall not be automatically converted pursuant to this Section 6(c) prior to the earlier to occur of (i) receipt by the Corporation of the FCC Approval and (ii) October 31, 1999 or after the fourth anniversary of the earlier to occur of
     (i) and (ii)."

     SECOND, that in lieu of a meeting and vote of stockholders, the stockholders of the Corporation having not less than the minimum number of votes necessary to authorize such action have given written consent to, and duly adopted, said amendments in accordance with the provisions of Sections 228(a) and 242 of the General Corporation Law of the State of Delaware, and written notices to any non-consenting stockholders have been given in accordance with
Section 228(e) of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate this ____ day of ______, 2001.

                              EARTHWATCH INCORPORATED

                              By:    ______________________________________
                              Name:  ______________________________________
                              Title: ______________________________________

                                                                     EXHIBIT H-1

                SENIOR COLLATERAL PLEDGE AND SECURITY AGREEMENT

                         Dated as of ____________, 2001

                                    Between
                                    -------

                            EARTHWATCH INCORPORATED

                                   as grantor
                                   ----------

                                      and

                              THE BANK OF NEW YORK

                              as collateral agent
                              -------------------

                SENIOR COLLATERAL PLEDGE AND SECURITY AGREEMENT

     SENIOR COLLATERAL PLEDGE AND SECURITY AGREEMENT, dated as of _____ __, 2001 (this "Agreement"), made by EarthWatch Incorporated (the "Company"), a Delaware corporation having its principal office at 1900 Pike Road, Longmont Colorado 80501, in favor of The Bank of New York, a New York banking corporation, having its principal corporate trust office at 101 Barclay Street, Floor 21 West, New York, New York 10286 in its capacity as collateral agent (referred to herein as the "Collateral Agent") for itself and for the ratable benefit of the 13% Noteholders referred to below and the holders from time to time of the Vendor Financing.

                                   BACKGROUND

          A. The Company has entered into the Recapitalization Agreement dated as of April 2, 2001 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Recapitalization Agreement") among the Company, Morgan Stanley & Co., Incorporated, and the other parties thereto.

          B. Pursuant to Section 5.4 of the Recapitalization Agreement, the Company is required to cause the QuickBird 2 Insurance to be assigned, pledged and transferred to the Collateral Agent as sole loss payee, as security for the 13% Notes Obligations and the Vendor Financing Obligations, in the case of the Vendor Financing Obligations, in an amount up to the Vendor Financing Cap.

          C. It is the intent of the parties that any distributions in respect of the Collateral, including any distributions in respect of payments to the Collateral Agent under the QuickBird 2 Insurance shall be distributed in accordance with Section 8(d) hereof.

          NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Company, the Company hereby covenants and agrees with, and (in Section 4 below) represents and warrants to the Collateral Agent for the benefit of the Secured Parties as follows:

          Section 1.  Defined Terms.  Capitalized terms that are used herein and
                      -------------
not otherwise defined herein shall have the meanings ascribed to such terms in the 13% Notes Indenture and the Recapitalization Agreement; provided, however,
                                                            --------  -------
that if such a term is defined in both such documents, the definition contained in the Recapitalization Agreement shall govern. In addition to the terms defined in the introductory and background paragraphs of this Agreement, the following terms shall have the meanings indicated below:

          "Collateral" means all of the following, whether now owned or hereafter acquired:

          (i)   the QuickBird 2 Insurance;

          (ii) all accounts, contract rights, instruments, investment property and general intangibles in respect of the QuickBird 2 Insurance, including without limitation any premiums, unearned premiums and premium refunds; and

          (iii) to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and proceeds, issues, returns, rents, profits and products of, each of the foregoing.

          "Collateral Agent Expenses" means the costs and expenses incurred by the Collateral Agent in connection with the sale or other disposition of the Collateral and any and all other fees, expenses or other amounts payable to the Collateral Agent and its agents pursuant to this Agreement, including, without limitation, expenses of the Collateral Agent and its agents, including the fees and expenses of its outside counsel and internal counsel, and all expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith or pursuant to Section 7 hereof and amounts payable pursuant to
Section 17 hereof.

          "Event of Default" means an "Event of Default" under and as defined in the 13% Notes Indenture, an event of default (howsoever described) under the Vendor Financing Agreement or a default by the Company of any obligation under this Agreement.

          "Excess Proceeds Distributions" shall have the meaning ascribed to such term in Section 8(d) hereof.

          "Filing Offices" means (i) the Secretary of State of Delaware and (ii) the Secretary of State of Colorado.

          "Officer" means, with respect to the Company, (i) the Chairman of the Board, the Chief Executive Officer, the President or any other Director of the Company or (ii) the Chief Financial Officer, the Treasurer or any Assistant Treasurer, the Company Secretary or any Company Assistant Secretary.

          "Officers' Certificate" means a certificate signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause
(ii) of the definition thereof; provided, however, that any such certificate may
                                --------  -------
be signed by any two of the Officers listed in clause (i) of the definition thereof in lieu of being signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause (ii) of the definition thereof.

          "Opinions of Counsel" means written opinions substantially in the forms set forth in Exhibits I-1 and I-2 to the Recapitalization Agreement.

          "Permitted Insurance Modification" means the following particular specified amendments and modifications to the QuickBird 2 Insurance:

          (a) amendments and modifications to cure any ambiguity, defect or inconsistency in the QuickBird 2 Insurance or to increase the rights and benefits in favor of the Collateral Agent in respect of the QuickBird 2 Insurance; provided that such amendments or modifications shall not,
                -------------
     directly or indirectly, adversely affect the interests of the Collateral Agent or any other Secured Party in any material respect:

          (b) amendments and modifications to the launch schedule set forth in the declarations section of the QuickBird 2 Insurance; and

          (c) amendments and modifications in the "Definitions" section of the QuickBird 2 Insurance which only amend or modify the definitions of the specific defined terms set forth on Schedule II attached hereto or substantially equivalent defined terms in the QuickBird 2 Insurance.

          "Permitted Lien" means the Liens created under or evidenced by the Second Priority Pledge Agreement.

          "Proceeds" means "proceeds," as such term is defined in Section 9-306(1) of the UCC, and, in any event, shall include, without limitation, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Company or the Collateral Agent from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to the Company from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), and (iii) any and all other amounts from time to time paid or payable in respect of any of the Collateral.

          "Proceeds Distributions" shall have the meaning ascribed to such term in Section 8(d) hereof.

          "QuickBird 2 Insurance" means the insurance policy or policies relating to the Company's "QuickBird 2" satellite, in substantially the form or forms attached as Exhibit A hereto, as such policy or policies may from time to time be amended, modified, supplemented or replaced.

          "Returned Insurance Premiums" shall have the meaning ascribed to such term in Section 8(g) hereof.

          "Second Priority Pledge Agreement" means the Collateral Pledge and Security Agreement dated as of the date hereof made by the Company in favor of The Bank of New York, as collateral agent for the holders of the Series A Preferred Stock and the Series B Preferred Stock in the form attached hereto as Exhibit B hereto.

          "Secured Obligations" means, collectively, the 13% Notes Obligations and the Vendor Financing Obligations.

          "Secured Parties" means the Collateral Agent, the 13% Notes Trustee, the 13% Noteholders and any holder from time to time of the Vendor Financing.

          "Termination Date" means the latest scheduled date of termination of any insurance policy with respect to the QuickBird 2 Insurance; provided that
                                                                -------- ----
there has been no event of loss under the QuickBird 2 Insurance or other event causing payment under the QuickBird 2 Insurance.

          "13% Noteholders" means the holders from time to time of the 13%
Notes.

          "13% Notes Indenture" means the Indenture, dated as of July 12, 1999, between the Company and The Bank of New York, as trustee for the 13% Noteholders, as supplemented by the Supplemental Indenture and as further amended, amended and restated, supplemented or otherwise modified from time to time.

          "13% Notes Obligations" means the 13% Notes and all other obligations under and in respect of the 13% Notes Indenture, whether for principal, premium, interest, fees or otherwise.

          "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event
                                             --------  -------
that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Collateral Agent's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

          "Vendor Financing Agreement" means any agreement governing the terms of the Vendor Financing, as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.

          "Vendor Financing Cap" means $9,000,000 in principal, and accrued interest thereon.

          "Vendor Financing Obligations" means all obligations under and in respect of the Vendor Financing Agreement, whether for principal, premium, interest, fees or otherwise, in an aggregate amount not exceeding the Vendor Financing Cap.

          "Vendor Financing Representative" means any representative for the holders of the Vendor Financing, as notified in writing from time to time to the Collateral Agent and the Company.

          Section 2.  Assignment and Grant of Security Interest.  As collateral
                      -----------------------------------------
security for the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of, and the performance of, all of the Secured Obligations, the Company hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for itself and the ratable benefit of the Secured Parties, a continuing security interest in all of the Company's right, title and interest in, to and under the Collateral. This Agreement secures the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Secured Obligations ratably.

          Section 3.  Rights of the Collateral Agent; Limitations on the
                      --------------------------------------------------
Collateral Agent's Secured Obligations.  A.  It is expressly agreed by the
--------------------------------------
Company that, anything herein to the contrary notwithstanding, the Company shall remain liable under each of its contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder and the Company shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such contract. Neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any contract by reason of or arising out of this Agreement or the granting of a security interest in any contract (including the QuickBird 2 Insurance) to the Collateral Agent or the receipt by the Collateral Agent or any other Secured Party of any payment relating to any such contract pursuant hereto, nor shall the Collateral Agent nor any other Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of the Company under or pursuant to any contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any contract, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          (b) The Company hereby authorizes the Collateral Agent to collect directly from any Person any proceeds in respect of the Collateral, including, without limitation, any payments under or in respect of the QuickBird 2 Insurance. In the event that the Company receives any amount or other proceeds in respect of the QuickBird 2 Insurance or other Collateral from the relevant insurance company or any other Person other than the Collateral Agent in accordance with this Agreement, the Company shall cause such amounts to be held in trust for the benefit of the Collateral Agent and immediately turned over to the Collateral Agent in the same form received with appropriate endorsements.

          Section 4.  Representations and Warranties.  The Company hereby
                      ------------------------------
represents and warrants to the Collateral Agent, as of the date hereof, as follows:

          (a) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or statute or the organizational documents of the Company or any material agreement or other material instrument binding upon the Company or any of its subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, or result in the creation or imposition of any Lien on any assets of the Company, except for the security interests granted under this Agreement; no consent, approval, authorization or order of, or qualification with, or other action by, any governmental or regulatory body or agency or any third party is required (i) for the execution, delivery or performance by the Company of this Agreement, (ii) for the grant by the Company of the security interest granted hereby, for the assignment and pledge by the Company of the Collateral pursuant to this Agreement, (iii) for the perfection and maintenance of the assignment, pledge and security interest created hereby (including the first-priority nature of such assignment, pledge and security interest), or (iv) except for any such consents, approvals, authorizations or orders required to be obtained by the Collateral Agent (or the Secured Parties) for reasons other than the consummation of the transactions contemplated by the Recapitalization Agreement, for the exercise by the Collateral Agent of the rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement.

          (b) This Agreement has been duly authorized, validly executed and delivered by the Company and assuming the due authorization, execution and delivery thereof by the Collateral Agent, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as (i) the enforceability hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, preference, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors' rights or remedies generally, (ii) the availability of equitable remedies may be limited by equitable principles of general applicability, (iii) the exculpation provisions and rights to indemnification hereunder may be limited by public policy considerations and
(iv) the waiver of rights and defenses contained in Section 8(c) or Section 11 may be limited by applicable law.

          (c) There are no legal or governmental proceedings pending or, to the best of the Company's knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any such subsidiary is subject that would materially adversely affect the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

          (d) The Company is the sole owner of each item of the Collateral in which it purports to grant a security interest hereunder, having good title thereto, free and clear of any and all Liens (other than the Permitted Lien), except for the assignment, security interest and other rights granted pursuant to this Agreement.

          (e) To the Company's knowledge, no effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed by the Company in favor of the Collateral Agent pursuant to this Agreement or pursuant to the collateral agent under the Second Priority Pledge Agreement.

          (f) The Company's place of business (or the chief executive office if it has more than one place of business), the places where its records concerning the Collateral are kept is set forth on Schedule I attached hereto.

          (g) True and correct copies of the policies relating to the QuickBird 2 Insurance are attached as Exhibit A hereto, which policies include the Collateral Agent as sole loss payee thereon and are in full force and effect.

          (h) Upon the occurrence of (i) the execution and delivery of this Agreement by the Collateral Agent and the Company, (ii) the procurement of the QuickBird 2 Insurance in accordance with this Agreement, (iii) the filing of a copy of this Agreement with the Filing Offices, (iv) the filing of a UCC financing statement describing the Collateral with the Filing Offices, (v) the delivery to the Collateral Agent of the original insurance policy in respect of the QuickBird 2 Insurance, (vi) the notation of the Collateral Agent as sole loss payee under the insurance policy in respect of the QuickBird 2 Insurance and (vii) receipt by the Collateral Agent of a consent and acknowledgement by each insurance company issuing the QuickBird 2 Insurance to the security interest created hereby, such acknowledgement to be contained in the relevant insurance policy or to be in the form of Exhibit C hereto (with such modifications as the Collateral Agent agrees), the Collateral Agent shall have a first priority, perfected security interest in the Collateral, free and clear of any and all Liens.

          Section 5.  Covenants.  The Company covenants and agrees with the
                      ---------
Collateral Agent that from and after the date hereof and until the Secured Obligations are fully and indefeasibly satisfied in cash or the Termination Date otherwise occurs:

          (a) Further Documentation; Pledge of Instruments.  At any time and
              --------------------------------------------
from time to time, at the sole expense of the Company, the Company will promptly and duly execute and deliver any and all such further instruments and documents and take such further action as may be necessary and desirable to obtain the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, securing all consents and approvals necessary or appropriate for the assignment of, or grant of a security interest in, the QuickBird 2 Insurance (or any other contract constituting Collateral held by the Company or in which the Company has any rights not heretofore assigned) to the Collateral Agent, the execution and filing of any financing or continuation statements under the UCC or any other required filings with respect to the Liens, assignments and security interests granted hereby and the delivery to the Collateral Agent of any Collateral constituting instruments or investment securities under the UCC. Without limiting the foregoing, the Company will perform all acts as may be necessary or desirable to create and maintain in favor of the Collateral Agent a first priority perfected security interest in the Collateral. To the extent permitted by applicable law, the Company authorizes the Collateral Agent to sign any financing or continuation statement instead of the Company.

          (b) Limitation on Liens on Collateral.  The Company will not create,
              ---------------------------------
permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral (other than the Permitted Lien and the Lien in favor of the Collateral Agent created hereby), and will defend the right, title and interest of the Collateral Agent in and to any of the Company's rights in the Collateral and in and to the Proceeds thereof constituting Collateral against the claims and demands of all Persons whomsoever.

          (c) Maintenance of Insurance.  The Company shall comply in all
              ------------------------
respects with the insurance requirements set forth in Section 4.10 of the 13% Notes Indenture. Without limiting the generality of the foregoing, the Company shall take all actions necessary to continue the QuickBird 2 Insurance in full force and effect (including payment of all premiums) and to cause the Collateral Agent to be the sole loss payee on the QuickBird 2 Insurance.

          (d) Limitations on Disposition.  The Company will not sell, assign,
              --------------------------
lease, transfer or otherwise dispose of any of the Collateral or any interest therein to any Person other than the Collateral Agent.

          (e) Notices.  The Company will advise the Collateral Agent promptly in
              -------
writing, in reasonable detail, (i) of any material Lien (other than the Permitted Lien) or claim made or asserted against any of the Collateral, (ii) of any material change in the composition of the Collateral, (iii) of any claim under the QuickBird 2 Insurance or any event causing the payment of any sums (including return of premium) in respect of the QuickBird 2 Insurance and (iv) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or in the security interests created hereunder. The Company will promptly provide the Collateral Agent with copies of any and all notices received from or provided to any insurance company or agent in respect of the QuickBird 2 Insurance. Without limiting the generality of the foregoing, the Company will promptly provide the Collateral Agent, the 13% Notes Trustee and the Vendor Financing Representative with any information regarding the QuickBird 2 Insurance as such Person shall reasonably request.

          (f) QuickBird 2 Insurance.  The Company shall not permit any
              ---------------------
amendment, modification or termination of the QuickBird 2 Insurance, or any settlement in respect of any claim thereunder, without the written consent of the Collateral Agent. The Company shall comply with all terms and conditions of the QuickBird 2 Insurance and will act promptly and diligently in the enforcement of all rights, the protection of all benefits and the prosecution of any claims under the QuickBird 2 Insurance. In respect of the QuickBird 2 Insurance, the Company shall not permit there to be (i) any loss payee, other than the Collateral Agent or (ii) any insured party or additional insured party, other than the Company. The Company shall not permit there to be any original policy in respect of the QuickBird 2 Insurance other than any such original which is delivered to the Collateral Agent.

          (g) Continuous Perfection.  The Company will not change its name,
              ---------------------
identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith misleading within the meaning of Section 9-402(7) of the UCC (or any other then applicable provision of the UCC) unless the Company shall have given the Collateral Agent at least 60 days' prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by the Collateral Agent to amend such financing statement or continuation statement so that it is not misleading. The Company will not change its place of incorporation, place of business or its chief executive office (if it has more than one place of business) or remove its records from any location, unless it gives the Collateral Agent at least 60 days' prior written notice thereof and has taken such action as is necessary to cause the security interest of the Collateral Agent in the Collateral to continue to be perfected.

          (h) Second Priority Pledge Agreement.  The Company shall not agree to
              --------------------------------
any material amendment, supplement or other modification to the terms of the Second Priority Pledge Agreement (it being agreed that any amendment, supplement or other modification to Section 2(b), Section 2(c) or Section 16 of the Second Priority Pledge Agreement shall be a material amendment, supplement or modification) without the prior written consent of the Collateral Agent.

          Section 6.  The Collateral Agent's Appointment as Attorney-in-Fact.
                      ------------------------------------------------------
A. The Company hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Company and in the name of the Company or in its own name, from time to time in the Collateral Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which the Collateral Agent may deem necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives the Collateral Agent the power and right, but not the duty, on behalf of the Company, without notice to or assent by the Company to do the following:

          (i) to ask, demand, collect, receive and give acquittances and receipts for any and all moneys due and to become due under any Collateral and, in the name of the Company or in its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable;

          (ii) to pay or discharge taxes, Liens, security interests or other encumbrances levied or placed on or threatened against the Collateral and to pay any required insurance premiums and related costs and expenses; and

          (iii) (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to the Collateral Agent or as the Collateral Agent shall direct; (B) to receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral; (C) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, general intangibles, instruments and other items constituting or relating to the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Company with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Collateral Agent may deem appropriate; and
     (G) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent's option and the Company's expense, at any time, or from time to time, all acts and things which the Collateral Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's Lien therein, in order to effect the intent of this Agreement, all as fully and effectively as the Company might do.

          (b) The Collateral Agent agrees that, except upon the occurrence and during the continuance of any Event of Default or default hereunder, it will forbear from exercising the power of attorney or any rights granted to the Collateral Agent pursuant to this Section 6; provided that the Collateral Agent
                                             --------
may, at the direction of the 13% Notes Trustee or the Vendor Financing Representative, exercise any such power of attorney or other rights notwithstanding the absence of an Event of Default or default hereunder if such exercise is necessary or desirable for the grant to, or maintenance in favor of, the Collateral Agent of the first priority security interest in the Collateral intended by this Agreement. The Company hereby ratifies, to the extent permitted by law, all that any said attorney shall lawfully do or cause to be done by virtue hereof.

The power of attorney granted pursuant to this Section 6, being coupled with an interest, shall be irrevocable until the Secured Obligations are indefeasibly paid in full in cash.

          (c) The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent's interests in the Collateral and shall not impose any duty or obligation upon it to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to the Company for any act or failure to act, except for its own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. The Collateral Agent shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured it.

          (d) The Company also authorizes the Collateral Agent, at any time and from time to time, including, but not limited to, upon the occurrence and during the continuance of an Event of Default, (i) to communicate in its own name with any party to any contract constituting Collateral with regard to the assignment of the right, title and interest of the Company in and under the Contracts constituting Collateral hereunder and other matters relating thereto and (ii) to execute, in connection with the sale or other realization provided for in
Section 8 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral. Nothing in this agreement shall be construed to limit the power of the Collateral Agent at anytime and from time to time to communicate with any insurance company or any agent in respect of the QuickBird 2 Insurance or otherwise exercise any rights or powers granted to it under the QuickBird 2 Insurance.

          Section 7.  Performance by the Collateral Agent of the Company's
                      ----------------------------------------------------
Obligations.  If the Company fails to perform or comply with any of its
-----------
agreements contained herein, and the Collateral Agent shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Collateral Agent incurred in connection with such performance or compliance, together with interest thereon at the highest rate then in effect in respect of the Secured Obligations, shall be payable by the Company to the Collateral Agent on demand and shall constitute Secured Obligations secured hereby.

          Section 8. Remedies; Rights Upon an Event of Default; Allocation and Payment of Proceeds Distributions; Special Provisions Regarding Return of Premiums Under QuickBird 2 Insurance. A. If an Event of Default shall occur and be continuing, the Collateral Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC and other applicable law. Without limiting the generality of the foregoing, the Company expressly agrees that in any such event the Collateral Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Company or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker's board or any of the Collateral Agent's offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption the Company hereby releases (subject as aforesaid). The Company further agrees, at the Collateral Agent's request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at the Company's premises or elsewhere. The Collateral Agent shall apply or hold the net proceeds of any such collection, recovery receipt, appropriation, realization or sale, as provided in Section 8(d) hereof, the Company remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds to the holders of Secured Obligations to the extent provided in Section 8(d) and after the payment by the Collateral Agent of any other amount required by any provision of law, including Section 9-504(1)(c) of the UCC, need the Collateral Agent account for the surplus, if any, to the Company. To the maximum extent permitted by applicable law, the Company waives all claims, damages, and demands against the Collateral Agent arising out of any repossession, retention or sale of the Collateral. The Company agrees that the Collateral Agent need not give more than ten days' notice (which notification shall be deemed given when delivered on an overnight basis, postage prepaid, addressed to the Company at its address referred to in Section 12) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. The Company shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which the Collateral Agent is entitled, the Company also being liable for the fees and disbursements of any attorneys employed by the Collateral Agent to collect such deficiency.

          (b) The Company also agrees to pay all costs of the Collateral Agent, including, without limitation, fees and disbursements of Collateral Agent's attorneys, incurred in connection with the enforcement of any of its rights and remedies under this Agreement.

          (c) The Company hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

          (d) Subject to clause (g) below, any cash held or received by the Collateral Agent as Collateral and all cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral (including, without limitation, any payment in respect of the QuickBird 2 Insurance) (collectively, "Proceeds Distributions"), shall be applied, distributed or held by the Collateral Agent, whether or not there then exists any Default or Event of Default, as follows:

          First, Proceeds Distributions shall be applied to the payment of and
          -----
     reserve for Collateral Agent Expenses;

          Second, Proceeds Distributions shall be applied equally and ratably to
          ------
     those 13% Noteholders that accept an Offer to Purchase the 13% Notes in accordance with Section 4.12 of the 13% Notes Indenture (as amended by the Supplemental Indenture) and to the Vendor Financing Obligations in accordance with the equivalent provision of the Vendor Financing Agreement;

     provided however, that the aggregate amount of Proceeds Distributions
     -------- -------
     applied to the Vendor Financing Obligations shall not exceed the Vendor Financing Cap;

          Finally, after payment of the amounts set forth in First and Second
          -------                                            -----     ------
     above then, if the Permitted Lien shall then be in existence, the Collateral Agent shall hold any remaining Proceeds Distributions ("Excess Proceeds Distributions") as collateral agent under the Second Priority Pledge Agreement for the benefit of the holders of the Series A Preferred Stock and the Series B Preferred Stock for application in accordance with the provisions of the Second Priority Pledge Agreement, and, if the Permitted Lien shall not then be in existence, the Collateral Agent shall distribute any Excess Proceeds Distributions to the Company, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same as a court of competent jurisdiction may direct.

          (e)  [Reserved].

          (f) Any distribution and payment to the Secured Parties in respect of the 13% Notes Obligations and the Vendor Financing Obligations pursuant to paragraph "Second" of clause (d) of this Section 8 shall be treated as a
           ------
prepayment, without premium, of the accreted value of, and accrued and unpaid interest, if any, on, the 13% Notes Obligations and a prepayment of the principal of, and accrued and unpaid interest, if any, on, the Vendor Financing Obligations, as the case may be, to the extent of such distribution and payment in respect thereof.

          (g) Subject to the following sentence, in the event that the Collateral Agent receives any Proceeds Distributions that constitute the return of insurance premiums ("Returned Insurance Premiums") under the QuickBird 2 Insurance in accordance with the terms thereof, the Collateral Agent shall hold all Returned Insurance Premiums for a period of 180 days following receipt before distributing such amounts in accordance with clause (d) of this Section
8. In the event that the Company delivers an Officers' Certificate to the Collateral Agent prior to the expiration of such 180 day period which (i) states that such Returned Insurance Premiums shall be used directly for the payment of premiums for QuickBird 2 Insurance complying in all respects with the provisions of Section 4.10(b) of the 13% Notes Indenture and (ii) provides instructions for the payment of such premiums directly to the insurer(s) or their agents, the Collateral Agent shall promptly pay such Returned Insurance Premiums in accordance with such payment instructions.

          Section 9.  Limitation on the Collateral Agent's Duty in Respect of
                      -------------------------------------------------------
Collateral.  The Collateral Agent shall not have any duty as to any Collateral
----------
in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except that the Collateral Agent shall use reasonable care with respect to the Collateral in its possession or under its control. In accordance with Section 9-207 of the UCC, the Collateral Agent shall be deemed to have used reasonable care if it observes substantially the same standard of care with respect to the custody or preservation of the Collateral as it observes with respect to similar assets owned by the Collateral Agent. Without limiting the generality of the foregoing, the Collateral Agent shall not be under any obligation to take any steps to preserve rights in the Collateral against any other parties, to sell the same if it threatens to decline in value, or to exercise any rights represented thereby (including rights with respect to calls, conversions, exchanges, maturities, or tenders); provided, however, that the Collateral Agent
                                    --------  -------
may, at its option, do so, and any and all reasonable expenses incurred in connection therewith shall be for the account of the Company. Upon written request of the Company, the Collateral Agent shall account for any moneys received by it in respect of any foreclosure on or disposition of the Collateral owned by the Company.

          Section 10.  Security Interest Absolute.  All rights of the Collateral
                       --------------------------
Agent and security interests hereunder, and all obligations of the Company hereunder, shall be absolute and unconditional irrespective of:

          (i) any lack of validity or enforceability of any provision of this Agreement, the 13% Notes, the Vendor Financing Agreement or any other agreement or instrument relating thereto;

          (ii) any change in the time, manner or place of payment of, or in any other term of, or any increase in the amount of, all or any of the Secured Obligations, or any other amendment, waiver or modification of any term of, or any consent to any departure from any requirement of, this Agreement, the 13% Notes, the Vendor Financing Agreement or any other agreement or instrument relating thereto;

          (iii) any exchange, release or non-perfection of any security interest or lien on any other collateral, or any release or amendment or waiver of any term of any guaranty of, or security for, or consent to departure from any requirement of any guaranty or other credit support of or for, all or any of the Secured Obligations; or

          (iv) all suretyship defenses and any other circumstance which might otherwise constitute a defense available to, or a discharge of, a borrower, a pledgor or a surety.

          Section 11.  Choice of Law and Venue; Jury Trial Waiver.  THE VALIDITY
                       ------------------------------------------
OF THIS AGREEMENT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. WHEREVER POSSIBLE, EACH PROVISION OF THIS AGREEMENT SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS AGREEMENT SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE ONLY TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY AND WITHOUT INVALIDATING THE REMAINING PROVISIONS OF THIS AGREEMENT; THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED

ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK OR, AT THE SOLE OPTION OF THE COLLATERAL AGENT, IN ANY OTHER COURT IN WHICH COLLATERAL AGENT SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. THE COMPANY AND THE COLLATERAL AGENT WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION
11. TO THE EXTENT PERMITTED BY LAW, THE COMPANY AND COLLATERAL AGENT EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. THE COMPANY AND COLLATERAL AGENT EACH REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

          Section 12.  Notices.  All notices or demands by any party hereto to
                       -------
the other party and relating to this Agreement shall be sent by telecopy, promptly confirmed in writing, or nationwide overnight delivery service (with charges prepaid) and (i) if to the Collateral Agent, addressed to such address set forth under the signature block for the Collateral Agent as set forth in this Agreement, or at such other address as the Collateral Agent shall have specified to the Company in writing and (ii) if to the Company, addressed to it at 1900 Pike Road, Longmont, Colorado, 80501, Telecopier No: 303-682-3848, or at such other address as the Company shall have specified to the Collateral Agent in writing; provided, however, that any such communication to the Company may also, at the option of the Secured Party making the communication, be delivered by any other means either to the Company at its address specified above or to the Chairman of the Board, Chief Executive Officer, Chief Operating Officer, President, Chief Financial Officer or Secretary of the Company.

          Section 13.  Amendments and Waivers in Writing.

          (a) No amendment or waiver of any provision of this Agreement nor consent to any departure by the Company therefrom shall in any event be effective unless the same shall be in writing, and signed by the Collateral Agent and the Company, and then any such waiver or consent shall only be effective in the specific instance and for the specific purpose for which given.

          (b) As provided in Section 5(f) of this Agreement, the Company shall not permit any amendment, modification or termination of the QuickBird 2 Insurance without the written consent of the Collateral Agent. The Collateral Agent shall consent to any proposed amendment or modification to the QuickBird 2 Insurance that constitutes a Permitted Insurance

Modification no later than ten days after delivery to the Collateral Agent of an Officers' Certificate (i) stating that such amendment or modification constitutes a Permitted Insurance Modification and (ii) stating that such amendment or modification will not, directly or indirectly, have a material adverse effect on the value of the Collateral, the rights and benefits of the Company or the Collateral Agent under the QuickBird 2 Insurance, the Lien of the Collateral Agent on the Collateral or the rights and benefits of the Collateral Agent hereunder. The Company will concurrently deliver a copy of such Officers' Certificate to the 13% Notes Trustee and the Vendor Financing Representative.

          Section 14.  No Waiver; Remedies.

          (a) No failure on the part of the Collateral Agent or any Secured Party to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative, may be exercised singly or concurrently, and are not exclusive of any remedies provided by law or any other agreement.

          (b) Failure by the Collateral Agent or any other Secured Party at any time or times hereafter to require strict performance by the Company or any other Person of any of the provisions, warranties, terms or conditions contained in this Agreement, the 13% Notes Indenture, the Vendor Financing Agreement or any other agreements now or at any time or times hereafter executed by the Company or any such other Person and delivered to the Collateral Agent or any other Secured Party shall not waive, affect or diminish any right of the Collateral Agent or any other Secured Party at any time or times hereafter to demand strict performance thereof, and such right shall not be deemed to have been modified or waived by any course of conduct or knowledge of the Collateral Agent or any other Secured Party, or any agent, officer or employee of such Secured Party.

          Section 15.  Counterparts; Facsimile Execution.  This Agreement may be
                       ---------------------------------
executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile also shall deliver a manually executed counterpart of this Agreement but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

          Section 16.  Successors and Assigns.  This Agreement and all
                       ----------------------
obligations of the Company hereunder shall be binding upon the legal representatives, successors and assigns of the Company, and shall, together with the rights and remedies of the Collateral Agent hereunder, inure to the benefit of the Collateral Agent for the benefit of the Secured Parties, and their respective successors and assigns, including any subsequent holder of any Secured Obligations; provided, however, that the Company may not assign this
                     --------  -------
Agreement or any rights or duties hereunder without the Collateral Agent's prior written consent.

          Section 17.  Compensation; Indemnification.  The Company shall pay to
                       -----------------------------
the Collateral Agent the following compensation: (i) $3,500, as an acceptance fee, payable upon execution hereof and (ii) $5,000 as an annual fee, first payable upon execution of this Agreement, then on each anniversary thereof. The reasonable compensation of the Collateral Agent shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Collateral Agent upon request for all reasonable out-of-pocket expenses and advances incurred or made by the Collateral Agent. Without limiting the generality of the foregoing, the Company shall pay, indemnify, hold harmless and defend the Collateral Agent, the 13% Noteholders, the 13% Notes Trustee, the holders of the Vendor Financing, the Vendor Financing Representative and their respective directors, officers, agents and employees for, from and against any and all claims, actions, costs, damages, obligations, liabilities and expenses, including reasonable fees and disbursements of counsel and other advisors and consultants (including any insurance advisors retained to review the QuickBird 2 Insurance, whether prior or subsequent to an Event of Default) retained by them, arising from this Agreement, the 13% Notes Indenture, the Vendor Financing Agreement and the Collateral Agent's acceptance of, or performance under, this Agreement.

          Section 18.  Effectiveness.  Except as provided in the following
                       -------------
sentence, this Agreement shall be binding and deemed effective when executed by the Company and the Collateral Agent. The provisions of Section 4(g) shall become effective upon the delivery to the Collateral Agent of the policy in respect of the QuickBird 2 Insurance.

          Section 19.  Severability of Provisions.  Each provision of this
                       --------------------------
Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

          Section 20.  Integration.  This Agreement reflects the entire
                       -----------
understanding of the parties with respect to the subject matter of the security interest contemplated hereby for the benefit of the Secured Parties and this Agreement shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

          Section 21.  Construction.  Unless the context of this Agreement
                       ------------
clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, and the term "including" is not limiting. The words "hereof," "herein," "hereby," "hereunder," and other similar terms refer to this Agreement as a whole and not to any particular provision of this Agreement.

          Section 22.  Section Titles.  The Section titles contained in this
                       --------------
Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

          Section 23.  Exculpation.  No Person in or connected to the Secured
                       -----------
Parties shall have any obligation or liability whatsoever under any governing agreement relating to any of the Collateral, or for the obligations of the Company, by reason of or arising out of this Agreement, nor shall any Person in or connected to the Secured Parties be required or obligated in any manner to perform or fulfill any of the obligations of the Company in connection with the Collateral.

          Section 24.  Termination.  This Agreement insofar as it relates to the
                       -----------
Company and the security interest created and continued hereby by the Company shall terminate on the earlier to occur of (x) the date of payment in full of the purchase price for all of the Notes tendered pursuant to all Offers to Purchase made pursuant to Section 4.12 of the 13% Notes Indenture (as amended by the Supplemental Indenture) following payment of all of the proceeds of the QuickBird 2 Insurance to the Collateral Agent and termination of all of the insurance policies relating to the QuickBird 2 Insurance and (y) the Termination Date, at which time, at the Company's request and at the Company's cost and expense, to be paid in advance on or prior to such date or such Termination Date, the Collateral Agent shall execute and deliver to the Company all UCC termination statements and similar documents and take such further action that the Company shall reasonably request to evidence or more fully effect such termination; provided, however, that the provisions of Section 17 and any other
             --------  -------
requirement for reimbursement of expenses and indemnification with respect to events occurring on or before the Termination Date shall continue in full force and effect following such Termination Date and the occurrence of the Termination Date shall not discharge or novate any rights accruing to the Collateral Agent or any other Secured Party prior thereto.

                  [Remainder of page intentionally left blank]
                  --------------------------------------------

          IN WITNESS WHEREOF, the Company and the Collateral Agent have duly executed and delivered this Agreement on the date first above written.

                              EARTHWATCH INCORPORATED,
                                    a Delaware corporation

                              By_________________________________
                                   Name:
                                   Title:

                              THE BANK OF NEW YORK, as Collateral Agent

                              By_________________________________
                                   Name:
                                   Title:

                              Address for notice:
                              101 Barclay Street, Floor 21 West
                              New York, New York 10286
                              Telecopier No: (212) 815-5915
                              Attention:  Corporate Trust Trustee
                              Administration

                                   SCHEDULE I

                   LOCATION OF RECORDS AND CERTAIN COLLATERAL

Tax Identification Number:  31-1420852

Place of
Business* and
Location of Records

EarthWatch Incorporated
1900 Pike Road
Longmont, CO 80501

     The records in respect of the Collateral will be maintained in the safe within the Accounting Department at the above location.


_______________
* Indicates chief executive officer if there is more than one place of business.

                                  SCHEDULE II

Amendments or modifications to the following definitions in the "Definitions" section of the QuickBird 2 Insurance shall be Permitted Insurance Modifications.

Defined Term
------------

Intentional Ignition
Launch Services Agreement
Launch Services Contractor
Launch Vehicle
Satellite
Satellite Performance Specifications
Terminated Ignition
Underwriting Information
Partial Loss
Partial Loss Amount
Partial Loss Fraction
Projected Commercial Value
Achieved Commercial Value
Design Commercial Value
Design Lifetime
Remaining Lifetime
Bus Throughput
Instrument Output
Normalized Size

                                   EXHIBIT C

                                ACKNOWLEDGEMENT

[Name and address of insurance company(ies)]

Attention:  [_______________]

                            EarthWatch Incorporated

          Reference is made to the "EarthWatch, Incorporated - QuickBird Launch and In-Orbit Operations Insurance Policy" (Policy No. ____________) in respect of the QuickBird 2 Satellite (the "QuickBird 2 Insurance") issued by you in favor of EarthWatch Incorporated (the "Company").

          We hereby give you notice that all of the Company's right, title and interest in and to the QuickBird 2 Insurance, and all proceeds relating thereto, have been assigned and pledged (such assignment and pledge, the "Senior Collateral Pledge and Security") in favor of The Bank of New York, as collateral agent (the "Senior Collateral Agent") for the holders of the Company's 13% Senior Discount Notes due 2007 and any holders of the Vendor Financing (as defined therein).

          The Senior Collateral Agent is recorded as sole loss payee of the QuickBird 2 Insurance.

          Unless and until you have received written notification from the Senior Collateral Agent instructing you that the Senior Collateral Pledge and Security has terminated, you agree that you shall pay all amounts payable by you under or in respect of the QuickBird 2 Insurance to the Senior Collateral Agent, by deposit to such account as the Senior Collateral Account notifies you in writing.

          Please indicate your acknowledgement and agreement to the above by signing where indicated below and returning this signed letter to [___________].

Very Truly Yours,  Very Truly Yours,

THE BANK OF NEW YORK                    EARTHWATCH INCORPORATED
as Senior Collateral Agent


__________________________              ________________________
Name:                                   Name:
Title:                                  Title:

ACKNOWLEDGEMENT

We hereby acknowledge and agree to the above:

[Insurance company(ies)]

___________________________
Name:
Title:

                                                                     EXHIBIT H-2

                JUNIOR COLLATERAL PLEDGE AND SECURITY AGREEMENT


                       Dated as of _______________, 2001


                                    Between
                                    -------


                            EARTHWATCH INCORPORATED



                                   as grantor
                                   -- -------


                                      and


                              THE BANK OF NEW YORK



                              as collateral agent
                              -- ---------- -----

                JUNIOR COLLATERAL PLEDGE AND SECURITY AGREEMENT

          JUNIOR COLLATERAL PLEDGE AND SECURITY AGREEMENT, dated as of ____ __, 2001 (this "Agreement"), made by EarthWatch Incorporated (the "Company"), a Delaware corporation having its principal office at 1900 Pike Road, Longmont Colorado 80501, in favor of The Bank of New York, a New York banking corporation, having its principal corporate trust office at 101 Barclay Street, Floor 21 West, New York, New York 10286 in its capacity as collateral agent (referred to herein as the "Collateral Agent") for itself and for the ratable benefit of the Series A Preferred Stockholders and the Series B Preferred Stockholders referred to below.

                                   BACKGROUND

          A. The Company has entered into the Recapitalization Agreement dated as of April 2, 2001 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Recapitalization Agreement") among the Company, Morgan Stanley & Co., Incorporated, and the other parties thereto.

          B. The Company has assigned, pledged and granted a security interest in all of its right, title and interest in and to the QuickBird 2 Insurance in favor of The Bank of New York, as collateral agent (the "First Priority Pledge Collateral Agent") for the holders of the 13% Notes and the Vendor, pursuant to a Collateral Pledge and Security Agreement dated as of the date hereof (the "First Priority Pledge Agreement").

          C. Pursuant to Section 5.4 of the Recapitalization Agreement, the Company is required to cause the QuickBird 2 Insurance to be assigned, pledged and transferred to the Collateral Agent, as security for the Series A Preferred Stock Obligations and the Series B Preferred Stock Obligations.

          D. The assignment, pledge and security interest granted hereunder is to be junior to the assignment, pledge and security interests created under the First Priority Pledge Agreement.

          E. It is the intent of the parties that any distributions in respect of the Collateral, including any distributions in respect of payments to the Collateral Agent under the QuickBird 2 Insurance shall be distributed in accordance with Section 8(d) hereof.

          NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Company, the Company hereby covenants and agrees with, and (in Section 4 below) represents and warrants to the Collateral Agent for the benefit of the Secured Parties as follows:

          Section 1.  Defined Terms.  Capitalized terms that are used herein and
                      -------------
not otherwise defined herein shall have the meanings ascribed to such terms in the 13% Notes Indenture and the Recapitalization Agreement; provided, however, that if such a term is defined in both such documents, the definition contained in the Recapitalization Agreement shall govern. In addition to the terms defined in the introductory and background paragraphs of this Agreement, the following terms shall have the meanings indicated below:

          "Collateral" means all of the following, whether now owned or hereafter acquired:

          (i)   the QuickBird 2 Insurance;

          (ii) all accounts, contract rights, instruments, investment property and general intangibles in respect of the QuickBird 2 Insurance, including without limitation any premiums, unearned premiums and premium refunds; and

          (iii) to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and proceeds, issues, returns, rents, profits and products of, each of the foregoing.

          "Collateral Agent Expenses" means the costs and expenses incurred by the Collateral Agent in connection with the sale or other disposition of the Collateral and any and all other fees, expenses or other amounts payable to the Collateral Agent and its agents pursuant to this Agreement, including, without limitation, expenses of the Collateral Agent and its agents, including the fees and expenses of its outside counsel and internal counsel, and all expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith or pursuant to Section 7 hereof and amounts payable pursuant to
Section 17 hereof.

          "Event of Default" means a failure by the Company to comply with any Series A Preferred Stock Obligation or Series B Preferred Stock Obligation or any default by the Company of any obligation hereunder.

          "Excess Proceeds Distributions" shall have the meaning ascribed to such term in Section 8(d) hereof.

          "Filing Offices" means (i) the Secretary of State of Delaware and (ii) the Secretary of State of Colorado.

          "First Priority Secured Obligations" means the "Secured Obligations" under and as defined in the First Priority Pledge Agreement.

          "Officer" means, with respect to the Company, (i) the Chairman of the Board, the Chief Executive Officer, the President or any other Director of the Company or (ii) the Chief Financial Officer, the Treasurer or any Assistant Treasurer, the Company Secretary or any Company Assistant Secretary.

          "Officers' Certificate" means a certificate signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause
(ii) of the definition thereof; provided, however, that any such certificate may
                                --------  -------
be signed by any two of the Officers listed in clause (i) of the definition thereof in lieu of being signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause (ii) of the definition thereof.

          "Opinions of Counsel" means written opinions substantially in the forms set forth in Exhibits I-1 and I-2 to the Recapitalization Agreement.

          "Permitted Insurance Modification" means the following particular specified amendments and modifications to the QuickBird 2 Insurance:

          (a) amendments and modifications to cure any ambiguity, defect or inconsistency in the QuickBird 2 Insurance or to increase the rights and benefits in favor of the Collateral Agent in respect of the QuickBird 2 Insurance; provided that such amendments or modifications shall not,
                -------------
     directly or indirectly, adversely affect the interests of the Collateral Agent or any other Secured Party in any material respect:

          (b) amendments and modifications to the launch schedule set forth in the declarations section of the QuickBird 2 Insurance; and

          (c) amendments and modifications in the "Definitions" section of the QuickBird 2 Insurance which only amend or modify the definitions of the specific defined terms set forth on Schedule II attached hereto or substantially equivalent defined terms in the QuickBird 2 Insurance.

          "Permitted Lien" means the Liens created under or evidenced by, the First Priority Pledge.

          "Proceeds" means "proceeds," as such term is defined in Section 9-306(1) of the UCC, and, in any event, shall include, without limitation, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Company or the Collateral Agent from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to the Company from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), and (iii) any and all other amounts from time to time paid or payable in respect of any of the Collateral.

          "Proceeds Distributions" shall have the meaning ascribed to such term in Section 8(d) hereof.

          "QuickBird 2 Insurance" means the insurance policy or policies relating to the Company's "QuickBird 2" satellite, in substantially the form or forms attached as Exhibit A hereto, as such policy or policies may from time to time be amended, modified, supplemented or replaced.

          "Returned Insurance Premiums" shall have the meaning ascribed to such term in Section 8(g) hereof.

          "Secured Obligations" means, collectively, the Series A Preferred Stock Obligations and the Series B Preferred Stock Obligations.

          "Secured Parties" means the Collateral Agent, the Series A Preferred Stockholders and the Series B Preferred Stockholders.

          "Series A Preferred Stockholders" means the holders from time to time of the Series A Preferred Stock.

          "Series A Preferred Stockholders' Representative" means any representative for the Series A Preferred Stockholders, as notified in writing from time to time to the Collateral Agent and the Company.

          "Series B Preferred Stockholders" means the holders from time to time of the Series B Preferred Stock.

          "Series B Preferred Stockholders' Representative" means any representative for the Series B Preferred Stockholders, as notified in writing from time to time to the Collateral Agent and the Company.

          "Series A Preferred Stock Obligations" means the obligations of the Company under Article IV, Section B.5(b) of the Company's Certificate of Incorporation.

          "Series B Preferred Stock Obligations" means the obligations of the Company under Article IV, Section C.5(b) of the Company's Certificate of Incorporation.

          "Termination Date" means the latest scheduled date of termination of any insurance policy with respect to the QuickBird 2 Insurance; provided that
                                                                -------- ----
there has been no event of loss under the QuickBird 2 Insurance or other event causing payment under the QuickBird 2 Insurance.

          "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event
                                             --------  -------
that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Collateral Agent's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

          Section 2.  Assignment and Grant of Security Interest; Priority.  (a)
                      ---------------------------------------------------
As collateral security for the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of, and the performance of, all of the Secured Obligations, the Company hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for itself and the ratable benefit of the Secured Parties, a continuing security interest in all of the Company's right, title and interest in, to and under the Collateral. This Agreement secures the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Secured Obligations ratably.

          (b) The assignment, conveyance, mortgage, pledge, hypothecation, transfer and security interests created hereby shall be junior to the assignment, conveyance, mortgage, pledge, hypothecation, transfer and security interests created pursuant to the First Priority Pledge

Agreement. Neither the Company nor the Collateral Agent shall take any action inconsistent with this Section 2(b).

          (c)  Notwithstanding anything herein to the contrary:

          (i) in the event that the Collateral Agent shall receive any proceeds in respect of the Collateral (including, without limitation, any payment under or in respect of the QuickBird 2 Insurance) (other than pursuant to
     Section 8(d)Finally of the First Priority Pledge Agreement) before all of
                 -------
     the First Priority Secured Obligations are indefeasibly paid in full in cash, then and in such event the Collateral Agent shall forthwith pay over and deliver to the First Priority Pledge Collateral Agent all of such proceeds for application to the payment of the First Priority Secured Obligations in accordance with the terms of the First Priority Pledge Agreement; and

          (ii) until the First Priority Secured Obligations are indefeasibly paid in full in cash, the Collateral Agent shall not exercise any legal remedy or take any action hereunder to exercise or enforce any assignment, conveyance, mortgage, pledge, hypothecation, transfer or security interest created by this Agreement.

          Section 3.  Rights of the Collateral Agent; Limitations on the
                      --------------------------------------------------
Collateral Agent's Secured Obligations.  (a)  It is expressly agreed by the
--------------------------------------
Company that, anything herein to the contrary notwithstanding, the Company shall remain liable under each of its contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder and the Company shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such contract. Neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any contract by reason of or arising out of this Agreement or the granting of a security interest in any contract (including the QuickBird 2 Insurance) to the Collateral Agent or the receipt by the Collateral Agent or any other Secured Party of any payment relating to any such contract pursuant hereto, nor shall the Collateral Agent nor any other Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of the Company under or pursuant to any contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any contract, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          (b) The Company hereby authorizes the Collateral Agent to collect directly from any Person any proceeds in respect of the Collateral, including, without limitation, any payments under or in respect of the QuickBird 2 Insurance. In the event that the Company receives any amount or other proceeds in respect of the QuickBird 2 Insurance or other Collateral from the relevant insurance company or any other Person other than the Collateral Agent in accordance with this Agreement, the Company shall, subject to the terms of the First Priority Pledge Agreement, cause such amounts to be held in trust for the benefit of the Collateral Agent and immediately turned over to the Collateral Agent in the same form received with appropriate endorsements.

          Section 4.  Representations and Warranties.  The Company hereby
                      ------------------------------
represents and warrants to the Collateral Agent, as of the date hereof, as follows:

          (a) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or statute or the organizational documents of the Company or any material agreement or other material instrument binding upon the Company or any of its subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, or result in the creation or imposition of any Lien on any assets of the Company, except for the security interests granted under this Agreement; no consent, approval, authorization or order of, or qualification with, or other action by, any governmental or regulatory body or agency or any third party is required (i) for the execution, delivery or performance by the Company of this Agreement, (ii) for the grant by the Company of the security interest granted hereby, for the assignment and pledge by the Company of the Collateral pursuant to this Agreement, (iii) for the perfection and maintenance of the assignment, pledge and security interest created hereby, or (iv) except for any such consents, approvals, authorizations or orders required to be obtained by the Collateral Agent (or the Secured Parties) for reasons other than the consummation of the transactions contemplated by the Recapitalization Agreement, for the exercise by the Collateral Agent of the rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement.

          (b) This Agreement has been duly authorized, validly executed and delivered by the Company and assuming the due authorization, execution and delivery thereof by the Collateral Agent, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as (i) the enforceability hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, preference, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors' rights or remedies generally, (ii) the availability of equitable remedies may be limited by equitable principles of general applicability, (iii) the exculpation provisions and rights to indemnification hereunder may be limited by public policy considerations and (iv) the waiver of rights and defenses contained in
Section 8(c) or Section 11 may be limited by applicable law.

          (c) There are no legal or governmental proceedings pending or, to the best of the Company's knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any such subsidiary is subject that would materially adversely affect the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

          (d) The Company is the sole owner of each item of the Collateral in which it purports to grant a security interest hereunder, having good title thereto, free and clear of any and all Liens, except for the Permitted Lien and the assignment, security interest and other rights granted pursuant to this Agreement.

          (e) To the Company's knowledge, no effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed by the Company in favor of the Collateral Agent pursuant to this Agreement or in favor of the First Priority Pledge Collateral Agent pursuant to the First Priority Pledge Agreement.

          (f) The Company's place of business (or the chief executive office if it has more than one place of business), the places where its records concerning the Collateral are kept is set forth on Schedule I attached hereto.

          (g) True and correct copies of the policies relating to the QuickBird 2 Insurance are attached as Exhibit A hereto, which policies are in full force and effect.

          (h) Upon the occurrence of (i) the execution and delivery of this Agreement by the Collateral Agent and the Company, (ii) the procurement of the QuickBird 2 Insurance in accordance with this Agreement, (iii) the filing of a copy of this Agreement with the Filing Offices, (iv) the filing of a UCC financing statement describing the Collateral with the Filing Offices, (v) the delivery, in accordance with Section 5(a)(ii), to the Collateral Agent of the original insurance policy in respect of the QuickBird 2 Insurance, (vi) the notation, in accordance with Section 5(a)(ii), of the Collateral Agent as sole loss payee under the insurance policy in respect of the QuickBird 2 Insurance and (vii) receipt by the Collateral Agent of a consent and acknowledgement by each insurance company issuing the QuickBird 2 Insurance to the security interests created hereby, such consent and acknowledgment either to be contained in the relevant insurance policy or to be in the form of Exhibit C hereto (with such modifications as the Collateral Agent agrees), the Collateral Agent shall have a first priority, perfected security interest in the Collateral, free and clear of any and all Liens.

          Section 5.  Covenants.  The Company covenants and agrees with the
                      ---------
Collateral Agent that from and after the date hereof and until the Secured Obligations are fully and indefeasibly satisfied in cash or the Termination Date otherwise occurs:

          (a) Further Documentation; Pledge of Instruments.  (i)  At any time
              --------------------------------------------
and from time to time, at the sole expense of the Company, the Company will promptly and duly execute and deliver any and all such further instruments and documents and take such further action as may be necessary and desirable to obtain the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, securing all consents and approvals necessary or appropriate for the assignment of, or grant of a security interest in, the QuickBird 2 Insurance (or any other contract constituting Collateral held by the Company or in which the Company has any rights not heretofore assigned) to the Collateral Agent, the execution and filing of any financing or continuation statements under the UCC or any other required filings with respect to the Liens, assignments and security interests granted hereby and the delivery to the Collateral Agent of any Collateral constituting instruments or investment securities under the UCC. Without limiting the foregoing, the Company will perform all acts as may be necessary or desirable to create and maintain in favor of the Collateral Agent a security interest in the Collateral. To the extent permitted by applicable law, the Company authorizes the Collateral Agent to sign any financing or continuation statement instead of the Company.

          (ii) Immediately following the earlier of termination of the First Priority Pledge Agreement and indefeasible payment in full in cash of the First Priority Secured Obligations (by application of collateral therefor or otherwise), the Company shall (i) deliver to the Collateral Agent the original insurance policy in respect of the QuickBird 2 Insurance and (ii) use its best efforts to cause the Collateral Agent to be noted as sole loss payee under the insurance policy in respect of the QuickBird 2 Insurance.

          (b) Limitation on Liens on Collateral.  The Company will not create,
              ---------------------------------
permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral (other than the Permitted Lien and the Lien in favor of the Collateral Agent created hereby), and will defend the right, title and interest of the Collateral Agent in and to any of the Company's rights in the Collateral and in and to the Proceeds thereof constituting Collateral against the claims and demands of all Persons whomsoever.

          (c) Maintenance of Insurance.  The Company shall take all actions
              ------------------------
necessary to continue the QuickBird 2 Insurance in full force and effect (including payment of all premiums) and, after the earlier of termination of the First Priority Pledge Agreement and indefeasible payment in full in cash of the First Priority Secured Obligations, to cause the Collateral Agent to be the sole loss payee on the QuickBird 2 Insurance.

          (d) Limitations on Disposition.  The Company will not sell, assign,
              --------------------------
lease, transfer or otherwise dispose of any of the Collateral or any interest therein to any Person other than the Collateral Agent and the First Priority Collateral Agent under the terms of the First Priority Pledge Agreement.

          (e) Notices.  The Company will advise the Collateral Agent promptly in
              -------
writing, in reasonable detail, (i) of any material Lien or claim made or asserted against any of the Collateral (other than the Permitted Lien), (ii) of any material change in the composition of the Collateral, (iii) of any claim under the QuickBird 2 Insurance or any event causing the payment of any sums (including return of premium) in respect of the QuickBird 2 Insurance and (iv) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or in the security interests created hereunder. The Company will promptly provide the Collateral Agent with copies of any and all notices received from or provided to any insurance company or agent in respect of the QuickBird 2 Insurance. Without limiting the generality of the foregoing, the Company will promptly provide the Collateral Agent, the Series A Preferred Stockholders' Representative and the Series B Preferred Stockholders' Representative with any information regarding the QuickBird 2 Insurance as such Person shall reasonably request.

          (f) QuickBird 2 Insurance.  The Company shall not permit any
              ---------------------
amendment, modification or termination of the QuickBird 2 Insurance, or any settlement in respect of any claim thereunder, without the written consent of the Collateral Agent. The Company shall comply with all terms and conditions of the QuickBird 2 Insurance and will act promptly and diligently in the enforcement of all rights, the protection of all benefits and the prosecution of any claims under the QuickBird 2 Insurance. In respect of the QuickBird 2 Insurance, the Company shall not permit there to be (i) any loss payee, other than the First Priority Pledge Collateral Agent and, after the earlier of termination of the First Priority Pledge Agreement and indefeasible payment in full in cash of the First Priority Secured Obligations, the Collateral Agent or
(ii) any insured party or additional insured party, other than the Company. On and after the earlier of termination of the First Priority Pledge Agreement and indefeasible payment in full in cash of the First Priority Secured Obligations, the Company shall not permit there to be any original policy in respect of the QuickBird 2 Insurance other than any such original which is delivered to the Collateral Agent.

          (g) Continuous Perfection.  The Company will not change its name,
              ---------------------
identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith misleading within the meaning of Section 9-402(7) of the UCC (or any other then applicable provision of the UCC) unless the Company shall have given the Collateral Agent at least 60 days' prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by the Collateral Agent to amend such financing statement or continuation statement so that it is not misleading. The Company will not change its place of incorporation, place of business or its chief executive office (if it has more than one place of business) or remove its records from any location, unless it gives the Collateral Agent at least 60 days' prior written notice thereof and has taken such action as is necessary to cause the security interest of the Collateral Agent in the Collateral to continue to be perfected.

          Section 6.  The Collateral Agent's Appointment as Attorney-in-Fact.
                      ------------------------------------------------------
(a) The Company hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Company and in the name of the Company or in its own name, from time to time in the Collateral Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which the Collateral Agent may deem necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives the Collateral Agent the power and right, but not the duty, on behalf of the Company, without notice to or assent by the Company to do the following:

          (i) to ask, demand, collect, receive and give acquittances and receipts for any and all moneys due and to become due under any Collateral and, in the name of the Company or in its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable;

          (ii) to pay or discharge taxes, Liens, security interests or other encumbrances levied or placed on or threatened against the Collateral and to pay any required insurance premiums and related costs and expenses; and

          (iii) (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to the Collateral Agent or as the Collateral Agent shall direct; (B) to receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral; (C) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, general intangibles, instruments and other items constituting or relating to the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Company with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Collateral Agent may deem appropriate; and (G) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent's option and the Company's expense, at any time, or from time to time, all acts and things which the Collateral Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's Lien therein, in order to effect the intent of this Agreement, all as fully and effectively as the Company might do.

          (b) The Collateral Agent agrees that, except upon the occurrence and during the continuance of any Event of Default or default hereunder, it will forbear from exercising the power of attorney or any rights granted to the Collateral Agent pursuant to this Section 6; provided that the Collateral Agent
                                             --------
shall, at the direction of the Series A Preferred Stockholders' Representative or the Series B Preferred Stockholders' Representative, exercise any such power of attorney or other rights notwithstanding the absence of an Event of Default or default hereunder if such exercise is necessary or desirable for the grant to, or maintenance in favor of, the Collateral Agent of the first priority security interest in the Collateral intended by this Agreement. The Company hereby ratifies, to the extent permitted by law, all that any said attorney shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 6, being coupled with an interest, shall be irrevocable until the Secured Obligations are indefeasibly paid in full in cash.

          (c) The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent's interests in the Collateral and shall not impose any duty or obligation upon it to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to the Company for any act or failure to act, except for its own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. The Collateral Agent shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured it.

          (d) The Company also authorizes the Collateral Agent, at any time after the earlier of termination of the First Priority Pledge Agreement and indefeasible payment in full in cash of the First Priority Secured Obligations and from time to time thereafter, including, but not limited to, upon the occurrence and during the continuance of an Event of Default, (i) to communicate in its own name with any party to any contract constituting Collateral with regard to the assignment of the right, title and interest of the Company in and under the Contracts constituting Collateral hereunder and other matters relating thereto and (ii) to execute, in connection with the sale or other realization provided for in Section 8 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral. Nothing in this agreement shall be construed to limit the power of the Collateral Agent at any time after the earlier of termination of the First Priority Pledge Agreement and indefeasible payment in full in cash of the First Priority Secured Obligations and from time to time thereafter to communicate with any insurance company or any agent in respect of the QuickBird 2 Insurance or otherwise exercise any rights or powers granted to it under the QuickBird 2 Insurance.

          Section 7.  Performance by the Collateral Agent of the Company's
                      ----------------------------------------------------
Obligations.  If the Company fails to perform or comply with any of its
-----------
agreements contained herein, and the Collateral Agent shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Collateral Agent incurred in connection with such performance or compliance, together with interest thereon at the highest rate then in effect in respect of the Secured Obligations, shall be payable by the Company to the Collateral Agent on demand and shall constitute Secured Obligations secured hereby.

          Section 8. Remedies; Rights Upon an Event of Default; Allocation and Payment of Proceeds Distributions; Special Provisions Regarding Return of Premiums Under QuickBird 2 Insurance. . Subject to Section 2(c)(ii), if an
Event of Default shall occur and be continuing, the Collateral Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC and other applicable law. Without limiting the generality of the foregoing, the Company expressly agrees that in any such event the Collateral Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Company or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker's board or any of the Collateral Agent's offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption the Company hereby releases (subject as aforesaid). The Company further agrees on and after the earlier of termination of the First Priority Pledge Agreement and indefeasible payment in full in cash of the First Priority Secured Obligations, at the Collateral Agent's request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at the Company's premises or elsewhere. The Collateral Agent shall apply or hold the net proceeds of any such collection, recovery receipt, appropriation, realization or sale, as provided in Section 8(d) hereof, the Company remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds to the holders of Secured Obligations to the extent provided in Section 8(d) and after the payment by the Collateral Agent of any other amount required by any provision of law, including Section 9-504(1)(c) of the UCC, need the Collateral Agent account for the surplus, if any, to the Company. To the maximum extent permitted by applicable law, the Company waives all claims, damages, and demands against the Collateral Agent arising out of any repossession, retention or sale of the Collateral. The Company agrees that the Collateral Agent need not give more than ten days' notice (which notification shall be deemed given when delivered on an overnight basis, postage prepaid, addressed to the Company at its address referred to in Section 12) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. The Company shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which the Collateral Agent is entitled, the Company also being liable for the fees and disbursements of any attorneys employed by the Collateral Agent to collect such deficiency.

          (b) The Company also agrees to pay all costs of the Collateral Agent, including, without limitation, fees and disbursements of Collateral Agent's attorneys, incurred in connection with the enforcement of any of its rights and remedies under this Agreement.

          (c) The Company hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

          (d) Subject to Section 2(c)(i) and clause (f) below, any cash held or received by the Collateral Agent as Collateral and all cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral (including, without limitation, any payment in respect of the QuickBird 2 Insurance) (collectively, "Proceeds Distributions"), shall be applied, distributed or held by the
 ----------------------
Collateral Agent, whether or not there then exists any Default or Event of Default, as follows:

          First, Proceeds Distributions shall be applied to the payment of and
          -----
     reserve for Collateral Agent Expenses;

          Second, Proceeds Distributions shall be reserved for the benefit of
          ------
     the appropriate Secured Party to be applied equally and ratably to the Series A Preferred Stock Obligations and the Series B Preferred Stock Obligations;

          Finally, after reserving an amount sufficient for the payment and
          -------
     reserve in full in cash of all of the Secured Obligations as set forth above in paragraph "First" and "Second" of clause (d) of this Section 8, any remaining Proceeds Distributions ("Excess" Proceeds Distributions") shall be distributed by the Collateral Agent to the Company, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same as a court of competent jurisdiction may direct.

          (e) It is the intent, as a matter of timing and accommodation only, that any Excess Proceeds Distributions shall be distributed to the Company or otherwise in accordance with paragraph "Finally" of clause (d) of Section 8 above substantially concurrently with the setting aside or reserve of Proceeds Distribution sufficient for the payment of the Secured Obligations as provided in paragraphs "First" and "Second" of such clause (d); provided that nothing
                                                       -------- ----
shall diminish the prior and senior interest of the Secured Creditors in the Collateral and the Proceeds Distributions to the extent of the Secured Obligations as contemplated herein. In the event that the Secured Obligations are not or have not been paid in full as contemplated by clause (d) of Section 8 above, notwithstanding the distribution of Proceeds Distributions to the Company, the Company agrees to promptly return or cause the return of such Proceeds Distributions to the Collateral Agent to the extent necessary to so fully provide for the Secured Obligations as contemplated herein.

          (f) Subject to Section 2(c)(i) and the following sentence, in the event that the Collateral Agent receives any Proceeds Distributions that constitute the return of insurance premiums ("Returned Insurance Premiums") under the QuickBird 2 Insurance in accordance with the terms thereof, the Collateral Agent shall hold all Returned Insurance Premiums for a period of 180 days following receipt before distributing such amounts in accordance with clause (d) of this Section 8. In the event that the Company delivers an Officers' Certificate to the Collateral Agent prior to the expiration of such 180 day period which (i) states that such Returned Insurance Premiums shall be used directly for the payment of premiums for QuickBird 2 Insurance complying in all respects with the provisions of Section 4.10(b) of the 13% Notes Indenture and (ii) provides instructions for the payment of such premiums directly to the insurer(s) or their agents, the Collateral Agent shall promptly pay such Returned Insurance Premiums in accordance with such payment instructions.

          Section 9.  Limitation on the Collateral Agent's Duty in Respect of
                      -------------------------------------------------------
Collateral.  The Collateral Agent shall not have any duty as to any Collateral
----------
in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except that the Collateral Agent shall use reasonable care with respect to the Collateral in its possession or under its control. In accordance with Section 9-207 of the UCC, the Collateral Agent shall be deemed to have used reasonable care if it observes substantially the same standard of care with respect to the custody or preservation of the Collateral as it observes with respect to similar assets owned by the Collateral Agent. Without limiting the generality of the foregoing, the Collateral Agent shall not be under any obligation to take any steps to preserve rights in the Collateral against any other parties, to sell the same if it threatens to decline in value, or to exercise any rights represented thereby (including rights with respect to calls, conversions, exchanges, maturities, or tenders); provided, however, that the Collateral Agent
                                    --------  -------
may, at its option, do so, and any and all reasonable expenses incurred in connection therewith shall be for the account of the Company. Upon written request of the Company, the Collateral Agent shall account for any moneys received by it in respect of any foreclosure on or disposition of the Collateral owned by the Company.

          Section 10. Security Interest Absolute.  All rights of the Collateral
                      --------------------------
Agent and security interests hereunder, and all obligations of the Company hereunder, shall be absolute and unconditional irrespective of:

          (i) any lack of validity or enforceability of any provision of this Agreement, or any other agreement, certificate or instrument relating to the Series A Preferred Stock Obligations or the Series B Preferred Stock Obligations;

          (ii) any change in the time, manner or place of payment of, or in any other term of, or any increase in the amount of, all or any of the Secured Obligations, or any other amendment, waiver or modification of any term of, or any consent to any departure from any requirement of, this Agreement or any other agreement, certificate or instrument relating to the Series A Preferred Stock Obligations or the Series B Preferred Stock Obligations;

          (iii) any exchange, release or non-perfection of any security interest or lien on any other collateral, or any release or amendment or waiver of any term of any guaranty of, or security for, or consent to departure from any requirement of any guaranty or other credit support of or for, all or any of the Secured Obligations; or

          (iv) all suretyship defenses and any other circumstance which might otherwise constitute a defense available to, or a discharge of, a borrower, a pledgor or a surety.

          Section 11.  Choice of Law and Venue; Jury Trial Waiver.  THE VALIDITY
                       ------------------------------------------
OF THIS AGREEMENT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. WHEREVER POSSIBLE, EACH PROVISION OF THIS AGREEMENT SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS AGREEMENT SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE ONLY TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY AND WITHOUT INVALIDATING THE REMAINING PROVISIONS OF THIS AGREEMENT; THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK OR, AT THE SOLE OPTION OF THE COLLATERAL AGENT, IN ANY OTHER COURT IN WHICH COLLATERAL AGENT SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. THE COMPANY AND THE COLLATERAL AGENT WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 11. TO THE EXTENT PERMITTED BY LAW, THE COMPANY AND COLLATERAL AGENT EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS,

TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. THE COMPANY AND COLLATERAL AGENT EACH REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

          Section 12.  Notices.  All notices or demands by any party hereto to
                       -------
the other party and relating to this Agreement shall be sent by telecopy, promptly confirmed in writing, or nationwide overnight delivery service (with charges prepaid) and (i) if to the Collateral Agent, addressed to such address set forth under the signature block for the Collateral Agent as set forth in this Agreement, or at such other address as the Collateral Agent shall have specified to the Company in writing and (ii) if to the Company, addressed to it at 1900 Pike Road, Longmont, Colorado, 80501, Telecopier No: 303-682-3848, or at such other address as the Company shall have specified to the Collateral Agent in writing; provided, however, that any such communication to the Company may also, at the option of the Secured Party making the communication, be delivered by any other means either to the Company at its address specified above or to the Chairman of the Board, Chief Executive Officer, Chief Operating Officer, President, Chief Financial Officer or Secretary of the Company.

          Section 13.  Amendments and Waivers in Writing.
                       ---------------------------------

          (a) No amendment or waiver of any provision of this Agreement nor consent to any departure by the Company therefrom shall in any event be effective unless the same shall be in writing, and signed by the Collateral Agent and the Company, and then any such waiver or consent shall only be effective in the specific instance and for the specific purpose for which given.

          (b) As provided in Section 5(f) of this Agreement, the Company shall not permit any amendment, modification or termination of the QuickBird 2 Insurance without the written consent of the Collateral Agent. The Collateral Agent shall consent to any proposed amendment or modification to the QuickBird 2 Insurance that constitutes a Permitted Insurance Modification no later than ten days after delivery to the Collateral Agent of an Officers' Certificate (i) stating that such amendment or modification constitutes a Permitted Insurance Modification and (ii) stating that such amendment or modification will not, directly or indirectly, have a material adverse effect on the value of the Collateral, the rights and benefits of the Company or the Collateral Agent under the QuickBird 2 Insurance, the Lien of the Collateral Agent on the Collateral or the rights and benefits of the Collateral Agent hereunder. The Company will concurrently deliver a copy of such Officer's Certificate to the Series A Preferred Stockholders' Representative and the Series B Preferred Stockholders' Representative.

          Section 14.  No Waiver; Remedies.
                       -------------------

          (a) No failure on the part of the Collateral Agent or any Secured Party to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative, may be exercised singly or concurrently, and are not exclusive of any remedies provided by law or any other agreement.

          (b) Failure by the Collateral Agent or any other Secured Party at any time or times hereafter to require strict performance by the Company or any other Person of any of the provisions, warranties, terms or conditions contained in this Agreement, any agreement, certificate or instrument relating to the Series A Preferred Stock Obligations or the Series B Preferred Stock Obligations or any other agreements now or at any time or times hereafter executed by the Company or any such other Person and delivered to the Collateral Agent or any other Secured Party shall not waive, affect or diminish any right of the Collateral Agent or any other Secured Party at any time or times hereafter to demand strict performance thereof, and such right shall not be deemed to have been modified or waived by any course of conduct or knowledge of the Collateral Agent or any other Secured Party, or any agent, officer or employee of such Secured Party.

          Section 15.  Counterparts; Facsimile Execution.  This Agreement may be
                       ---------------------------------
executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile also shall deliver a manually executed counterpart of this Agreement but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

          Section 16.  Successors and Assigns.  This Agreement and all
                       ----------------------
obligations of the Company hereunder shall be binding upon the legal representatives, successors and assigns of the Company, and shall, together with the rights and remedies of the Collateral Agent hereunder, inure to the benefit of the Collateral Agent for the benefit of the Secured Parties, and their respective successors and assigns, including any subsequent holder of any Secured Obligations; provided, however, that the Company may not assign this
                     --------  -------
Agreement or any rights or duties hereunder without the Collateral Agent's prior written consent. The First Priority Pledge Collateral Agent shall be an express third party beneficiary of Section 2(b), Section 2(c) and this Section 16.

          Section 17.  Compensation; Indemnification.  The Company shall pay to
                       -----------------------------
the Collateral Agent the following compensation: (i) $3,500, as an acceptance fee, payable upon execution hereof and (ii) $5,000 as an annual fee, first payable upon execution of this Agreement, then on each anniversary thereof. The reasonable compensation of the Collateral Agent shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Collateral Agent upon request for all reasonable out-of-pocket expenses and advances incurred or made by the Collateral Agent. Without limiting the generality of the foregoing, the Company shall pay, indemnify, hold harmless and defend the Collateral Agent, the Series A Preferred Stockholders, the Series B Preferred Stockholders, the Series A Preferred Stockholders' Representative, the Series B Preferred Stockholders' Representative and their respective directors, officers, agents and employees for, from and against any and all claims, actions, costs, damages, obligations, liabilities and expenses, including reasonable fees and disbursements of counsel and other advisors and consultants (including any insurance advisors retained to review the QuickBird 2 Insurance, whether prior or subsequent to an Event of Default) retained by them, arising from this Agreement and the Collateral Agent's acceptance of, or performance under, this Agreement.

          Section 18.  Effectiveness.  Except as provided in the following
                       -------------
sentence, this Agreement shall be binding and deemed effective when executed by the Company and the Collateral Agent.

          Section 19.  Severability of Provisions.  Each provision of this
                       --------------------------
Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

          Section 20.  Integration.  This Agreement reflects the entire
                       -----------
understanding of the parties with respect to the subject matter of the security interest contemplated hereby for the benefit of the Secured Parties and this Agreement shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

          Section 21.  Construction.  Unless the context of this Agreement
                       ------------
clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, and the term "including" is not limiting. The words "hereof," "herein," "hereby," "hereunder," and other similar terms refer to this Agreement as a whole and not to any particular provision of this Agreement.

          Section 22.  Section Titles.  The Section titles contained in this
                       --------------
Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

          Section 23.  Exculpation.  No Person in or connected to the Secured
                       -----------
Parties shall have any obligation or liability whatsoever under any governing agreement relating to any of the Collateral, or for the obligations of the Company, by reason of or arising out of this Agreement, nor shall any Person in or connected to the Secured Parties be required or obligated in any manner to perform or fulfill any of the obligations of the Company in connection with the Collateral.

          Section 24.  Termination.  This Agreement insofar as it relates to the
                       -----------
Company and the security interest created and continued hereby by the Company shall terminate on the Termination Date, at which time, at the request of the Company and at the Company's cost and expense, to be paid in advance on or prior to the Termination Date, the Collateral Agent shall execute and deliver to the Company all UCC termination statements and similar documents and take such further action that the Company shall reasonably request to evidence or more fully effect such termination; provided, however, that the provisions of Section
                               --------  -------
17 and any other requirement for reimbursement of expenses and indemnification with respect to events occurring on or before the Termination Date shall continue in full force and effect following such Termination Date and the occurrence of the Termination Date shall not discharge or novate any rights accruing to the Collateral Agent or any other Secured Party prior thereto.

                  [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the Company and the Collateral Agent have duly executed and delivered this Agreement on the date first above written.

                              EARTHWATCH INCORPORATED,
                                    a Delaware corporation

                              By_________________________________
                                    Name:
                                    Title:

                              THE BANK OF NEW YORK, as Collateral Agent

                              By_________________________________
                                    Name:
                                    Title:

                              Address for notice:
                              101 Barclay Street, Floor 21 West
                              New York, New York 10286
                              Telecopier No: (212) 815-5915
                              Attention: Corporate Trust Trustee
                              Administration

                                   SCHEDULE I

                   LOCATION OF RECORDS AND CERTAIN COLLATERAL

Tax Identification Number:  31-1420852

Place of
Business* and
Location of Records

EarthWatch Incorporated
1900 Pike Road
Longmont, CO 80501

     The records in respect of the Collateral will be maintained in the safe within the Accounting Department at the above location.


______________
* Indicates chief executive officer if there is more than one place of business.

                                  SCHEDULE II

Amendments or modifications to the following definitions in the "Definitions" section of the QuickBird 2 Insurance shall be Permitted Insurance Modifications.

Defined Term
------------

Intentional Ignition
Launch Services Agreement
Launch Services Contractor
Launch Vehicle
Satellite
Satellite Performance Specifications
Terminated Ignition
Underwriting Information
Partial Loss
Partial Loss Amount
Partial Loss Fraction
Projected Commercial Value
Achieved Commercial Value
Design Commercial Value
Design Lifetime
Remaining Lifetime
Bus Throughput
Instrument Output
Normalized Size

                                   EXHIBIT C

                                ACKNOWLEDGEMENT

[Name and address of insurance company(ies)]

Attention:  [_______________]

                            EarthWatch Incorporated

          Reference is made to the "EarthWatch, Incorporated - QuickBird Launch and In-Orbit Operations Insurance Policy" (Policy No. ____________) in respect of the QuickBird 2 Satellite (the "QuickBird 2 Insurance") issued by you in favor of EarthWatch Incorporated (the "Company").

          We hereby give you notice that all of the Company's right, title and interest in and to the QuickBird 2 Insurance, and all proceeds relating thereto, have been assigned and pledged (such assignment and pledge, the "Junior Collateral Pledge and Security") in favor of The Bank of New York, as collateral agent (the "Junior Collateral Agent") for the holders of the Company's Series A Preferred Stock and Series B Preferred Stock.

          The Junior Collateral Pledge and Security is junior to the assignment and pledge (such assignment and pledge, the ("Senior Collateral Pledge and Security") of the Company's right, title and interest in and to the QuickBird 2 Insurance in favor of The Bank of New York, as collateral agent (the "Senior Collateral Agent") for the holders of the Company's 13% Senior Discount Notes due 2007 and the holder of the Vendor Financing (as defined therein).

          On and after the date you receive notice from the Senior Collateral Agent that the Senior Collateral Pledge and Security has terminated then, unless and until you have received written notification from the Junior Collateral Agent instructing you that the Junior Collateral Pledge and Security has terminated, you agree that you shall pay all amounts payable by you under or in respect of the QuickBird 2 Insurance to the Junior Collateral Agent, by deposit to such account as the Junior Collateral Account notifies you in writing.

          Please indicate your acknowledgement and agreement to the above by signing where indicated below and returning this signed letter to [______________].

Very Truly Yours,                            Very Truly Yours,

THE BANK OF NEW YORK                         EARTHWATCH INCORPORATED
as Junior Collateral Agent

__________________________________           ___________________________________
Name:                                        Name:
Title:                                       Title:

ACKNOWLEDGEMENT
We hereby acknowledge and agree to the above:
[Insurance company(ies)]



___________________________
Name:
Title:

                                                                     EXHIBIT I-1

                         B&M DRAFT DATED APRIL 1, 2001

____, 2001

Morgan Stanley & Co. Incorporated
Post Balance Fund
Post High Yield LP
Post Total Return Fund
Opportunity Fund
Dickstein & Co. L.P.
Dickstein International LTD.
Sun America High Income Fund
Sun America Series Trust High Yield Portfolio
Hitachi Software Engineering Co., Ltd.

     Re:  EarthWatch Incorporated

Ladies and Gentlemen:

     This firm has acted as counsel for EarthWatch Incorporated, a Delaware corporation (the "Company"), in connection with certain financing and related transactions pursuant to that certain Recapitalization Agreement and Consent dated as of April 2, 2001 and executed by the Company and you (the "Agreement"). This opinion is being rendered pursuant to Section 5.4(b)(iii)(x) of the Agreement. Unless otherwise defined herein, each term used herein that is defined in the Agreement has the meaning given such term in the Agreement.

     In reaching the opinions set forth herein, this firm has reviewed:

     (a)  the Agreement,

     (b) the Senior Pledge and Security Agreement by the Company in favor of The Bank of New York, as Collateral Agent, dated ______, 2001,

     (c) the Junior Pledge and Security Agreement by the Company in favor of The Bank of New York, as Pledge Agent, dated _____, 2001,

     (d) the Series C Registration Rights Agreement Amendment (items (a) through (d), inclusive, referred to herein as the "Transaction Documents"), dated _____, 2001,

     (e) the Amended and Restated Certificate of Incorporation of the Company, as amended on _______, 2001 (the "Certificate of Incorporation"),

     (f)  the bylaws of the Company (the "Bylaws"), and

except as set forth below, such other agreements, certificates of public officials and officers of the Company, records, documents, and matters of law that this firm deemed relevant.

     Based on and subject to the foregoing and subject further to the assumptions, exceptions, and qualifications hereinafter stated, this firm expresses the following opinions:

     1. The Company is incorporated, validly existing and in good standing under the laws of the State of Delaware.

     2. The Company is duly qualified to do business and is in good standing as a foreign corporation in the states of Colorado and Alaska.

     3. The Company has the corporate power and the corporate authority to execute, deliver, and perform its obligations under each Transaction Document.

     4. The execution, delivery, and performance by the Company of its obligations under each Transaction Document have been duly authorized by all necessary corporate action on the part of the Company.

     5. Each of the Transaction Documents executed by the Company has been duly executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

     6. The execution, delivery, and performance by the Company of its obligations under each of the Transaction Documents do not violate, contravene, or cause a default under the Certificate of Incorporation or Bylaws, any federal law of the United States of America (other than communications laws, as to which we express no opinion), the laws of the State of New York, the General Corporation Law of the State of Delaware, any judgment, decree, or order of any court or any other agency of government known to this firm that is applicable to the Company or its property, or any material agreement included as an exhibit to any of the Company's filings with the Securities and Exchange Commission or the Delta II Launch Services Agreement between the Company and Delta Launch Services, Inc.

     7. No consent, approval, authorization, or other action by, or filing with, any governmental authority of the United States of America is required for the Company to consummate the Transactions except for such as have been duly obtained or made, other than (i) any such as may be required pursuant to U.S. federal communications laws, including such filings as may be required with respect to the Federal Communications Commission and the National Oceanic and Atmospheric Administration, (ii) such filings as may be required by the securities or blue sky laws of the various states, and (iii) the filing of a Form D pursuant to Regulation D promulgated under the Securities Act of 1933, as amended.

     8.  The shares of New Series C Preferred Stock to be issued pursuant to
Section 2.1 of the Agreement are duly authorized and, when such shares have been delivered for the consideration contemplated by the Agreement, will be validly issued, fully paid, and nonassessable and free of any preemptive rights created by the Articles of Incorporation or Bylaws of the Company or any Material Agreement.

     9. The shares of Common Stock issuable upon conversion of the shares of New Series C Preferred Stock to be issued pursuant to Section 2.1 of the Agreement are duly authorized and reserved for issuance and, when such shares have been issued pursuant to the terms of the Certificate of Incorporation, will be validly issued, fully paid, and nonassessable.

     10. To the knowledge of this firm, there is no action, suit, or proceeding that is pending or threatened against or affecting the Company in any court or before any governmental authority, arbitration board, or tribunal that involves any of the transactions contemplated by the Transaction Documents or that would be required to be described in the Company's Form 10-K for the year ended December 31, 2000.

     The opinions expressed above are subject to the following assumptions, exceptions, and qualifications:

     (a) This firm has assumed that (i) all representations and warranties contained in all documents reviewed by this firm is true and correct, (ii) all signatures on all documents reviewed by this firm are genuine, (iii) all documents submitted to this firm as originals are true and complete, (iv) all documents submitted as copies are true and complete copies of the originals thereof, (v) all parties to the Transaction Documents other than the Company (the "Other Parties") have all power and authority to execute, deliver, and perform their obligations under the Transaction Documents, that the Transaction Documents have been duly and validly authorized, executed, and delivered by each of the Other Parties, and that each of the Transaction Documents is the valid and binding obligation of each of the Other Parties who is a party thereto, enforceable against such Other Party in accordance with its terms, (vi) each natural person signing any document reviewed by this firm had the legal capacity to do so, (vii) each person signing in a representative capacity any document reviewed by this firm had authority to sign in such capacity, and (viii) the laws of any jurisdiction other than New York that govern any of the documents reviewed by this firm do not modify the terms that appear in any such document.

     (b) The opinions expressed above are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware, and the federal laws (other than communications laws, as to which we express no opinion) of the United States of America. You should be aware that this firm is not admitted to the practice of law in the State of Delaware and the opinion herein as to the General Corporation Law of the State of Delaware is based solely upon an unofficial compilation thereof.

     (c) The opinions expressed above are subject to (i) laws relating to bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, rearrangement, liquidation, conservatorship, moratorium, impairment of capital and other laws affecting the enforcement of creditors' rights or the collection of debtors' obligations generally, (ii) principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), (iii) standards of commercial reasonableness and good faith and (iv) public policy.

     (d) This firm expresses no opinion with respect to (i) the enforceability of provisions in the Transaction Documents relating to delay or omission of enforcement of rights or remedies, or waivers of defenses or other nonwaivable benefits bestowed by operation of law; (ii) the enforceability of the indemnification provisions in any Transaction Document to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws; or (iii) the right of any person or entity to institute or maintain any action in any court or upon matters respecting the jurisdiction of any court.

     (e) In rendering the opinion set forth in Paragraphs 1 and 2 above, this firm has relied solely on the certificate(s) of authorities in the State of Delaware that this firm received in response to this firm's request dated April ___, 2001 for confirmation of the existence and good standing of the Company in such state and the certificates this firm received from the other states listed in Paragraph 2 above that this firm received in response to this firm's request dated April ___, 2001 for confirmation of the qualification and good standing of the Company in such states, copies of which certificates have been furnished to you.

     (f) Whenever an opinion herein is qualified by "known to this firm," "to the knowledge of this firm," or similar phrase, this firm has relied exclusively, without independent investigation, on one or more certificates from one or more officers of the Company with respect to the matters set forth in such opinion. This firm has made no independent investigation as to the accuracy or completeness of any of the information contained in such certificate(s). However, in the course of rendering the legal services described in the introductory paragraph of this letter, no facts or circumstances have come to the attention of those attorneys in this firm who rendered such legal services that gave this firm current actual knowledge that any such information is incorrect in any material respect.

     (g) We express no opinion, nor have we undertaken any investigation to determine, whether the Company is insolvent, whether the Company will be rendered insolvent by the transactions contemplated by the Transaction Documents, and after giving effect to such transactions, whether the Company will be left with unreasonably small capital with which to engage in its anticipated business and whether the Company will have intended to incur, or will have believed it has incurred, debts beyond its ability to pay as such debts mature.

     (h) We have not made nor undertaken to make any investigation of the state of title to the Collateral, as defined in the Senior Pledge and Security Agreement or the Junior Pledge and Security Agreement. We have assumed, without investigation, that the descriptions of the Collateral contained in such agreements are accurate and sufficient to enable a subsequent purchaser or lienholder to identify such Collateral

     (i) We express no opinion as to the relative priority of any security interest, lien, charge or other encumbrance created by or under the Transaction Documents, nor as to the effect of any such security interest on any rights or interests, if any, of persons other than the Company.

     Without the prior written consent of this firm, this opinion may not be relied upon by any person or entity other than you, quoted in whole or in part or otherwise referred to in any report or document, or furnished to any other person or entity (other than your legal counsel and employees).

     This firm disclaims any duty to advise you regarding any changes in, or to otherwise communicate with you with respect to, the matters addressed herein.

                              Very truly yours,

                              BAKER & McKENZIE

                              By:  ____________________________

                                                                     EXHIBIT I-2

                                                      Subject to Document Review

                      [Form of Holland & Hart LLP Opinion]

                            _________________, 2001

Morgan Stanley & Co. Incorporated
40 South LaSalle Street
Chicago, IL 60605

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

and

The Bank of New York
101 Barclay Street
Floor 12W
New York, NY 10286

     Re: [Collateral Pledge and Security Agreement (the "Security Agreement") dated as of _________, 2001 made by EarthWatch Incorporated, a Delaware corporation (the "Company"), in favor of The Bank of New York, a New York banking corporation, in its capacity as collateral agent (the "Collateral Agent") for itself and for the ratable benefit of the 13% Noteholders and the holders from time to time of the Vendor Financing (as those terms are defined therein)]

Ladies and Gentlemen:

     We have acted as counsel for the Company in connection with the creation and perfection of a security interest in the QuickBird 2 Insurance (as defined in the Security Agreement) and the proceeds related thereto. Except as otherwise defined herein, capitalized terms used herein have the respective meanings given to them in the Security Agreement.

     In connection with this opinion, we have examined copies of the following executed documents:

     1.  The Security Agreement;

     2.  QuickBird 2 Insurance;

Morgan Stanley & Co. Incorporated
The Bank of New York
___________, 2001
Page 2

     3. Acknowledgement copies of the UCC-1 Financing Statements filed with the Delaware Secretary of State and the Colorado Secretary of State naming the Company as Debtor and the Collateral as Secured Party (the Financing Statements"); and

     4. Acknowledgement of the Issuer of the QuickBird 2 Insurance consenting to the pledge of the QuickBird 2 Insurance to the Collateral Agent as collateral security for payment and performance of the Secured Obligations (the "Acknowledgement").

For purposes of this opinion, the Security Agreement, QuickBird 2 Insurance, and the Acknowledgement shall be referred to as the "Documents."

     In rendering this opinion, we have assumed that (i) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such copies; (ii) the Documents were executed and delivered by duly authorized officers of the parties thereto and that the Documents constitute the valid and binding obligations of the parties thereto, enforceable against such parties in accordance with their terms, (iii) the Company has rights in the Collateral; (iv) under New York law, which governs the Security Agreement, a security interest in the Collateral has been created thereunder; and (v) with respect to the QuickBird 2 Insurance, (a) the Collateral Agent shall remain the sole loss payee thereunder; (b) there shall exist no other insureds, additional insureds, loss payees or additional loss payees as to proceeds of any insurance covering the QuickBird 2 Satellite; (c) the Collateral Agent has possession of the original QuickBird 2 Insurance; and
(d) the Company shall not have knowingly concealed or misrepresented any material fact in connection with the QuickBird 2 Insurance or committed, or attempted to commit, fraud on the issuer thereof.

     Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth in this letter and the reasoned analysis of analogous case law and statutes set forth below (there being no precedent directly on point), it is our opinion that there is a reasonable basis to conclude that, in a properly presented and decided case, a Colorado court, properly applying Colorado law, should find that the Collateral Agent has a valid perfected pledge of the QuickBird 2 Insurance and the proceeds thereof.

     The Uniform Commercial Code as in effect in the State of Colorado (the "UCC") does not apply to "interests in or claims in or under any policy of insurance"/1/ and we have found no Colorado legal authority that clearly indicates how a secured party may perfect a security interest in a commercial casualty policy such as the QuickBird 2 Insurance. However, there is a body of law developed in Colorado and in other states in contexts analogous to the one that is the subject of this opinion where courts or legislatures have considered the question of perfection in similar types of policies. The Tenth Circuit has stated that in circumstances where the Uniform Commercial Code does not apply, courts will look to other "existing statutes and pre-code case law [citation omitted]; analogy to the UCC [citations omitted]; and reference to case law from

______________________
/1/  UCC Section 4-9-104(g).

Morgan Stanley & Co. Incorporated
The Bank of New York
___________, 2001
Page 3

other jurisdictions." In re Barton Industries, Inc., 104 F. 3d 1241, 1246 (10th Cir. 1997). Based on the foregoing, we will review certain relevant statutes and cases and apply them by analogy to the QuickBird 2 Insurance.

     Under Colorado case law, an insurance policy is considered a chose in action. In re Hamilton's Estate, 113 Colo. 141, 147, 154 P.2d 1008, 1010
(1945). At early common law choses in action were not assignable but choses in action are now generally considered to be assignable under case law and statutes that provide for the assignment of contracts for the payment of money except where assignment is prohibited by contract or where the contract involves a matter of personal trust. Parrish Chiropractic Centers, P.C. v. Progressive Casualty Insurance Company, 874 P.2d 1049, 1052 (Colo. 1994), 3 Couch of Insurance (S)(S)36:1 et seq., 43 Am Jur 2d (S)(S)789 et seq. However, the majority view is that non-assignment clauses in insurance policies are not meant to apply to assignments for security (based upon the argument that such assignments do not change the risk for which insurance company contracted). See 3 Couch (S)37:42, 43 Am Jur (S)(S)801 et seq. but, see Parrish Chiropractic, 874 P.2d at 1055 (strictly construes non-assignment provisions under Colorado no-fault auto insurance law).

     Colorado courts have generally held that a debtor may assign an insurance policy to a creditor. Collins v. Dawley, 4 Colo. 138, 140 (1878) ("The policy was a writing obligatory for the payment of money, and may be assigned at law as well as in equity.") No particular form of contract is required for assignment of a chose in action as between an assignee and an assignor. Galbreath v. Wallrich, 45 Colo. 537, 540-41, 102 P. 1085, 1086 (1909). However, with regard to the assignment of an insurance policy, compliance with the terms of the policy is required. See Johnson v. New York Life Ins. Co., 56 Colo. 178, 182-84
(1913) (delivery of a policy and verbal assignment not sufficient to effect assignment of a life insurance policy). Colorado will strictly enforce non-assignment provisions. Parrish Chiropractic, 874 P.2d at 1052, Zimbelman, 92 Colo. at 542 (assignment of fire insurance policy without consent required by policy renders policy null and void).

     Generally, delivery of an insurance policy with no limitations is sufficient to create a valid pledge in Colorado. See Collins, 4 Colo. 138; In the matter of Mile Hi Restaurant, 233 F. Supp. 936 (D. Colo. 1964); Johnson, 56 Colo. 178 (all discussing life insurance policies perfected by delivery); see also Midland Life Ins. Co. v. First Nat. Bank of Las Animas et al., 92 Colo. 558, 22 P.2d 860 (1933) (insurer issued second policy on the life of an insured after it had approved a prior assignment to a creditor, insured delivered new policy to a second creditor; first creditor still had first policy; both creditors had valid assignments). A contract pledging a chose in action need not be recorded when the pledge property is delivered and held by creditor. Colorado Nat'l Bank v. Newton, 80 F.2d 696, 699 (10th Cir. 1935). See also Salem Trust Company v. Manufacturers' Finance Company, 264 U.S. 182, 194-96
(1924) (providing that priority to chose in action established by notice to debtor but notice not required to perfect); but see In re Electronic Metal Products, Inc., 916 F.2d 1502, 1505 (10th Cir. 1990) (explaining that filing notice with the court required to perfect a lien in chose in action under Colorado attorney lien statutes).

Morgan Stanley & Co. Incorporated
The Bank of New York
___________, 2001
Page 4


     There is little additional Colorado case law setting forth different standards for the taking or perfection of a security interest in insurance policies. However, in 1997, the Tenth Circuit Court of Appeals had an opportunity to review the question of how a dispute regarding a security interest in returned premiums would be determined under Oklahoma law. Barton, 104 F.3d 1241 The Oklahoma Uniform Commercial Code does not apply to security interests in or under insurance policies. Id. at 1146. The court stated "[W]here the U.C.C. is inapplicable, security interest disputes may be resolved by reference to: existing statutes and pre-code case law, [citation omitted]; analogy to the U.C.C. [citations omitted]; and reference to case law from other jurisdictions." Barton at 1246. The court found that the bank had perfected against unearned premiums by filing notice under Oklahoma Uniform Commercial Code, by filing as required by pre-code cases for chattel mortgages and, alternatively, when it executed and/or had possession of the agreement for financing the premiums. Id. at 1247. The bank had a valid security interest in unearned premiums to the extent it loaned money to the debtor as a down payment to purchase insurance. The holder of the competing security interest had also loaned the debtor money to pay the premiums and had obtained an assignment of any and all unearned premiums. (The court relied on the common law "principle of first in time first in right to resolve competing security interests in the same collateral.") Id.

     The majority of courts in other circuits that have examined whether a security interest in insurance policies and insurance premiums can be perfected, when faced with Uniform Commercial Code provisions similar to Colorado's, have also concluded that it is possible to establish a security interest in insurance policies and premiums outside of Article 9; many such courts finding that nothing more than the creation of the security interest is required to perfect an interest in unearned premiums. See In re Watts, 132 B.R. 31, 32 (Bankr. W.D. Mo. 1991); In re Smith, 167 B.R. 895, 897 (Bankr. E.D. Mo. 1994); In re Big
Squaw Mountain Corp., 122 B.R. 831, 336-38 (Bankr. D. Me. 1990) (valid pledge in policy can be created by possession, perfection against premiums under common law required possession of the evidence of the pledge itself, common law was supplemented by statute permitting filing but filing was not required to perfect interest in premiums).

     The key concern that has been noted with regard to the perfection of a security interest in insurance policies, as well as other types of collateral, is that third parties should be given notice of any liens. More specifically, many courts hold that notice to the insurance company is required in order to compel the insurer to make payments under a policy to a secured lender. See generally Hartford Fire Insurance Company v. Mutual Savings and Loan Company, Incorporated, & C., 193 Va. 269, 68 S.E.2d 541 (1952) (notice to debtor [insurance company] is essential to perfect title); Judah AMC & Jeep, Inc. v. Old Republic Insurance Co., 293 N.W. 2d 212 (Iowa 1980) (UCC filing not sufficient to give notice of interest to insurance company without loss payee clause); Terra W. Corp v. Berry and Co., 207 Neb. 28, 295 N.W.2d 693 (1980) (no requirement for insurer to check for security interest before making payment to insured). It is also instructive to note that certain jurisdictions, California in particular, have adopted Uniform Commercial Code language that provides that a security interest in an insurance policy can be perfected by delivering notice to an insurer in writing.

Morgan Stanley & Co. Incorporated
The Bank of New York
___________, 2001
Page 5

     Other courts have held that it is necessary or appropriate to comply with Uniform Commercial Code filing requirements to perfect against certain other rights under issuance policies. See In re Roy Dart Insurance Agency, Inc., 5 B.R. 207, 215 (Bankr. D.Mass. 1980) (expirations are general intangible, filing required); Mass. Mutual Life Ins. Co. v. Central Penn National Bank et al., 372
F. Supp 1027, 1040-42 (E.D.Pa. 1974) (filing perfects security interest in commission renewals).

     We note that the QuickBird 2 Insurance provides that the Collateral Agent is named as loss payee and that the Collateral Agent is entitled to any unearned premiums that are to be returned. These are contract rights granted by the insurer and the insurer may be estopped from asserting that such provisions are invalid. See e.g. Zimbelman, 92 Colo. at 544-45; see also, Palmer et al v. Mutual Life Ins. Co. of New York, 114 Minn. 1, 14-19, 130 N.W. 250, 253-54
(1911) ("[I]t is well settled that the parties may stipulate the terms and method of enforcement, and that agreements in this respect, not obnoxious to the law, will control the rights of the parties;" stating that cancellation of a life insurance policy for its cash surrender value, which was to be applied to a debt with surplus to go to the debtor, was a remedy consistent with public policy but if creditor is to retain surplus it may be a penalty and void the pledge; and remanding case for hearing on valuation.)

     Decisions in this area are usually made on the basis of an analysis of the facts and circumstances of the particular case. A court's decision regarding matters upon which we opine herein is based on the court's own analysis and interpretation of the factual evidence before the court and of applicable legal principles. Consequently, this opinion is not a prediction of what a particular court (including any appellate court) reaching the issue on the merits would hold but instead is our opinion as to the proper result to be reached by a Colorado court applying existing legal rules to the facts properly found (and consistent with the assumptions set forth herein) after appropriate briefing and argument.

     We express no opinion as to the title of the Company to any property or the relative priority of any security interest, lien, charge or other encumbrance created by or under the Security Agreement, nor as to the effect of any such security interest on any rights or interests, if any, of persons other than the Company.

     The opinion expressed herein is limited solely to the laws of the State of Colorado as currently in effect. We express no opinion as to any matter other than expressly set forth above, and no other opinion is intended to be implied or inferred herefrom. The opinion expressed herein is an opinion of legal matters and not factual matters and not as a guaranty or warranty of the matters discussed herein. Our opinion is given as of the date hereof, and we undertake no obligation and hereby disclaim any obligation to advise you of any change in law, facts, or circumstances, occurring after the date hereof pertaining to any matter referred to herein.

Morgan Stanley & Co. Incorporated
The Bank of New York
___________________, 2001
Page 6


     This opinion is provided to the addressees for their benefit and their respective successors and assigns, and is provided only in connection with this transaction and may not be copied, shown to, or relied upon in any respect by any other person or for any other purpose.

                              Very truly yours,

                                                                      SCHEDULE 1
                                                                      ----------


                                  NOTEHOLDERS

     Noteholder's Name                           Address for Notices                Principal Amount at Maturity of
                                                                                       13% Notes subject to this
                                                                                               Agreement
Morgan Stanley & Co. Incorporated    Morgan Stanley & Co. Incorporated                        $44,650,000
                                     1585 Broadway
                                     New York, New York 10036
                                     Telecopy: (212) 761-0392
                                     Attention: Michael Petrick

                                     with a copy to:

                                     Andrew R. Schleider, Esq.
                                     Shearman & Sterling
                                     599 Lexington Avenue
                                     New York, New York 10022
                                     Telecopy: (212) 848-7179

Post Balanced Fund                   Post Balanced Fund                                        $1,500,000
                                     c/o MW Post Advisory Group
                                     1880 Century Park East, Suite 820
                                     Los Angeles, California 90067
                                     Telecopy: (310) 407-0951
                                     Attention:  Carl Goldsmith

Post High Yield LP                   Post High Yield LP                                        $1,750,000
                                     c/o MW Post Advisory Group
                                     1880 Century Park East, Suite 820
                                     Los Angeles, California 90067
                                     Telecopy: (310) 407-0951
                                     Attention:  Carl Goldsmith

Post Total Return Fund               Post Total Return Fund                                     $750,000
                                     c/o MW Post Advisory Group
                                     1880 Century Park East, Suite 820
                                     Los Angeles, California 90067
                                     Telecopy: (310) 407-0951
                                     Attention:  Carl Goldsmith

Opportunity Fund                     Opportunity Fund                                          $3,000,000
                                     c/o MW Post Advisory Group
                                     1880 Century Park East, Suite 820
                                     Los Angeles, California 90067
                                     Telecopy: (310) 407-0951
                                     Attention:  Carl Goldsmith

Dickstein & Co., L.P.                Dickstein & Co., L.P.                                     $3,000,000
                                     c/o Dickstein Partners
                                     660 Madison Avenue, 16th Floor
                                     New York, New York 10021
                                     Telecopy: (212) 754-5825
                                     Attention: John DeMasi
                                                Leigh Waxman

Dickstein International LTD          Dickstein International LTD                               $1,000,000
                                     c/o Dickstein Partners
                                     660 Madison Avenue, 16th Floor
                                     New York, New York 10021
                                     Telecopy: (212) 754-5825
                                     Attention: John DeMasi
                                                Leigh Waxman

Hitachi  Software  Engineering Co.,  Hitachi Software Engineering Co., Ltd.                   $13,000,000
Ltd.                                 6-81, Onoe-cho, Naka-ku
                                     Yokohama, 231-8475
                                     Japan

Sun America High Income Fund         Sun America Asset Management                              $1,000,000
                                     733 Third Avenue
                                     New York, New York 10017
                                     Telecopy: (212) 551-5605
                                     Attention: John Risner

Sun America Series Trust High        Sun America Asset Management                              $2,000,000
Yield Portfolio                      733 Third Avenue
                                     New York, New York 10017
                                     Telecopy: (212) 551-5605
                                     Attention: John Risner

                                                                      SCHEDULE 2
                                                                      ----------

                                                             DISCLOSURE SCHEDULE

                    RECAPITALIZATION AGREEMENT AND CONSENT

                              DISCLOSURE SCHEDULE

     This Disclosure Schedule is delivered pursuant to the Recapitalization Agreement and Consent, dated April 2, 2001, by and among EarthWatch Incorporated, a Delaware corporation (the "Company"), and each of the other
                                           -------
parties set forth on Schedule 1 thereto.

     Nothing in this Disclosure Schedule is intended to broaden the scope of any representation or warranty of the Company contained in the Agreement or to create any covenant on the part of the Company. Inclusion of any item in the Disclosure Schedule (1) does not represent a determination by the Company that such item (a) is material, nor shall it be deemed to establish a standard of materiality, or (b) did not arise in the ordinary course of business and (2) shall not constitute, or be deemed to be, an admission to any third party concerning such item by the Company.

     All references to "Section" or "subsection" refer to a Section or subsection in the Agreement, unless the context otherwise requires. The reference to specific subsections is not intended to and shall not be construed as limiting the noted exceptions to that particular subsection. The headings in the Disclosure Schedule are for convenience of reference only and shall not affect the disclosures contained herein. Disclosures made herein shall not be interpreted to apply to only the cross-referenced section of the Agreement but shall be interpreted to apply and be responsive to every other section of the Agreement to which they are applicable to the extent such interpretation may be clearly inferred by the disclosure.

     Whenever the Disclosure Schedule includes descriptions of certain documents or brief summaries of certain aspects of the Company or its business, such descriptions and summaries are qualified by reference to the actual documents or other matters to which they refer. Except where otherwise noted as applicable, copies of the referenced documents and agreements have been provided to counsel for the Purchasers.

     The information set forth in this Disclosure Schedule assumes that the transactions contemplated by the Agreement have not occurred.

                                          Recapitalization Agreement and Consent
                                                             Disclosure Schedule
                                                                  March 29, 2001


                                  Section 3.2

                                 CAPITAL STOCK

(a) There are outstanding options to purchase an aggregate of 3,163,636 shares of the Company's Common Stock at an exercise price of $.25 per share pursuant to the Company's 1999 Equity Incentive Plan (the "1999 Plan") as of December 31, 2000. Such optionholders are set forth on Attachment 3.2(a)
                                                               -----------------
     attached hereto. The total number of shares of the Company's Common Stock available for issuance under the 1999 Plan is 9,784,563.

(b) There are outstanding options to purchase an aggregate of 2,709 shares of the Company's Series C Stock at an exercise price of $3.80 per share pursuant to the Company's 1996 Stock Option/Stock Issuance Plan (the "1996 Plan"). The options have been issued to certain employees of CTA Incorporated. Such optionholders are set forth on Attachment 3.2(b)
                                                       -----------------
     attached hereto.

(c) There are outstanding options to purchase an aggregate of 237,461 shares of the Company's Series C Preferred Stock at an exercise price of $3.80 per share pursuant to the Company's 1995 Stock Option/Stock Issuance Plan (the "1995 Plan"). Such optionholders are set forth on Attachment 3.2(c)
                                                       -----------------
     attached hereto.

(d) There are outstanding options to purchase an aggregate of 7,853 shares of the Company's Series C Preferred Stock at exercise prices ranging from $.05 per share to $.23 per share pursuant to the Company's 1994 Stock Option/Stock Issuance Plan (the "WorldView Plan"), which plan was initially adopted by WorldView Imaging Corporation ("WorldView"), the Company's predecessor. Such optionholders are set forth on Attachment 3.2(d) attached hereto.

(e) On May 30, 1994, the Company issued a warrant to Odetics, Incorporated to purchase 12,463 shares of the Company's Series C Preferred Stock at an exercise price of $4.53 per share, as adjusted in the Recapitalization of April 1999.

(f) The record holders of the Company's Common Stock are set forth on Attachment 3.2(e) attached hereto.
     -----------------

(g) The record holder of the Company's 7% Cumulative Convertible Redeemable Preferred Series A Stock is set forth on Attachment 3.2(f) attached hereto.
                                              -----------------

(h) The record holders of the Company's 7% Cumulative Convertible Redeemable Preferred Series B Stock are set forth on Attachment 3.2(g) attached
                                               -----------------
     hereto.

(i) The record holders of the Company's 8 1/2% Cumulative Convertible Redeemable Preferred Series C Stock are set forth on Attachment 3.2(h)
                                                          -----------------
     attached hereto.

                                          Recapitalization Agreement and Consent
                                                             Disclosure Schedule
                                                                  March 29, 2001


                               Attachment 3.2(a)

The holders of options to purchase shares of the Company's Common Stock under the 1999 Plan are as follows:

          Adams, John G.                                              5,920
          Albert, Paul Jr.                                            7,500
          Andel, Mark                                                 5,600
          Anderson, Neal T.                                          70,015
          Arras, William W.                                          12,200
          Bailiff, Wendy G.                                           3,180
          Barber, Micki E.                                           23,900
          Bates, Jr., Ward P.                                         4,734
          Been, Marta                                                33,027
          Belmont, Anthony G.                                         3,279
          Bercaw, Woodson S.                                         10,968
          Blanchard, Kari L.                                         13,700
          Bovet, Raymond                                             11,941
          Brader, Stanley F.                                         10,600
          Brown, William W.                                           1,650
          Bunting, Robert                                            28,422
          Butler, Tanja L.                                            6,040
          Caley, Carl                                                 7,956
          Carr, Jeffrey M.                                              500
          Chaapel, Charles R.                                        11,640
          Chicoine, Gerald M.                                        14,200
          Childs, John D.                                             8,600
          Claxton, Jennifer B.                                        1,430
          Clune, Michael  P.                                          7,000
          Colwell, William B.                                         8,600
          Complex Sys Management,                                     6,500
          Compton, William P.                                        27,501
          Connett, Steven T.                                         22,700
          Constantine, Sean T                                         3,469
          Constantinides, Keith                                       8,700
          Courter, Kevin C.                                           6,829
          Cruz, Ferdinand Paul                                       13,860
          Cubbedge, Clarence                                          9,600
          Cudzilo, Mary E.                                            8,998
          Culwell, Jeffery Seemel                                     8,421
          Cunningham, Paul                                            5,840
          Dahm, Bradley J.                                            6,280
          Davis, Ronald J.                                            7,600
          Deal, John E.                                               3,340
          Deardorff, Michael L.                                       8,700
          Dinville, Andrew P.                                         7,200

                                          Recapitalization Agreement and Consent
                                                             Disclosure Schedule
                                                                  March 29, 2001


          Drake, Brian W.                                             8,220
          Dubois, Henry E.                                          230,000
          Dyer, Hope A.                                               3,799
          Eggen, Paul                                                15,129
          Elsis, Ronald E.                                            2,250
          Ely, Paul A.                                                7,654
          Englehardt, Douglas B.                                      8,462
          Flanigan, Dennis F.                                        11,640
          Francis, Margaret L.                                        6,260
          Friedel, James P.                                          23,916
          Gannes, Howard J.                                          56,108
          Geissinger, Gary                                           19,501
          Girard, Pierre                                             14,160
          Griffin, Debra L                                            2,574
          Hallowell, Heidi E.                                         6,400
          Halverson, Erik S.                                          4,669
          Hammond, Heather                                            2,840
          Hargrove, Mark A.                                         130,000
          Hauck, Fred M.                                              5,200
          Hay, Susan A.                                               9,200
          Henderson, Bradley G.                                      11,739
          Henry, Shalin T.                                            3,938
          Hensley, John L.                                            4,600
          Herring, Charles P.                                        11,326
          Higgins, Daniel J.                                          9,329
          Hutchison, Jason T.                                         3,100
          Irish, Steven P.                                           15,698
          Izard, Pierre                                               6,400
          Jasper, John C.                                           139,000
          Johnson, Heidi                                              8,257
          Karalekas, Anne                                            24,375
          Katzman, Edwin J.                                          90,000
          Kerridge, Jeffrey S.                                      126,266
          Kettler, David J.                                           5,200
          Kline, Paul E                                               5,780
          Knoblauch, Gregory                                         55,000
          Koch, Mark                                                  7,492
          Kubala, Jeffery B.                                          6,900
          Lederer, Christopher M.                                     7,018
          Lee, John E.                                               13,600
          Leonard, Laura M.                                           4,440
          Lewis, Michael R.                                           9,125
          Liedtke, Jeffery L.                                        14,900
          Linn, Robert S.                                             6,629
          Little, Kevin J.                                           12,200
          Lockhart, Janna                                             5,600

                                          Recapitalization Agreement and Consent
                                                             Disclosure Schedule
                                                                  March 29, 2001


          Lodor, Scott D.                                             7,532
          Loomis, David A.                                            4,340
          Lopez, George P.                                            5,600
          Lowe, Karen J.                                              3,582
          Malone, Ronald A.                                           5,400
          Manchester, Melanie                                         5,540
          Mancuso, Peter  A.                                         10,780
          Manlick, Jennie                                             2,180
          Matthews, Brian M.                                          3,680
          Mattie, Gary E.                                             7,240
          McClelland, James G.                                       22,450
          McIntyre, Nathan D.                                         2,840
          Melvin, Jessie L.                                           9,700
          Meratla, Stephen                                            7,600
          Moore, Brian  L.                                            9,800
          Moore, Kevin L.                                             9,500
          Moore, Mark D.                                              9,500
          Nelson, Donald K.                                           4,220
          Obenshain, James                                            9,280
          O'Keefe, Linda J.                                           2,680
          Olsen, Dag-Frode                                            6,400
          Orfe, Christian                                             5,020
          Ortgiesen, Channing                                         3,013
          Peters, Donald G.                                           8,640
          Ponder, Marta R.                                            9,654
          Price, Shelly D.                                            2,496
          Rage, Barbara L.                                            5,380
          Reape, Robin K.                                            10,800
          Rexroad, Jean                                               8,034
          Riewerts, Steven E.                                        11,000
          Roubal, Joseph                                              8,100
          Ruffing, William J.                                         6,260
          Satterlee III, Herbert F.                                 370,919
          Schaefer, Guy W.                                            9,249
          Scheffler, Craig R.                                        11,600
          Schueler, Kurt N.                                           9,800
          Scott, Paul                                                18,616
          Scott, Walter S.                                          538,595
          Smith, Gerald                                               7,518
          Snell, Allen                                               28,422
          Snider, BethAnn                                             2,720
          Spurbeck, Wendy S.                                         10,500
          Steffey, Benjamin                                           5,108
          Teague, Daryl F.                                            5,140
          Thomassie, Brett P.                                        14,998
          Thompson, Shawn                                            42,005

                                          Recapitalization Agreement and Consent
                                                             Disclosure Schedule
                                                                  March 29, 2001


          Thurgood, Joe D.                                           60,000
          Todd, Stella                                                2,457
          True, Dave                                                  4,905
          Upham, Jon B.                                               5,680
          Uzzle, Brian J.                                             7,160
          Vahle, Gretchen T.                                          4,880
          Valerio, Rebecca K.                                         2,970
          Vollmer, Denis T.                                           7,600
          Ware, Michelle L.                                           4,300
          Waterman, Stuart                                           28,422
          Waugh, Kenyon D. W.                                        10,000
          Weiler, James R.                                            6,320
          Wheeler, Hallie Katie                                       5,239
          Wightman, Mark A.                                           6,600
          Willenbring, Henry C.                                      12,100
          Williams, Royce A.                                          3,420
          Wisney, Alicia M.                                           4,940
          Wood, Matthew                                               8,100
          Wood, Stephen  A.                                          12,800
          Wright, Robert A.                                           2,375
          Yang, Xinyu (Harvey)                                        7,903
          Yuen, Patrick                                               7,500
          Zumwalt, Sharon K.                                            500

          Total                                                   3,163,636

                                          Recapitalization Agreement and Consent
                                                             Disclosure Schedule
                                                                  March 29, 2001


                               Attachment 3.2(b)

The holders of options to purchase shares of the Company's Common Stock under the 1996 Plan are as follows:

          Ahronovich, Eliezer                         168
          Akhtar, Faheem                              126
          Ambrose, Elisa K.                            84
          Densmore, Michael R.                         84
          Dillard, John W.                            147
          Glismann, Rich A.                            42
          Godlesky, Mark A.                           189
          Holt, Jimmie L.                              42
          Jiraud, Dennis A.                            63
          Kline, Edward M.                            231
          Kromis, Theodore                             84
          Nichols, Stephen A.                         105
          Paul, Jr., Frederick J.                     147
          Pearson, Luanna A.                          147
          Pendell, Jr., Paul R.                       147
          Pittelkau, Mark                             189
          Shreve, Brian E.                            315
          Thompson, Richard S.                        147
          Watkins, Alan G.                             63
          Young, David G.                             147
          Zurcher, Lawrence A.                         42

                      TOTAL:                        2,709

                               Attachment 3.2(c)

The holders of options to purchase shares of the Company's Series C Stock under the 1995 Plan are as follows:

          Anderson, Neal T.                                      9,775
          Bates, Jr., Ward P.                                    1,367
          Been, Marta                                            3,573
          Bercaw, Woodson S.                                     2,733
          Bovet, Raymond                                         3,080
          Caley, Carl                                            1,419
          Compton, William P.                                    5,151
          Constantine, Sean T                                      631
          Courter, Kevin C.                                      1,471
          Cruz, Ferdinand Paul                                   4,788
          Cudzilo, Mary E.                                       2,102
          Culwell, Jeffery Seemel                                1,219
          Eggen, Paul                                            1,471
          Ely, Paul A.                                             946
          Englehardt, Douglas B.                                 2,018
          Friedel, James P.                                      3,784
          Gannes, Howard J.                                      3,363
          Geissinger, Gary                                       4,099
          Griffin, Debra L                                         526
          Halverson, Erik S.                                       631
          Henderson, Bradley G.                                  1,261
          Herring, Charles P.                                    1,934
          Herring, Richard                                      31,530
          Higgins, Daniel J.                                     1,471
          Irish, Steven P.                                       2,102
          Johnson, Heidi                                         2,812
          Kerridge, Jeffrey S.                                  12,034
          Koch, Mark                                             1,708
          Kurth, Mary Paxton                                     3,627
          Lederer, Christopher M.                                1,682
          Leinweber, Mark                                          445
          Lewis, Michael R.                                      2,575
          Linn, Robert S.                                        1,471
          Lowe, Karen J.                                           578
          Manlick, Jennie                                          420
          McClelland, James G.                                   5,150
          Ponder, Marta R.                                         946
          Rendine, Michael                                       3,153
          Rexroad, Jean                                          1,366
          Satterlee III, Herbert F.                             84,081

                                          Recapitalization Agreement and Consent
                                                             Disclosure Schedule
                                                                  March 29, 2001


          Schaefer, Guy W.                                       1,051
          Scott, Paul                                            2,733
          Scott, Walter S.                                       5,255
          Smith, Gerald                                          1,682
          Steffey, Benjamin                                      1,072
          Thomassie, Brett P.                                    2,102
          Thompson, Shawn                                        2,985
          Todd, Stella                                             876
          True, Dave                                               715
          Upham, Jon B.                                          1,240
          Wheeler, Hallie Katie                                  1,262
          Yang, Xinyu (Harvey)                                   1,997

          Total                                                237,461

                                          Recapitalization Agreement and Consent
                                                             Disclosure Schedule
                                                                  March 29, 2001


                               Attachment 3.2(d)

The holders of options to purchase shares of the Company's Series C Preferred Stock under the 1994 Plan are as follows:

          Karr, Thomas                                          2,206
          Rodden, John                                            794
          Schor, Mattew                                           441
          Sebestyen, George                                     4,412

          TOTAL                                                 7,853

                                          Recapitalization Agreement and Consent
                                                             Disclosure Schedule
                                                                  March 29, 2001


                               Attachment 3.2(e)

The record holders of the Company's Common Stock are as follows:

        Morgan Stanley & Co., Incorporated                                                 1
        Robert R. Tillman as Trustee for the Robert R. Tillman Living Trust           25,000
        Lushtak Family Living Trust DTD 8/9/99                                       125,000
        Black, Mackey G.                                                                 798
        Young, Aaron A.                                                                3,981
        Perren, James D.                                                              13,506
        Varga, John J.  Jr.                                                            1,700
        Perry, Gerald A.                                                                 174
        Albert, Paul M. Jr.                                                           18,750
        Maguire, Michael                                                               5,161
        Parks, Susie E.                                                                  509
        Nelson, Donald K.                                                                840
        Kurth, James M. or Mary Paxton                                                 1,000
        Locker, Christopher                                                            1,500
        Sonnier, Joseph                                                                1,950
        McNamee, Earl                                                                 13,826

        TOTAL                                                                        213,696

                                          Recapitalization Agreement and Consent
                                                             Disclosure Schedule
                                                                  March 29, 2001


                               Attachment 3.2(f)

The record holders of the Company's Series A Preferred Stock are as follows:

     ITT Industries, Inc.                                  8,051,273

     TOTAL:                                                8,051,273

                               Attachment 3.2(g)

The record holders of the Company's Series B Preferred Stock are as follows:

     Morgan Stanley & Company Inc.                         4,830,763
     Bridgecabin & Co.                                        80,513
     Cudd & Co.                                            1,851,793
     Movepass & Co.                                          322,051
     Waterfish & Co.                                         966,153

     TOTAL:                                                8,051,273

                               Attachment 3.2(h)

The record holders of the Company's Series C Preferred Stock are as follows:

     Alta V Limited Partnership                              403,783
     Ambrose, Jay                                              3,825
     Anderson, Neal                                              243
     Ball Technologies Holdings Corp.                      4,436,846
     Bannura, Ramzi                                            3,961
     Bannura, Jo Ann                                             447
     Bannura, Khalil                                           1,041
     Bionta, Richard                                          80,078
     Black, Mackey                                               299
     Blaesing, Blaine                                            243
     Bridgman, Terry                                           1,211
     Brooks, Tom                                                 243
     Bryson, William                                           3,764
     Bunting, Robert                                           2,461
     Cede & Co.                                           14,947,919
     Chang, Chieh                                             42,504
     Coatney, Kathleen                                         1,437
     Cothern, Rendall                                          1,835
     Crowell, Jean  & Luther                                   5,100
     Customs House Partners                                    4,258

                                          Recapitalization Agreement and Consent
                                                             Disclosure Schedule
                                                                  March 29, 2001


     Datron/Transco Inc.                                             56,769
     Edwards, H. Eric                                                 1,602
     Elizabeth Shwiff and Robert R. Tillman, as Trustees of the
     Alelxander S. Lushtak Irrevocable Gift Trust DTD 11/20/92       98,785
     Export Development Corporation                                 204,021
     Eye Fund                                                        63,757
     Fabert, Milton                                                   1,198
     Ferguson, Donald                                                76,508
     Foudray, Debbie                                                     49
     Frelk, James                                                     9,259
     Gannes, Howard J. & Emily R. Gannes as Trustees of the
     Family 2000 Trust Gannes                                        66,306
     Gerull, Douglas                                                235,102
     Gerull, Linda                                                   19,924
     Glickman, Richard                                               17,851
     Harano, Kenneth                                                 22,356
     Alfred Haussmann Revocable Living Trust                          5,100
     Heimmermann, Debra                                                 364
     Hein, Joyce                                                      2,549
     Herring, Richard                                                12,151
     Hicks, Donovan                                                   6,949
     Hitachi, Ltd.                                                  530,158
     Hoffman, Andrew                                                    887
     Johnson, Ronald                                                 42,504
     Jurasin, Paul                                                    1,215
     Kaschmitter, James                                               1,530
     Kawin, Richard                                                   4,250
     Kiessig, Richard                                                 1,912
     Kurosaki, Morio                                                  1,530
     Lee, Man                                                        42,504
     Lim, Greg                                                        3,825
     Locker, Christopher                                                300
     Lowe, Karen                                                        291
     Alexander Lushtak TTEE and Anna Lushtak TTEE                    17,341
     Lushtak, Sergei and Eugene Lushtak & Ilya Lushtak as Joint
      Tenants                                                        43,354
     MacDonald, Dettwiler & Associates, Ltd.                        102,011
     Markevitch, James                                               96,629
     Matsumoto , Sumitaka                                             1,530
     McNamee, Earl                                                   16,879
     Morrison, Larry                                                  5,100
     Okachi, Tomio                                                    1,530
     Orbital Sciences                                               259,807
     Pabley, David                                                      262
     Park, Hye-Sook                                                  27,032

                                          Recapitalization Agreement and Consent
                                                             Disclosure Schedule
                                                                  March 29, 2001


     Parker, Eric                                                         3,264
     Peters, Donald                                                         230
     Petersen, Robert                                                    81,608
     Rendine, Michael                                                     1,530
     Leona Rose Trust, U/A DTD 2/16/94                                    8,500
     Runge, Patricia                                                        641
     Sasaki, Shinichi                                                     1,530
     Schoenung, Susan                                                     3,570
     Scott, Kenneth & Shelly                                             21,251
     Scott, Paul                                                          1,215
     Scott, Sidner                                                        7,421
     Scott, Walter S. and Diane Rose Scott, or their Successors in      573,838
      Trust Under the Walter and Diane Scott Living Trust DTD
      3/19/00
     Shah, Jagdish                                                        2,583
     Snell, Allan                                                         2,461
     Stadd, Courtney                                                      1,274
     Strain, Robert                                                         728
     Technology Venture Investors IV                                    331,534
     TELESPAZIO S.P.A.                                                  688,571
     Teller, Edward                                                       5,100
     Thompson, Shawn R.                                                      10
     Tilley, James                                                        2,430
     Robert Tillman as Trustee for the Robert R. Tillman                180,571
     Transcorp C/f Robert R. Tillman                                      5,100
     Trust Company of America FBO Walter Scott                           10,201
     Wallerstein Family Revocable Trust Edward P. Wallerstein and        28,946
      Jennifer D. Wallerstein, Trustees
     Waterman, Stuart                                                     2,461
     Wheelon, Albert                                                      5,100
     Winslow. Denise                                                      1,842
     G. Richard Wirtenson and Helen M. Wirtenson, as Trustees of          1,785
      Wirtenson Family Trust UTD 4/12/95
     Yue, Gordon                                                          2,549
     Zuo, Ming                                                              243

     Total                                                           25,022,561

                                          Recapitalization Agreement and Consent
                                                             Disclosure Schedule
                                                                  March 29, 2001

                                  Section 3.3

                                  Subsidiaries

The Company has interests in the following subsidiaries:

 ---------------------------------------------------------------------------------------------------------------
                                                                                Issued and           The
                                                                Authorized      Outstanding       Company's
                               Type of         Jurisdiction       Capital        Shares of         Current
          Entity               Entity               of            Stock           Capital         Ownership
                                              Incorporation                        Stock
 ---------------------------------------------------------------------------------------------------------------
EarthWatch Satellite          Corporation       Delaware       10 shares of    10 shares of          100%
 Corporation                                                      Common          Common
                                                                  Stock           Stock
---------------------------------------------------------------------------------------------------------------

EarthWatch-Mississippi        Corporation      Mississippi    100 shares of    100 shares of         100%
 Operations Incorporated                                         Common           Common
                                                                 Stock            Stock
---------------------------------------------------------------------------------------------------------------

                                          Recapitalization Agreement and Consent
                                                             Disclosure Schedule
                                                                  March 29, 2001

                                  Section 3.4

                         Stockholder Approvals Required

(a) Reference is made to the disclosure set forth in Section 3.2(g)-(i) which is incorporated herein by reference.

     The following approvals are required from the holders of the Existing Preferred Stock in order to amend the Company's Certificate of
     Incorporation:

     (i) the majority vote of the Directors elected by the holders of the outstanding shares of Series A Preferred Stock, and the majority vote of the Directors elected by the holders of the outstanding shares of Series B Preferred Stock.

(b)  Reference is made to the disclosure set forth in Section 3.2(a)-(c) and
     (f)-(i) which is incorporated herein by reference.

     The following approvals are required from the holders of Existing Common and Preferred Stock in order to amend the Company's Certificate of
     Incorporation:

     (i) on an "as converted to common stock" basis, the affirmative vote of the holders of Existing Preferred and Common Stock.

                                          Recapitalization Agreement and Consent
                                                             Disclosure Schedule
                                                                  March 29, 2001

                                  Section 3.5

                                  No Conflict

(a) The Company must obtain the approvals set forth in Section 3.4 in order to effectuate the Charter Amendments.

                                          Recapitalization Agreement and Consent
                                                             Disclosure Schedule
                                                                  March 29, 2001

                                  Section 3.6

                             Consents and Approvals

The Company will not be able to effectuate the Charter Amendments until an amendment to the Amended and Restated Certificate of Incorporation is filed with the Secretary of the State of Delaware.

                                          Recapitalization Agreement and Consent
                                                             Disclosure Schedule
                                                                  March 29, 2001

                                  Section 3.8

                  Absence of Undisclosed Liabilities and Liens

(a)  No exceptions.

(b)  No exceptions.

                                          Recapitalization Agreement and Consent
                                                             Disclosure Schedule
                                                                  March 29, 2001

                                  Section 3.9

                      Absence of Certain Changes or Events

Since the 2000 Balance Sheet Date, the Company has undertaken the following actions:

     The Board of Directors of the Company has approved cash bonuses in the aggregate amounts from $1,482,400 to $2,326,272 for the Company's employees payable at the end of 2001. Such payments are not a material change in the overall compensation structure of the Company.

                                          Recapitalization Agreement and Consent
                                                             Disclosure Schedule
                                                                  March 29, 2001

                                  Section 3.10

                             Absence of Litigation

No exceptions.

                                          Recapitalization Agreement and Consent
                                                             Disclosure Schedule
                                                                  March 29, 2001

                                  Section 3.11

                              Compliance with Laws

No exceptions.

                                          Recapitalization Agreement and Consent
                                                             Disclosure Schedule
                                                                  March 29, 2001

                                  Section 3.12

                              Licenses and Permits

(a) The Company has a license from the National Oceanic and Atmospheric Administration ("NOAA") which is necessary to operate the Business as currently conducted. The transactions contemplated by the Agreement will not require a modification to the NOAA license.

(b) The Company has a license from the Federal Communications Commission ("FCC") which is necessary to operate the Business as currently conducted. The transactions contemplated by the Agreement will not require a modification to the FCC license.

(c) During the normal operation of the Company, various licenses and approvals may be required from the Office of Defense Trade Controls ("ODTC") of the U.S. Department of State and possibly the Bureau of Export Administration. Such license applications and requests for approvals will be submitted as the need is identified. The export of remote sensing satellites and related technical data is covered by the International Traffic in Arms Regulations adminstered by the ODTC. Currently, the Company has applications for export licenses pending before the ODTC for specific identified needs. The Company has not received various approvals for all Technical Assistance Agreements ("TAA") that will be needed for the discussion related to the launch insurance contract that the Company will enter into with an underwriter to be identified. The Company has retained outside counsel to provide specific advice and representation in this area.

(c) Reference is made to the disclosure set forth in Section 3.18(c) which is incorporated herein by reference.

                                          Recapitalization Agreement and Consent
                                                             Disclosure Schedule
                                                                  March 29, 2001


                                  Section 3.13

                      Sufficiency and Condition of Assets

No exceptions.

                                          Recapitalization Agreement and Consent
                                                             Disclosure Schedule
                                                                  March 29, 2001



                                 Section 3.14

                                 Real Property


(a)  The Company does not have any Owned Real Property.

(b)  The Company maintains the following Leased Property:

-----------------------------------------------------------------------------------------------
Type of            Location                Lease Term               Lessor
-------            --------                ----------               ------
Property
--------
-----------------------------------------------------------------------------------------------
Offices            1900 Pike Road          March 15,1995 through    Pratt Land Limited
                   Longmont, Colorado      February 28, 2002 as     Liability Company
                                           amended
-----------------------------------------------------------------------------------------------
Land               Fairbanks, Alaska       August 9, 1995 through   Henry N. Gettinger
                                           July 10, 2005
-----------------------------------------------------------------------------------------------

     In February 1996, the Company entered into an agreement that is similar to a lease in some respects. The Company contracted with Tromso Satellite Station ("TSS") for the establishment of an EarlyBird ground station in Tromso, Norway. The Agreement provides for the provision of a parcel of land by TSS upon which EarthWatch shall have the right to construct, erect and maintain an antenna site and certain auxiliary equipment for such ground station. The contract was amended to reflect a change to QuickBird capability. The contract term is the life of the QuickBird satellites.

(c)  No exceptions.

(d)  No exceptions.

                                          Recapitalization Agreement and Consent
                                                             Disclosure Schedule
                                                                  March 29, 2001


                                 Section 3.15

                      Employee Benefit and Labor Matters

(a)  The Company provides the following benefits for its employees:

     (1)  Medical/Dental/Vision Plan
     (2)  Cafeteria Plan (IRS (S)125 Flexible Spending Plan)
     (3)  Short Term Disability Program
     (4)  Long Term Disability Program
     (5)  Life Insurance
     (6)  Paid Time Off
     (7)  EarthWatch Incorporated 401(k) Profit Sharing Plan
     (8)  Employee Assistance Program
     (9)  Tuition Reimbursement Program

(b)  The Company only maintains one "qualified plan" within the meaning of
     Section 401(a) of the Code which is the EarthWatch Incorporated 401(k) Profit Sharing Plan.

(c) The Company's Medical/Dental/Vision Plan is partially self-funded with an insurance company contract for amounts claimed over certain specified levels.

(d) Reference is made to the disclosure set forth in Section 3.9which is incorporated herein by reference.

                                          Recapitalization Agreement and Consent
                                                             Disclosure Schedule
                                                                  March 29, 2001


                                 Section  3.16

                                 Labor Matters

No exceptions.

                                          Recapitalization Agreement and Consent
                                                             Disclosure Schedule
                                                                  March 29, 2001


                                 Section 3.17

                                     Taxes

No exception.

                                          Recapitalization Agreement and Consent
                                                             Disclosure Schedule
                                                                  March 29, 2001


                                 Section 3.18

                       Environmental, Health and Safety

(a) The Company maintains an above ground fuel storage tank at the Fairbanks, Alaska ground station in accordance with environmental laws, although, due to proximity, is not able to ensure compliance on a 24 hour basis.

(b) The Company maintains a small electronics laboratory at its headquarters in Longmont, Colorado. The laboratory has on-hand quantities of regulated substances (in most cases, de minimis quantities) such as small cans and vials of cleaning solvents, lead (in electrical components and solder), various other regulated materials and small amounts of hydrochloric acid. There are also cylinders of liquid nitrogen in the lab. These materials are used in the development of the satellites. The Company follows normal industry practices, and to the best of the Company's knowledge, it is in material compliance with all applicable environmental laws.

(c) The Company will fuel the QuickBird 2 satellite with hydrazine. The Company will acquire the appropriate licenses for this fueling including a Department of Transportation waiver. These licenses have not been applied for at this time.

                                          Recapitalization Agreement and Consent
                                                             Disclosure Schedule
                                                                  March 29, 2001


                                 Section 3.19

                             Intellectual Property

(b) The following constitutes a list of the material contracts relating to the Intellectual Property Assets to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound:

     (1) Contracts Related to QuickBird Satellite - The Company has entered into contracts with Ball Aerospace & Technologies Corporation, a subsidiary of Ball Corporation and an affiliate of the Company ("Ball Aerospace"), Eastman Kodak Company ("Kodak") and Fokker Space B.V. ("Fokker") to provide the QuickBird spacecraft. Operation of the spacecraft will involve the use of the vendor's intellectual property. In all cases, the contracts either provide full title to the Company or contain a license allowing for the use of the intellectual property for the life of the satellite. Additionally, Ball Aerospace and EarthWatch have entered into a license agreement to allow EarthWatch the use of certain Ball Aerospace software and intellectual property for the life of the QuickBird satellites.

     (2) Contracts Related to QuickBird Ground System - EarthWatch has entered into contracts with Storm Control Systems, Inc., the ITT Systems division of ITT Industries, Inc., Interlink Group Corporation ("Interlink") and assorted smaller vendors. These contracts either provide full title to EarthWatch or contain a license allowing for the use of the intellectual property for the life of either the ground system or the QuickBird satellite series.

     (3) Contracts Related to EarlyBird Satellites - EarthWatch has entered into contracts with CTA Incorporated (which was purchased by Orbital Sciences Corporation (OSC)), Spacetec Incorporated and assorted smaller vendors to provide the EarlyBird spacecraft. Operation of the spacecraft will involve the use of the vendor's intellectual property. In all cases, the contracts either provide full title to EarthWatch or contain a license allowing for the use of the intellectual property for the life of the EarlyBird satellites. EarthWatch and OSC entered into two license agreements in August 1997 for the use of EarlyBird Software Source Code and Hardware documentation. This license is in effect until the EarlyBird satellite ends it life or the program is terminated.

     (4) Contracts Related to EarlyBird Ground System - EarthWatch has entered into contracts with CTA Incorporated, Datron/Transco, Inc., GTE Government Systems Corporation and assorted smaller vendors for the delivery of the EarlyBird ground system. These contracts either provide full title to EarthWatch or contain a license allowing for the use of the intellectual property for the life of either the ground system or the EarlyBird satellite series.

                                          Recapitalization Agreement and Consent
                                                             Disclosure Schedule
                                                                  March 29, 2001


     (5) QuickBird Information License- EarthWatch has provided licenses to use the information necessary to provide QuickBird ready ground stations to a number of ground station suppliers.

     (6) Consultant Agreements - WorldView issued a number of contracts that restricted the rights of the Company in pre-existing intellectual property. In some instances, these contracts stated that the U.S. Government held patent rights to inventions created by the consultants. To the best of the Company's knowledge, these agreements did not result in any patentable inventions, and these restrictions do not in any material manner restrict the Company's ability to conduct business. These consultants are no longer engaged by the Company.

(c) The following proprietary information and inventions agreements with current and former employees of the Company limit the rights to or ownership of the Company's Intellectual Property Assets. To the best of the Company's knowledge, these agreements do not in any material manner restrict the Company's ability to conduct its Business.

     (1) Proprietary information and inventions agreement with Steven Linn identifies an item of pre-existing intellectual property to which EarthWatch has no rights. Such item is a headlight leveling system.

     (2) Proprietary information and inventions agreement with Xinyu Yang identifies two (2) items of pre-existing intellectual property to which EarthWatch has no rights. Such items are a design tool for GPS relative positioning and a filtering technique for real-time GPS Signal processing.

     (3) Proprietary information and inventions agreement with Gary Geissinger identifies seven (7) items of pre-existing intellectual property to which EarthWatch has no rights. Such items are an optical/electrical method for fratpicide elimination, spacecraft 1750 processor implementation, spacecraft command decoder implementation, TDD modem implementation, circuit-safe continuity design, computer controlled data router and listening system controller and conductivity probe reader for steam drive power plants.

     (4) Proprietary information and inventions agreement with Michael R. Lewis identifies an item of pre-existing intellectual property to which EarthWatch has no rights. Such item is a microprocessor controlled telescope drive electronics.

     (5) Proprietary information and inventions agreement with Bradley G. Henderson identifies an item of pre-existing intellectual property to which EarthWatch has no rights. Such item is a baseline correlation routine for registration of multi-spectral push-broom images.

     (6) Proprietary information and inventions agreement with Jon B. Upham identifies two (2) items of pre-existing intellectual property to which EarthWatch has no rights. Such items are a on-orbit propagator which models atmospheric drag, J2

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                                          Recapitalization Agreement and Consent
                                                             Disclosure Schedule
                                                                  March 29, 2001


          effect and lunar perturbations and software and notes relating to diabetes management and blood glucose prediction and tracking/trending.

     (7) Proprietary information and inventions agreement with former employees routinely identify pre-existing intellectual property to which the Company did not receive title or rights. However, title to all Intellectual Property Assets developed in the course of the scope of employment of such former employees vested in the Company.

(d) The Company does not own any Patents. EarthWatch has received rights to use applicable Patents owned by its vendors under contract terms as noted in subsection (b) above. The Company was also granted rights certain patents in the merger agreement of 1995 from Ball Corporation.

(e)  The following constitutes all Marks claimed by EarthWatch:

     (1) The phrase "DigitalGlobe" is a U.S. registered trademark of EarthWatch.

     (2) The Globe Design representing the DigitalGlobe is a U.S. registered trademark of EarthWatch.

     (3) The phrase "Your Planet On Line" is a U.S. registered trademark of EarthWatch.

     (4) The phrase "Seconds On Orbit" is a trademark that EarthWatch is now using. U.S. registration has been applied for.

     (5) The phrase "SOO" is an abbreviation of Second On Orbit and is a U.S. registered trademark of EarthWatch.

     (6) The name "EarthWatch" is not a U.S. registered trademark of EarthWatch. Such name is currently in use by at least two (2) other companies.

(f)  The following constitutes a list of the Company's Copyrights:

     (1) EarthWatch has claimed a common law copyright on delivered third party data products for the EarthWatch value added effort including the Millennium Mosaic.

     (2) EarthWatch has claimed a common law copyright on delivered data products when EarthWatch owns the products. This includes the Front Range Data.

     (3) EarthWatch will claim a common law copyright on its satellite derived data products as they are received and developed.

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                                          Recapitalization Agreement and Consent
                                                             Disclosure Schedule
                                                                  March 29, 2001


                                 Section 3.20

                              Material Contracts

(a) Reference is made to the list of exhibits in the Company's Form S-1/A filed February 14, 2001, with the Securities and Exchange Commission which is incorporated herein by reference. Since the filing of the Company's Form S-1/A, the following are Material Contracts to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound:

     (1) Delta Launch Services Contract - In February 2001, the Company signed an agreement with Delta Launch Services, Inc. ("Delta"), whereby Delta would provide launch and associated services for a QuickBird 2 launch by October 15, 2001, at a total price of $41,500,000. This contract was approved by the Board of Directors and became effective on March 15, 2001.

     (2) Reference is made to the disclosure set forth in Section 3.19(b) which is incorporated herein by reference.

     (3) Reference is made to the disclosure set forth in Section 3.25 which is incorporated herein by reference.

(c)  Delta Launch Services Contract referred to in Schedule 3.20(a)(1) above.

                                          Recapitalization Agreement and Consent
                                                             Disclosure Schedule
                                                                  March 29, 2001


                                 Section 3.21

                          Exemption from Registration

No Exception

                                          Recapitalization Agreement and Consent
                                                             Disclosure Schedule
                                                                  March 29, 2001


                                 Section 3.22

                                   Insurance

No Exceptions

                                          Recapitalization Agreement and Consent
                                                             Disclosure Schedule
                                                                  March 29, 2001


                                 Section 3.23

                                    Brokers

No Exceptions

                                          Recapitalization Agreement and Consent
                                                             Disclosure Schedule
                                                                  March 29, 2001


                                 Section 3.24

                                   Indenture

The Company was required to register the 12 1/2% notes. The SEC has not declared the registration effective at this time.

                                          Recapitalization Agreement and Consent
                                                             Disclosure Schedule
                                                                  March 29, 2001


                                 Section 3.25

                         Transactions with Affiliates

(a) Reference is made to the disclosure set forth in Section 3.19(d) which is incorporated herein by reference.

(b) Reference is made to the disclosure set forth in Section 3.20(a) which is incorporated herein by reference.

(c) The Company has traditionally made arrangements with "strategic partners" who have made independent investments in the Company or provided goods and services in exchange for investment in the Company. Accordingly, the Company currently has contracts with ITT Industries, Ball Corporation, Datron/Transco, Inc., MDA and ITT Industries, Inc. In addition, two (2) of the Company's investors, Hitachi Ltd. and Nuova Telespazio S.p.A., are contracted as Master International Distributors of the Company's products.

(d) Hitachi Software Engineering Co., Ltd., a stockholder of the Company, has proposed to supply the Company with a complete QuickBird product processor.

(e) Morgan Stanley & Co., Incorporated, a stockholder of the Company, has been engaged as the Company's financial adviser pursuant to an Advisory Agreement dated April 5, 1999 between the Company and Morgan Stanley & Co. Incorporated.

(f) Alexander S. Lushtak, an EarthWatch director, is a member of the Board of Directors of the Company. He is also the Chairman of the Board of United Start and the Chairman of the Board and Chief Executive Officer of ASA. Alexander S. Lushtak is a stockholder of ASA. The Company is a stockholder of ASA.

     Walter S. Scott, an EarthWatch director and the Company's Chief Technical Officer is a stockholder of ASA. The Company is a stockholder of ASA.

(g) The Company has issued shares of capital stock and granted options to certain Affiliates of the Company. Reference is made to Section 3.2 which is incorporated herein by reference.

                                                                      SCHEDULE 3
                                                                      ----------

                 DISTRIBUTION SCHEDULE FOR SERIES C PREFERRED

                 Noteholder's Name                         Number of shares of New Series C
                                                              Preferred Stock to be issued
Morgan Stanley & Co. Incorporated                                                  6,757,198

Post Balanced Fund                                                                   227,005

Post High Yield LP                                                                   264,840

Post Total Return Fund                                                               113,503

Opportunity Fund                                                                     454,011

Dickstein & Co., L.P.                                                                454,011

Dickstein International LTD                                                          151,337

Hitachi Software Engineering Co., Ltd.                                             1,967,381

Sun America High Income Fund                                                         151,337

Sun America Series Trust High Yield Portfolio                                        302,674